ASSET PURCHASE AGREEMENT


                           dated as of


                        August 20, 1998,


                             between


                 Ken Crane's Magnavox City, Inc.


              d/b/a Ken Crane's Home Entertainment


                               and


                        Image Newco, Inc.

                       TABLE OF CONTENTS

                                                              Page

                            ARTICLE I

                           DEFINITIONS

1.1  Definitions                                               1

                           ARTICLE II

     SALE OF ASSETS, ASSUMPTIONS OF LIABILITIES AND RELATED
                          TRANSACTIONS

2.1  Purchase and Sale of Assets                               7
2.2  Assumption of Certain Liabilities                        10
2.3  Purchase Price and Allocation                            11
2.4  Determination of Closing Date Net Assets                 12
2.5  Purchase Price Adjustment                                13

                           ARTICLE III

                             CLOSING

3.1  Closing Date                                             13
3.2  Items to be Delivered at the Closing By Seller           13
3.3  Buyer. Items to be Delivered at the Closing by Buyer     14

                           ARTICLE IV

            REPRESENTATIONS AND WARRANTIES OF SELLER

4.1  Organization and Related Matters                         15
4.2  Stock                                                    15
4.3  Financial Statements; Changes; Contingencies             15
4.4  Material Contracts                                       17
4.5  Condition of Property; Leases                            17
4.6  Intangible Property                                      19
4.7  Authorization; No Conflicts                              19
4.8  Legal Proceedings                                        20
4.9  Minute Books                                             20
4.10 Accounting Records; Internal Controls; Absence of
     Certain Payments                                         20
4.11 Permits                                                  21
4.12 Compliance with Law                                      21
4.13 Dividends and Other Distributions                        21
4.14 Employee Benefits                                        21
4.15 Certain Interests                                        22
4.16 Intercompany Transactions                                22
4.17 No Brokers or Finders                                    22
4.18 Accuracy of Information                                  22
4.19 Inventories                                              23
4.20 Receivables                                              23
4.21 Customers and Suppliers                                  23
4.22 Environmental Compliance                                 24
4.23 Powers of Attorney                                       24
4.24 Returns                                                  24
4.25 Seller's Investment Representation                       24

                            ARTICLE V

             REPRESENTATIONS AND WARRANTIES OF BUYER

5.1  Organization and Related Matters                         25
5.2  Authorization                                            25
5.3  No Conflicts                                             25
5.4  No Brokers or Finders                                    25
5.5  Image Shares                                             25

                           ARTICLE VI

       COVENANTS WITH RESPECT TO CONDUCT PRIOR TO CLOSING

6.1  Access                                                   26
6.2  Material Adverse Changes; Reports; Financial Statements  26
6.3  Conduct of Business                                      27
6.4  Notification of Certain Matters                          28
6.5  Permits and Approvals; Third Party Consents              29
6.6  Preservation of Business Prior to Closing Date           29
6.7  Sales and Transfer Taxes                                 29
6.8  No Other Bids                                            29
6.9  Certain Filings                                          30
6.10 Elimination of Intercompany and Affiliate Liabilities    30
6.11 Repair of Damage; Condemnation                           30
6.12 Financing                                                31

                           ARTICLE VII

                 ADDITIONAL CONTINUING COVENANTS

7.1  Non-competition                                          31
7.2  Nondisclosure of Proprietary Data                        32
7.3  Tax Cooperation                                          33
7.4  Employment Matters                                       33
7.5  Post-Closing Collection of Other Purchased Assets        34
7.6  Exchange Right                                           34
7.7  Sharing of Assets                                        34
7.8  Sharing of Services                                      34
7.9  Restrictions on Image Shares                             35

                          ARTICLE VIII

                     CONDITIONS OF PURCHASE

8.1  General Conditions                                       35
8.2  Conditions to Obligations of Buyer                       35
8.3  Conditions to Obligations of Seller                      37

                           ARTICLE IX

              TERMINATION OF OBLIGATIONS; SURVIVAL

9.1  Termination of Agreement                                 38
9.2  Effect of Termination                                    39
9.3  Survival of Representations and Warranties               39

                            ARTICLE X

                         INDEMNIFICATION

10.1 Obligations of Seller                                    40
10.2 Obligations of Buyer                                     40
10.3 Certain Tax Matters                                      40
10.4 Procedure                                                41
10.5 Survival                                                 42
10.6 Limitations on Indemnification                           42
10.7 Notice by Seller                                         42
10.8 Not Exclusive Remedy                                     42
10.9 Offset                                                   42

                           ARTICLE XI

                             GENERAL

11.1 Amendments; Waivers                                      43
11.2 Schedules; Exhibits; Integration                         43
11.3 Best Efforts; Further Assurances                         43
11.4 Governing Law                                            43
11.5 No Assignment                                            44
11.6 Headings                                                 44
11.7 Counterparts                                             44
11.8 Publicity and Reports                                    44
11.9 Confidentiality                                          44
11.10 Parties in Interest                                     45
11.11 Guaranty of Performance                                 45
11.12 Notices                                                 45
11.13 Expenses                                                46
11.14 Remedies; Waiver                                        47
11.15 Attorney's Fees                                         47
11.16 Specific Performance                                    48
11.17 Severability                                            48

                           ARTICLE XII

                     ARBITRATION OF DISPUTES

12.1 Agreement to Arbitrate                                   48
12.2 Fees and Expenses of Arbitration                         49
12.3 Choice of Law                                            49
12.4 Place of Arbitration                                     49
12.5 Judgment                                                 49

EXHIBITS

EXHIBIT A      Escrow Agreement
EXHIBIT B      Bill of Sale and Assignment
EXHIBIT C      Lease Assignment and Assumption Agreement
EXHIBIT D      Estoppel Statement from Lessor
EXHIBIT E      Special Power of Attorney
EXHIBIT F      Assumption Agreement
EXHIBIT G      Investment Letter
EXHIBIT H      Opinion of Seller's Counsel
EXHIBIT I      Letter of Seller Accountant
EXHIBIT J      Employment Agreement
EXHIBIT K      Consulting Agreement
EXHIBIT L      Opinion of Buyer's Counsel
EXHIBIT M      Guaranty of Performance
EXHIBIT N      Non-competition Agreement


                            SCHEDULES

SCHEDULE 2.1(a)     Purchased Assets List
SCHEDULE 2.2(b)     Assumed Liabilities List
SCHEDULE 2.3        Allocation of Purchase Price
SCHEDULE 2.4        Balance Sheet for Purchased Assets and Assumed
                    Liabilities
SCHEDULE 3.2(m)     Related Agreements
SCHEDULE 4.1        Organization and Related Matters
SCHEDULE 4.3        Other Liabilities List
SCHEDULE 4.4        Contract List
SCHEDULE 4.4(a)     Contracts Modified or Terminated List
SCHEDULE 4.5        Real Property and Lease List
SCHEDULE 4.6        Intangible Property List
SCHEDULE 4.7        Permits and Approvals List
SCHEDULE 4.8        Litigation List
SCHEDULE 4.11       Excluded Permits List
SCHEDULE 4.15       Certain Interests List
SCHEDULE 4.21       Customer and Supplier List
SCHEDULE 4.22       Environmental Compliance
SCHEDULE 6.3(f)     Salary and Benefits List
SCHEDULE 6.3(k)     Capital Expenditures
SCHEDULE 7.4        Employee List

                    ASSET PURCHASE AGREEMENT

          This Asset Purchase Agreement is entered into as of August 20, 1998, between Image Newco, Inc., a California corporation ("Buyer") and Ken Crane's Magnavox City, Inc. d/b/a
Ken Crane's Home Entertainment, a California corporation (the
"Seller").

                         R E C I T A L S
          WHEREAS, Seller through its Software Division is engaged in the business of distributing laserdiscs ("LDs") and digital video discs ("DVDs") through the Westminster Retail Store, mail order, and the KC Website (as defined below, the "Business").

          WHEREAS, Seller owns substantially all the operating assets used in connection with the Business.

          WHEREAS, Seller desires to sell, and Buyer desires to purchase such assets on the terms and conditions set forth in this Agreement.


                        A G R E E M E N T
          In consideration of the mutual promises contained herein and intending to be legally bound, the parties agree as follows:


                            ARTICLE I
                           DEFINITIONS

          1.1  Definitions.

          For all purposes of this Agreement, except as otherwise expressly provided,

          (a) the terms defined in this Article I have the meanings assigned to them in this Article I and include the plural as well as the singular

          (b) all accounting terms not otherwise defined herein have the meanings assigned under generally accepted accounting principles,

          (c) all references in this Agreement to designated "Articles," "Sections" and other subdivisions are to the designated Articles, Sections and other subdivisions of the body of this Agreement,

          (d) pronouns of either gender or neuter shall include, as appropriate, the other pronoun forms, and

          (e) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision.


          As used in this Agreement and the Exhibits and Schedules delivered pursuant to this Agreement, all of which are incorporated by this reference, the following definitions shall apply.

          "Accounts Receivable" has the meaning specified in
Section 2.1(b).

          "Action" means any action, complaint, investigation, petition, suit or other proceeding, whether civil or criminal, in law or in equity, or before any arbitrator or Governmental
Entity.

          "Affiliate" means a Person that directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, a specified Person. For purposes of this definition, "control" shall include, but shall not be limited to, the power described in Rule 405 under the Securities Act, as well as the exertion of significant influence over a Person and shall be conclusively presumed as to any 30% or greater equity interest.

          "Agreed Rate" means, as of the date of any determination of interest to be made by reference thereto, the interest rate established on such date by Union Bank of California, N.A. as its "prime" rate, or, if that rate is no longer established or published, a comparable interest rate.

          "Agreement" means this Agreement by and between Buyer and Seller, as amended or supplemented together with all Exhibits and Schedules attached or incorporated by reference.

          "Approval" means any approval, authorization, consent, qualification or registration, or any waiver of any of the foregoing, required to be obtained from, or any notice, statement or other communication required to be filed with or delivered to, any Governmental Entity or any other Person.

          "Associate" of a Person means (a) corporation or organization (other than a party to this Agreement) of which such person is a director, an officer or partner or is, directly or indirectly, the beneficial owner of 10% or more of any class of Equity Securities, or upon which such person is able to exert significant influence; (b) any trust or other estate in which such person has a substantial beneficial interest or as to which such person serves as trustee or in a similar capacity; and (c) any relative or spouse of such person or any relative of such spouse.

          "Assumed Liabilities" has the meaning specified in
Section 2.2(b).

          "Business" means Seller's business and operations of distributing Optical Discs through the Westminster Retail Store, mail order, and the KC Website, and shall be deemed to include each or any of the following incidents of such businesses: income, cash flow, operations, condition (financial or other), Purchased Assets, anticipated revenues (other than in respect of the Excluded Assets), prospects, Assumed Liabilities, goodwill and personnel.

          "Closing" means the consummation of the transaction contemplated by this Agreement.

          "Closing Date" means the date of the Closing.

          "Closing Date Statement of Net Assets" has the meaning set forth in Section 2.4.

          "Code" means the Internal Revenue Code of 1986, as amended.

          "Contract" means any agreement, arrangement, bond, commitment, franchise, indemnity, indenture, instrument, lease, license or understanding, whether or not in writing.

          "Derivative Work" means (a) without limitation, any computer program, object code, source code, work product, service, improvement supplement, modification, alteration, addition, revision, enhancement, new version, new edition, remake, sequel, translation, adaption, design, plot, theme, character, story line, concept, scene, audio-visual display, interface element or aspect, in any medium, format, use or form whatsoever, whether interactive or linear and whether now known or unknown, that is derived in any manner, directly or indirectly, from the Internet Business, or any part or aspect thereof, or that uses or incorporates any such Seller property, or any part or aspect thereof; (b) any "derivative work" of Seller or the Internet Business or part or aspect of any thereof, as defined in the Copyright Laws of the U.S., Title 17 U.S.C.
section 101 et. seq. (the "Copyright Law"); and (c) any material or documentation related to any of the foregoing.

          "DVD" has the meaning specified in the Recitals.

          "Electronic Commerce" means the on-line sale of a good or service by digital transmission between computers or other similar electronic databases, whether or not completed in real-time. Electronic commerce includes, without limitation, payment by credit or debit card or other means of electronic payment. Electronic commerce may include the digital and immediate distribution of goods which can be so distributed, including software, pictures and video.

          "Encumbrance" means any claim, charge, lease, covenant, easement, encumbrance, security interest, lien, option, pledge, rights of others, or restriction (whether on voting, sale, transfer, disposition or otherwise), whether imposed by agreement, understanding, law, equity or otherwise, except for any restrictions on transfer generally arising under any applicable federal or state securities law.

          "Equity Securities" means any capital stock or other equity interest or any securities convertible into or exchangeable for capital stock or any other rights, warrants or options to acquire any of the foregoing securities.

          "ERISA" means the Employee Retirement Income Security
Act of 1974, as amended, and the related regulations and published interpretations.

          "Escrow Agent" means ________________________________,
in its capacity as escrow agent under the Escrow Agreement.

          "Escrow Account" has the meaning set forth in Section
2.3.

          "Escrow Agreement" has the meaning set forth in Section
2.3.

          "Exchange Act" means the Securities Exchange Act of
1934, as amended.

          "Excluded Assets" has the meaning specified in Section
2.1(b).

          "Excluded Distributions" has the meaning specified in
Section 2.3(a).

          "Excluded Liabilities" has the meaning specified in
Section 2.2(a).

          "GAAP" means generally accepted accounting principles in the United States, as in effect from time to time.

          "Governmental Entity" means any government or any agency, bureau, board, commission, court, department, official, political subdivision, tribunal or other instrumentality of any government, whether federal, state or local, domestic or foreign.

          "Hazardous Substance" means (but shall not be limited to) substances that are defined or listed in, or otherwise classified pursuant to, any applicable Laws as "hazardous substances," "hazardous materials," "hazardous wastes" or "toxic substances," or any other formulation intended to define, list or classify substances by reason of deleterious properties such as ignitibility, corrosivity, reactivity, radioactivity, carcinogenicity, reproductive toxicity or "EP toxicity," and petroleum and drilling fluids, produced waters and other wastes associated with the exploration, development, or production of crude oil, natural gas or geothermal energy.

          "Image" means Image Entertainment, Inc., a California corporation and parent to Buyer.

          "Image Shares" has the meaning specified in Section
2.3(a).

          "Indemnifiable Claim" means any Loss for or against which any party is entitled to indemnification under this Agreement; "Indemnified Party" means the party entitled to indemnity hereunder; and "Indemnifying Party" means the party obligated to provide indemnification hereunder.

          "Intangible Property" means any trade secret, secret process or other confidential information or know-how and any and all Intellectual Property Rights.

          "Intellectual Property Rights" means any and all (by whatever name or term known or designated) tangible and intangible and now known or hereafter existing (a) rights associated with works of authorship, including but not limited to copyrights (including without limitation the sole and exclusive right to prepare "derivative works" (as defined in the Copyright
Law) of the copyrighted work and to copy, manufacture, reproduce, distribute copies of, modify, publicly perform and display the copyrighted work and all derivative works thereof) and moral rights (including without limitation any right to identification of authorship and any limitation on subsequent modification), (b) rights in and relating to the protection of trademarks, service marks, trade names, goodwill, rights in packaging, rights of publicity and privacy, merchandising rights and similar rights,
(c) rights in and relating to the protection of trade secrets and confidential information, (d) patents, designs, algorithms and other industrial property rights and rights associated therewith,
(e) other intellectual and industrial property and proprietary rights (of every kind and nature however designated) relating to intangible property that are analogous to any of the foregoing rights (including without limitation logos, character rights, "rental rights" and rights to renumeration), whether arising by operation of law, contract, license or otherwise, (f) registrations, applications, renewals, extensions, continuations, divisions, or reissues thereof now or hereafter in force throughout the universe (including without limitation rights in any of the foregoing), and (g) rights in and relating to the sole and exclusive possession, ownership and use of any of the foregoing, including without limitation the right to license and sublicense, franchise, assign, pledge, mortgage, sell, transfer, convey, grant, gift over, divide, partition and use (or not use) in any way any of the foregoing now or hereafter (including without limitation any claims and causes of action of any kind with respect to, and nay other rights relating to the enforcement of, any of the foregoing).

          "Interim Statement of Net Assets" has the meaning specified in Section 4.3(b).

          "Internet Business" has the meaning specified is
Section 2.1(a).

          "Inventory" has the meaning specified in Section
2.1(a).

          "Investment Letter" has the meaning specified in
Section 4.25.

          "IRS" means the Internal Revenue Service or any successor entity.

          "KC Marks" means the names and logos and derivations thereof used by Seller in the operation of its Software Division, including, but not limited to, "Ken Crane's," "Ken Crane's Home Entertainment City," "Ken Crane's Laserdisc" and "Ken Crane's Laserdiscs/DVDs."

          "KC Website" has the meaning specified in Section
2.1(a).

          "KPMG" means KPMG Peat Marwick, LLP, independent public accountants to Buyer.

          "Law" means any constitutional provision, statute or other law, rule, regulation, or interpretation of any Governmental Entity and any Order.

          "LD" has the meaning specified in the Recitals.

          "Lease" has the meaning specified in Section 4.6.

          "Loss" means any action, cost, damage, disbursement, expense, liability, loss, deficiency, diminution in value, obligation, penalty or settlement of any kind or nature, whether foreseeable or unforeseeable, including but not limited to, interest or other carrying costs, penalties, legal, accounting and other professional fees and expenses incurred in the investigation, collection, prosecution and defense of claims and amounts paid in settlement, that may be imposed on or otherwise incurred or suffered by the specified person.

          "Material Contract" means any Contract relating to the Business as of or after the date hereof or at any time during the preceding three years and includes but is not limited to those Contracts deemed material by Section 4.5.

          "Optical Disc" means LDs, DVDs, and any and all analog or digital formats now or hereafter derived.

          "Order" means any decree, injunction, judgment, order, ruling, assessment or writ.

          "Permit" means any license, permit, franchise, certificate of authority, or order, or any waiver of the foregoing, required to be issued by any Governmental Entity.

          "Person" means an association, a corporation, an individual, a partnership, a trust or any other entity or organization, including a Governmental Entity.

          "Prepaid Expenses" has the meaning specified in Section
2.1(a).

          "Purchase Price" has the meaning set forth in Section
2.3.

          "Purchased Assets" has the meaning set forth in Section
2.1(a).

          "Related Agreements" means those agreements listed on
Schedule 3.2(m).

          "SEC" means the Securities and Exchange Commission or any successor entity.

          "Securities Act" means the Securities Act of 1933, as amended.

          "Seller Accountant" means Buster Donelson, certified public accountant to Seller.

          "Seller Shareholder" means any beneficial holder of outstanding Equity Securities of Seller as of the date hereof.

          "Subsequent Contract" has the meaning specified in
Section 6.5(c).

          "Subsidiary" means any Person in which Seller has a direct or indirect equity or ownership interest at or in excess of 30%.

          "Tax" means any foreign, federal, state, county or local income, sales and use, excise, franchise, real and personal property, transfer, gross receipt, capital stock, production, business and occupation, disability, employment, payroll, severance or withholding tax or charge imposed by any Governmental Entity, any interest and penalties (civil or criminal) related thereto or to the nonpayment thereof, and any Loss in connection with the determination, settlement or litigation of any Tax liability.

          "Tax Return" means a report, return or other information required to be supplied to a Governmental Entity with respect to Taxes including, where permitted or required, combined or consolidated returns for any group of entities that includes any Subsidiary.

          "Termination Date" means the specific date first set forth in Section 9.1.

          "Trust" means the Crane's Family Trust, established
December 22, 1984.

          "URL" means Uniform Resource Locator and indicates the address of a Web Page."

          "Web" means the World Wide Web, the designation for the viewing of integrated text, graphics, sound and other media through software known as a browser over the Internet. Web also includes any future enhancement to the browsing software or Internet backbone and protocols that deliver such content.

          "Web Page" means a single file displayed through Web browser software and made available for viewing, by means of a download to local cache memory, over the Internet through a common protocol.

          "Westminster Retail Store" means all of Seller's leasehold interests, assets, properties, fixtures, improvements, machinery, equipment and inventory located at Seller's retail store at 15251 Beach Boulevard, Westminster, California.


                           ARTICLE II
           SALE OF ASSETS, ASSUMPTIONS OF LIABILITIES
                    AND RELATED TRANSACTIONS

          2.1  Purchase and Sale of Assets.

          (a) Purchased Assets. Subject to the terms and conditions of this Agreement, on the Closing Date, Seller shall sell, convey, assign, transfer and deliver to Buyer, and Buyer shall purchase, acquire and accept from Seller, all of the assets, properties, rights, privileges, claims and contracts of every kind and nature, real and personal, tangible and intangible, absolute or contingent, wherever located, owned, held or used or intended for use in the operation of the Business (the "Purchased Assets") by Seller, except the assets specifically identified in Section
2.1(b) (the "Excluded Assets"). The Purchased Assets shall include, but shall not be limited to, the assets set forth on
Schedule 2.4 except as changed by assets acquired or disposed of in the ordinary course of business of the Business after the date thereof, and also shall include the following:

            (i) Any leasehold interests in real property held by Seller used or intended for use primarily in the operation of the Business.

           (ii) All fixtures and improvements attached to any real property used or intended for use primarily in the operation of the Business.

          (iii) All machinery, apparatus, furniture, fixtures, supplies, motor vehicles, and other equipment of every type owned or leased by Seller that is used or intended for use primarily in the operation of the Business.

           (iv) All inventory of usable goods, including all Optical Discs, merchandise, finished products and other tangible personal property held for sale or used or intended for use primarily in the operation of the Business as of the date hereof other than adult entertainment material and inventory (the "Inventory"), together with any additions thereto and subject to any reductions therefrom received or incurred by Seller operating the Business in the ordinary course after the date hereof through the Closing
Date.

             (v) All of Seller's rights and interests arising under or in connection with any Contracts to which Seller is a party and which relate to the Business and other documents relating to the Business.

            (vi) Seller's prepaid expenses as of the date hereof ("Prepaid Expenses"), together with any additions thereto and subject to any reductions therefrom made or accrued by Seller in operating the Business in the ordinary course and in compliance with
Section 6.3 hereof after the date hereof through the Closing
Date.

           (vii) Information services systems and software, including, without limitation, Seller's computerized inventory monitoring system used for retail, mail order and Internet sales.

          (viii) Sales data, customer lists, information relating to customers, suppliers' and manufacturers' names, mailing lists and all rights thereto relating to the Business.

            (ix) All licenses, consents and other third party rights necessary to promote, sell or otherwise exploit the Optical
Discs.

             (x) Seller's mail order business throughout the United States and worldwide, including all materials related to Seller's monthly catalog mailed to the Software Division's most recent
50,000 customers, customer lists and any other assets, equipment or Contracts related to the operation of such mail order business.

            (xi) Seller's Internet business including all rights to and ownership of the Web Page at URL "www.kencranes.com" or "kencranes.com" (the "KC Website"), all computer hardware and software (including source code) currently used to operate the KC Website found at that URL, including all service and support contracts related thereto, any leasehold or ownership interest in the provision of connectivity or hosting, contracts with any third party for the promotion of the KC Website or advertising thereof, software that provides support for Electronic Commerce, and any other assets, equipment or Contracts related to the design, programming, development and maintenance of the KC
Website and any Derivative Work with respect to the above listed items (collectively, the "Internet Business").

          (xii) The exclusive, transferable, worldwide, irrevocable, perpetual royalty-free right to use and exploit the KC Marks in connection with the Business (including the Internet Business) and any future development thereof in any form or medium.

         (xiii) All of Seller's Intangible Property, and corporate and trade names and Intellectual Property Rights used or intended for use in the operation of the Business, including all of Seller's rights in the corporate names and Intellectual Property Rights in any location in the United States or in any foreign country; all goodwill of the Business, point of purchase displays and other materials, UPC Codes, commercials and other advertising copy and material, including but not limited to catalogues; all of Seller's books and records relating to the Business; transferable Permits; and unemployment compensation, workers' compensation and other credits, reserves or deposits with applicable Governmental Entities relating to Seller's employees.

         (xiv) Cash on hand in the accounts of Seller in an amount not to exceed $20,000.

          (b) Excluded Assets. The assets that constitute Excluded Assets shall include only:

             (i) The consideration delivered to Seller pursuant to this Agreement, subject to adjustment pursuant to Section 2.5.

            (ii) Seller's articles of incorporation, non-transferable franchises, corporate seals, minute books, stock books and other corporate records having to do with the corporate organization and capitalization of Seller and all income tax records and non-transferable Permits; provided, however, that copies of such corporate and tax records and nontransferable Permits shall be provided to Buyer at the Closing.

           (iii) Seller's books of account; provided, however, that copies of such books of account shall be provided to Buyer at the Closing.

            (iv) Any shares of the capital stock of Seller held as treasury shares.

             (v) All of Seller's cash (except as identified in Section 2.1(a)(xiv)) and accounts receivable (or related credit balances) related to the Business as of the date hereof (collectively, "Accounts Receivable"), together with any additions thereto and subject to any reductions therefrom received or incurred by Seller in operating the Business in the ordinary course and in compliance with Section 6.3 hereof after the date hereof through the Closing Date.

            (vi) Any adult entertainment inventory including usable goods, including Optical Discs, merchandise, finished products and other tangible personal property

           (vii) Any assets that are used by Seller only in its divisions other than the Software Division.

          2.2  Assumption of Certain Liabilities.

          (a) Liabilities Not Assumed. Except for the liabilities and obligations specifically assumed pursuant to and identified in
Section 2.2(b) below, Buyer shall not assume, shall not take subject to and shall not be liable for, any liabilities or obligations of any kind or nature, whether absolute, contingent, accrued, known or unknown, of Seller or any Affiliate of Seller, (the "Excluded Liabilities"), including, but not limited to, the following:

             (i) Any bank debt, line of credit or other indebtedness (whether current or long term) of Seller.


            (ii) Any debt, accounts or other amounts payable to, or any other obligations or liabilities to, any Seller Shareholder or any Affiliate of Seller or its officers, directors or any Seller
Shareholder.

          (iii) Any liabilities or obligations incurred arising from or out of or in connection with Seller's operations, the condition of its assets or places of business, its ownership of the Purchased Assets, or the issuance, sale, repayment or repurchase of any of its securities.

           (iv) Any liabilities or obligations incurred, arising from or out of, in connection with or as a result of claims made by or against Seller whether before or after the Closing Date.

            (v) Any liabilities or obligations incurred, arising from or out of, in connection with or as a result of any alleged or actual defect in any product or in connection with any alleged or actual breach of warranty (whether express or implied) in relation to any product sold by Seller.

           (vi) Any liabilities or obligations (whether assessed or unassessed) of Seller for any Taxes, including any Taxes arising by reason of the transactions contemplated herein.

          (vii) Any fees and expenses of Seller in connection with the transactions contemplated herein.

         (viii) Any fees and expenses, if any, of Seller in connection with the withdrawal from the Business by Seller.

           (ix) Any liabilities or obligations to former or current officers, directors, employees, agents, independent contractors, or Affiliates of Seller, or the Associates of such Persons, including but not limited to any (A) liabilities or obligations of Seller in connection with any salary, benefits, or working conditions or any collective bargaining, labor or employment agreement (whether written or oral) or other similar arrangement,
(B) obligations in respect of retirees or their health or other benefits, (C) liabilities or obligations for safety, personal injuries or worker's compensation, or any claims for the same,
(D) claims in respect of accrued vacation, or (E) claims in respect of termination of employment.

           (x) Any liabilities or obligations of Seller incurred, arising from or out of or in connection with this Agreement or the events or negotiations leading up to this Agreement.

          (b) Assumed Liabilities. Notwithstanding Section 2.2(a), on the Closing Date Buyer shall assume the liabilities or obligations specifically identified on Schedule 2.2(b) (the "Assumed
Liabilities").

          2.3  Purchase Price and Allocation.

          (a) Buyer shall pay a total purchase price (the "Purchase Price") to Seller at the Closing in the manner provided below for the Purchased Assets consisting of (i) the assumption of the Assumed Liabilities, plus (ii) $3 million, and (iii) newly issued common stock of Image (the "Image Shares") having an aggregate value equal to $2 million (i.e., 258,370 shares of common stock), subject to adjustments described below in Section 2.5. The value of the Image Shares to be issued upon Closing shall be based upon the average closing price of Image Shares on the Nasdaq Stock
Market National Market System for the twenty (20) trading days immediately preceding the date on which a public announcement of the transactions contemplated hereby is first released by Image; provided that if the methodology set forth above results in a value of less than $3.00 per share, the price used to calculate the number of shares of Image Shares to be issued shall be $3.00 per share and if such methodology results in a value of greater than $10.00 per share, the price used to calculate the number of shares of Image Shares to be issued shall be $10.00 per share.
The specific number of Image Shares and the dollar minimum and maximum for valuing those shares so issuable shall be subject to proportionate adjustment in the event of any stock split, reverse stock split, dividend payable in stock, reclassification, or extraordinary distribution whereby Image issues without consideration additional shares of its common stock (other than in "Excluded Distributions," as defined below) with a record date on or after the 20th trading day prior to the date on which the public announcement of the transactions contemplated hereby is first made, but prior to the Closing Date. "Excluded
Distributions" shall mean any issuances of Image common stock by Image pursuant to its benefit plans, pre-existing conversion, anti-dilution or other rights outstanding as of the date hereof, or issuances of rights or shares of Image common stock in connection with the financing of the acquisition of the Business by Buyer and related expenses.

          (b) The Purchase Price, as adjusted pursuant to Section 2.5, shall be allocated among the Purchased Assets as set forth in
Schedule 2.3 or as Buyer and Seller may otherwise agree, prior to Closing. Buyer and Seller agree that such allocation shall be used, reported and implemented for all federal, state, local and other tax purposes.

          (c) An escrow account (the "Escrow Account") shall be established pursuant to the Escrow Agreement attached hereto as Exhibit A (the "Escrow Agreement") into which $500,000 of the cash portion of the Purchase Price will be deposited at Closing. The balance will be paid at Closing in immediately available funds. The escrowed amount will be held in the Escrow Account for a period of 90 days following the date that Buyer receives the Closing Date Statement of Net Assets and will be subject to the Purchase Price adjustments described in Section 2.5 and the indemnification payments described in Article X.

          2.4  Determination of Closing Date Net Assets.

          In order to confirm the net assets of the Business at the Closing Date, as promptly as practicable after the Closing Date, but in any event within 30 days after the Closing Date, Seller will cause a balance sheet for the Purchased Assets and Assumed Liabilities as of the Closing Date to be prepared (i) in conformity with GAAP as consistently applied and (ii) in the form set forth on Schedule 2.4 (the "Closing Date Statement of Net Assets"). The Closing Date Statement of Net Assets shall be reviewed by KPMG. In connection with the preparation of the Closing Date Statement of Net Assets, a physical inventory count of all Inventory will be performed at the Closing Date, which will include (but will not be limited to) Optical Discs. Buyer and/or KPMG will be present at the physical inventory to (i) observe the Inventory count procedures and (ii) to take sample counts to verify the accuracy and completeness of the Seller's stated Inventory quantities.

               To the extent Seller or its representatives have prepared any working papers in connection with the Closing Date Statement of Net Assets, Buyer and KPMG shall be entitled to review such workpapers, which shall be made available to Buyer and KPMG as soon as practicable. Within 60 days after the receipt by Buyer and KPMG of the last of such workpapers, Buyer and KPMG may propose any adjustments thereto which Buyer deems to be appropriate. Buyer and Seller (and their respective representatives) shall work together to resolve promptly any such proposed adjustments.

               In the event that any disagreement between Buyer and Seller is not resolved by agreement within 30 days after the adjustments are proposed, Ernst & Young, LLP, independent public accountants (the "Referee"), will be promptly engaged to render within 30 days after the date of such engagement its findings regarding the issue or issues in dispute, and such findings shall be binding on the parties.

               Seller shall pay the fees and expenses of its representatives, and Buyer shall pay the fees and expenses of its representatives incurred in connection with this Section 2.4. Seller and Buyer shall each pay one-half of the fees and expenses of the Referee.

          2.5  Purchase Price Adjustment.

               If the net book value of the Purchased Assets minus the Assumed Liabilities set forth on the Closing Date Statement of Net Assets (as finally determined pursuant to Section 2.4) is: (a) less than zero, the Purchase Price shall be reduced on a dollar for dollar basis, and (b) greater than zero, the Purchase Price shall be increased on a dollar for dollar basis. Any adjustments pursuant to clause (a) above shall be paid by the Escrow Agent to Buyer, on behalf of Seller, in immediately available funds, from the Escrow Account or, if the amounts in the Escrow Account are insufficient, by Seller to Buyer upon demand. Any adjustments pursuant to clause (b) above shall be paid by Buyer to Seller at such time the proceeds, if any, of the Escrow Account are released to Seller. Any amounts paid by either party pursuant to this section will include interest thereon as provided in the Escrow Agreement, or if not so provided, at the Agreed Rate, from the Closing Date.


                           ARTICLE III
                             CLOSING

          3.1  Closing Date.

               Upon the terms and subject to the conditions set forth in this Agreement, the Closing of the transaction shall take place at the offices of O'Melveny & Myers LLP, 400 South Hope Street, Los Angeles, California, at 10 a.m., on such other date as Seller and Buyer may agree.

          3.2  Items to be Delivered at the Closing By Seller.

          At the Closing, Seller shall deliver or cause to be delivered to Buyer:

          (a) A Bill Of Sale and Assignment, in substantially the form of Exhibit B.

          (b) Lease Assignments and Estoppel Certificates/Statements in the forms of Exhibits C and D, respectively, with respect to all leases executed and acknowledged by Seller, as the case may be, including all necessary consents of lessors.

          (c) Instruments of transfer in the form customarily used in Los Angeles, California in commercial transactions for the types of property comprising the personal property, sufficient to transfer each personal property interest owned by Seller.

          (d) Such other instruments of transfer necessary or appropriate to transfer to and vest in Buyer all of Seller's rights, title and interest in and to the Purchased Assets.

          (e) All documentation required to exempt Seller from the withholding requirement of Section 1445 of the Code, consisting of (i) an affidavit from Seller to Buyer stating under penalty of perjury that Seller is not a foreign person and providing
Seller's U.S. taxpayer identification number, or (ii) a sworn affidavit of Seller that it is not a "U.S. real property holding corporation," as defined in Section 897 of the Code or (iii) a "qualifying statement" obtained by Seller from the Internal
Revenue Service.

          (f) The opinions, certificates, consents and other documents referred to herein as then deliverable by Seller.

          (g) Special powers of attorney to Buyer, in substantially the form of Exhibit E.

          (h)  A list of all Accounts Receivable and the related aging schedule identifying accounts.

          (i) The keys to all locks located on or in the Purchased Assets (and any and all cards, devices or things necessary to access any Purchased Assets).

          (j) Cash on hand in the accounts of Seller in an amount not to exceed $20,000.

          (k) All Permits and Approvals required to be obtained from any Governmental Entity and all third party consents required in connection with the transactions contemplated by the Agreement.

          (l) All Inventory and equipment used or primarily intended for use in the operation of the Business.

          (m) All of the Related Agreements listed on Schedule 3.2(m), duly executed and delivered by Seller.

          3.3  Buyer. Items to be Delivered at the Closing by Buyer.

          At the Closing, Buyer shall deliver to Seller:

          (a)  The Purchase Price, subject to adjustment pursuant to
Section 2.5.

          (b) An Assumption Agreement, in substantially the form of Exhibit F.

          (c) Such instruments as may reasonably be requested by any creditor, lessor or any other person whose consent is required to consummate the transactions contemplated by this Agreement to evidence the assumption by Buyer of the Assumed Liabilities.

          (d) The opinions, certificates, consents and other documents referred to herein as then deliverable by Buyer.

          (e) All of the Related Agreements listed on Schedule 3.2(m) to which Buyer is a party, duly executed and delivered by Buyer.

                           ARTICLE IV
            REPRESENTATIONS AND WARRANTIES OF SELLER

          Seller represents, warrants and agrees as follows:

          4.1  Organization and Related Matters.

          Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of California. Seller has all necessary corporate power and authority to execute, deliver and perform this Agreement and any related agreements to which it is a party. Seller has no Subsidiaries. Schedule 4.1 lists each jurisdiction in which Seller is or is required to be qualified or licensed to do business as a foreign Person. Seller has all necessary corporate power and authority to own its properties and assets and to carry on its businesses as now conducted, including the Business, and is duly qualified or licensed to do business as a foreign corporation in good standing in all jurisdictions listed on
Schedule 4.1. Schedule 4.1 correctly lists the directors and executive officers of Seller. True, correct and complete copies of the charter documents of Seller as in effect on the date hereof have been delivered to Buyer. The Seller is not (i) a registered or reporting company under the Exchange Act or (ii) a company required to be registered under the Investment Company Act of 1940, as amended.

          4.2  Stock.

          There are no outstanding Contracts of Seller to repurchase, redeem or otherwise acquire any Equity Securities of Seller.

          4.3  Financial Statements; Changes; Contingencies.

          (a) Financial Statements. Seller has delivered to Buyer balance sheets with respect to the Business at July 31, 1997 and at April
30, 1998 (9 month period), and the related statements of operations, changes in stockholder's equity and changes in financial position or cash flow for the periods then ended with respect to the Business. All such financial statements have been prepared in conformity with GAAP applied on a consistent basis
(except for changes, if any, required by GAAP and disclosed therein, specifically including the reserve for slow moving, obsolete or overstocked LD inventory). Such statements of operations and cash flow present fairly in all material respects the results of operations and cash flows of Seller for the respective periods covered, and the balance sheets present fairly in all material respects the financial condition of the Business as of their respective dates. Since April 30, 1998, there has been no change in any of the significant accounting policies, practices or procedures of Seller with respect to the Business.

          (b) Interim Financial Statements. Seller will deliver prior to the Closing Date, to Buyer (i) a balance sheet with respect to the Business at July 31, 1998 and the related statements of operations and cash flows and changes in stockholder's equity for the period then ended (including quarterly information), and
(ii) a balance sheet for the Purchased Assets and Assumed
Liabilities at July 31, 1998, in the form set forth on Schedule
2.4 (the "Interim Statement of Net Assets"). The financial statements described in clauses (i) and (ii) above will be reviewed by the Seller Accountant, and all such financial statements will be prepared in conformity with GAAP applied on a consistent basis (except for changes, if any, required by GAAP and disclosed therein, specifically including the reserve for slow moving, obsolete or overstocked LD inventory). The statement of operations and cash flows will present fairly the results of operations and cash flows of Seller for the period covered, and the balance sheets referred to in clauses (i) and
(ii) above will present fairly in all material respects the financial condition of the Business as of its date. All of the financial statements described in clause (i) and (ii) above will reflect all adjustments necessary for a fair presentation in accordance with GAAP consistently applied (except for changes, if any, required by GAAP and disclosed therein, specifically including the reserve for slow moving, obsolete or overstocked LD inventory). Except as set forth as Schedule 4.3, at the date of the balance sheet described in clause (i) above and the Interim
Statement of Net Assets, Seller did not have, with respect to the Business, or will not have had, with respect to the business, any material liability (actual, contingent or accrued) that, in accordance with GAAP applied on a consistent basis, should be shown or reflected therein but is not.

          (c) No Material Adverse Changes. Since April 30, 1998, whether or not in the ordinary course of business, there has not been, occurred or arisen:

            (i) any change in or event affecting Seller, the Business, the Purchased Assets or the Assumed Liabilities that has had or may reasonably be expected to have a material adverse effect on Seller, the Business or the Purchased Assets or the Assumed
Liabilities, or

           (ii) any agreement, condition, action or omission which would be proscribed by (or require consent under) Section 6.3 had it existed, occurred or arisen after the date of this Agreement, or

          (iii) any strike or other employment or labor dispute, any significant increase in workforce turnover or other indication of workforce unrest or dissatisfaction, or

           (iv) any casualty, loss, damage or destruction (whether or not covered by insurance) of any of the Purchased Assets that is material or that has involved or may involve aggregate losses to the Business or Seller of more than $25,000.

          (d) No Other Liabilities or Contingencies. Seller does not have any liabilities of any nature, whether accrued, absolute, contingent or otherwise, and whether due or to become due, probable of assertion or not, except liabilities that (i) are reflected or disclosed in the most recent of the financial statements referred to in subsection (a) or (b) above, (ii) were incurred in the ordinary course of business after the date of the latest balance sheet delivered pursuant to clause (ii) of Section 4.3(b), and in the aggregate do not exceed $25,000, (iii) are set forth in Schedule 4.3 hereto or (iv) have no effect on the Business.

          4.4  Material Contracts.

          Schedule 4.4 lists each contract to which Seller is a party or to which Seller or any of its properties is subject or by which any thereof is bound that is deemed a Material Contract under this Agreement. Unless otherwise so noted in Schedule 4.4, each such Contract was entered into in the ordinary course of business. Each Contract that primarily relates to the Business and (a) after April 30, 1998 obligates Seller to pay an amount of $50,000 or more, (b) has an unexpired term as of the date hereof in excess of one year, (c) contains a covenant not to compete, requires exclusive dealing or otherwise significantly restricts business activities, (d) provides for the extension of credit other than consistent with normal credit terms, (e) limits the ability of Seller to conduct the Business, including as to manner or place, (f) provides for a guaranty or indemnity by Seller, (g) grants a power of attorney, agency or similar authority to another person or entity, (h) contains a right of first refusal,
(i) contains a right of or obligation to any Affiliate, Seller Shareholder, officer, director or Associate of Seller, or any Associate of such Persons, (j) constitutes a collective bargaining agreement or provides for severance benefits to any officer, director or employee, (k) represents a Contract upon which the Business is substantially dependent or a Contract which is otherwise material to the Business, (l) requires Seller to buy or sell goods or services in connection with the Business with respect to which there will be material losses or will be costs and expenses materially in excess of expected receipts (other than as provided for or otherwise reserved against on the most recent of the balance sheets referred to in Section 4.3) or (m) was not made in the ordinary course of business, shall be deemed to be a Material Contract. True, correct and complete copies of the agreements appearing on Schedule 4.4, including all amendments and supplements, have been delivered to Buyer. Each Material Contract is valid and subsisting; the Seller has duly performed all its obligations thereunder to the extent that such obligations to perform have accrued; and no breach or default, alleged breach or default, or event which would (with the passage of time, notice or both) constitute a breach or default thereunder by Seller, as the case may be (or, to the best knowledge of Seller, any other party or obligor with respect thereto), has occurred or as a result of this Agreement or its performance will occur. Except as set forth in Schedule 4.4(a), consummation of the transactions contemplated by this Agreement will not (and will not give any person a right to) terminate or modify any rights of, or accelerate or augment any obligation of, Seller.

          4.5  Condition of Property; Leases.

          (a) Seller has good and marketable title to each of the Purchased Assets, free and clear of any Encumbrances. Seller has all rights, power and authority to sell, convey, assign, transfer and deliver the Purchased Assets to Buyer in accordance with the terms of this Agreement. At the Closing, Seller shall deliver the Purchased Assets to Buyer, free and clear of any Encumbrances. The Purchased Assets are in a good state of maintenance and repair, have been regularly and appropriately maintained, repaired and replaced, are not materially defective except for ordinary wear and tear and are adequate for use in the Business. The Purchased Assets constitute all the property and assets, tangible and intangible, fixed or contingent, used or intended for use primarily in the operation of the Business or otherwise material to the Business. The Purchased Assets include all licenses, consents and any other third party authorizations necessary to promote, sell, or otherwise exploit the Optical
Discs consistent with the Seller's current practices.

         (b) Schedule 4.5 lists all real property and leasehold interests held or used by Seller in the conduct of the Business and specifies those leases under which Seller is the lessee (each a "Lease"). Seller has not received any notice of any proposed special assessments, nor any proposed material changes in property tax or land use laws affecting such real property or leasehold interests.

         (c)

            (i)  Seller does not own any real property.

           (ii) All material leasehold properties held by Seller, as lessee, are held under valid, binding and enforceable leases, subject only to such exceptions as are not, individually or in the aggregate, material to the Business.

          (iii) Seller has heretofore delivered to Buyer a true, correct and complete copy of each Lease, together with all amendments, modifications, alterations, and other changes thereto.

           (iv) Each Lease constitutes the entire agreement with respect to the properties which are demised pursuant thereto.

            (v)  The term of each Lease is accurately set forth on Schedule
4.5. Seller has accepted possession of the property demised pursuant to each such Lease and is in actual possession thereof and has not sublet, assigned or hypothecated its leasehold interest except as set forth on Schedule 4.5.

           (vi) As of the date hereof, all conditions precedent to the enforceability of each Lease have been satisfied and there exists no breach or default, nor state of facts which, with the passage of time, notice, or both, would result in a breach or default on the part of the lessee or the lessor thereunder.

          (vii) All space and improvements leased by Seller have been fully and satisfactorily completed and furnished in accordance with the provisions of Lease, as the case may be.

         (viii) Seller has not received notice of non-compliance with any restriction encumbering any leased property, nor has Seller received notice of any zoning violations affecting any leased property.

           (ix) There is no pending or threatened Action that would materially interfere with the quiet enjoyment of any such leasehold by Seller, or, after the Closing, by Buyer.

          4.6  Intangible Property.

         (a) Schedule 4.6 lists any and all Intellectual Property Rights and other material items of Intangible Property in which Seller has an interest and the nature of such interest. Such assets include all Permits or other rights with respect to any of the foregoing. Except as specifically described in
Schedule 4.6, (i) Seller owns the Intellectual Property Rights listed on Schedule 4.6 and has sole and exclusive right to use such Intellectual Property Rights for any goods and services described in the registrations listed on Schedule 4.6 in the jurisdictions indicated on said Schedule, and (ii) Seller has applied for or registered the Intellectual Property Rights listed on Schedule 4.6 for any goods and services described in the registrations and applications listed on Schedule 4.6 in the jurisdictions indicated on said Schedule, and (x) such registrations are valid and subsisting in such jurisdictions with respect to such goods and services, (y) such pending applications were not fraudulently filed and (z) there are no objections or oppositions by third parties against such registrations or applications by third parties against such registrations or applications.

          (b)  Except as described in clause (a) above, Seller
(i) has complete rights to and ownership of all Intangible Property required for or used in connection with the Business and
(ii) does not use any Intangible Property by consent of any other person or pursuant to any obligation to make any payments (and does not make any payments) to others with respect thereto. The Intangible Property of Seller is fully assignable free and clear of any Encumbrances. Seller has in all material respects performed all obligations required to be performed by it, and is not in default in any material respect under any Contract relating to any of the foregoing. Seller has not received any notice to the effect (or is otherwise aware) that the Intangible Property or any use by Seller of any such property conflicts with or infringes (or allegedly conflicts with or infringes) the rights of any Person in respect of the Business.

          4.7  Authorization; No Conflicts.

          The execution, delivery and performance of this Agreement and any related agreements by Seller has been duly and validly authorized by the Board of Directors of Seller, by the requisite majority of all the shareholders of Seller and by all other necessary corporate action on the part of Seller. This Agreement and any related agreements constitute legally valid and binding obligations of Seller, enforceable against Seller in accordance with its terms except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws and equitable principles relating to or limiting creditors rights generally. The execution, delivery and performance of this Agreement by Seller and the execution, delivery and performance of any related agreements or contemplated transactions by Seller will not violate, or constitute a breach or default (whether upon lapse of time and/or the occurrence of any act or event or otherwise) under, the charter documents or by-laws of Seller or any Material Contract of Seller, result in the imposition of any Encumbrance against any assets or properties of Seller or any Affiliate or any of the Purchased Assets or violate any Law. Schedule 4.7 lists all Permits and Approvals required to be obtained by Seller to consummate the transactions contemplated by this Agreement. Except for matters identified in Schedule 4.7 as requiring that certain actions be taken by or with respect to a third party or Governmental Entity, the execution and delivery of this Agreement by Seller and the performance of this Agreement and any related or contemplated transactions by Seller or any Affiliate will not require filing or registration with, or the issuance of any Permit by, any other third party or Governmental Entity.

          4.8  Legal Proceedings.

          There is no Order or Action pending, or, to the best knowledge of Seller, threatened, against or affecting Seller or any Affiliate or any of its properties or assets that individually or when aggregated with one or more other Orders or Actions has or if determined adversely might reasonably be expected to have a material adverse effect on the Seller, the Business, the Purchased Assets (or the use, operation or value thereof), the Assumed Liabilities, Seller's ability to perform this Agreement, or any aspect of the transactions contemplated by this Agreement. Schedule 4.8 lists each Order and each Action that involves a claim or potential claim of aggregate liability in excess of $10,000 against, or that enjoins or seeks to enjoin any activity by Seller or any Affiliate that relates to the Business. There is no matter as to which Seller or any Affiliate has received any notice, claim or assertion, or, to the best knowledge of Seller, which otherwise has been threatened or is reasonably expected to be threatened or initiated, against or affecting any director, officer, employee, agent or representative of Seller or any other Person, nor to the best knowledge of Seller, is there any reasonable basis therefor, in connection with which any such Person has or may reasonably be expected to have any right to be indemnified by Seller.

          4.9  Minute Books.

          The minute books of Seller accurately reflect all actions and proceedings taken to date by the shareholders, board of director and committees of Seller, and such minute books contain true and complete copies of the charter documents of Seller and all related amendments. The stock record books of Seller reflect accurately all transactions in its capital stock of all classes.

          4.10 Accounting Records; Internal Controls; Absence of Certain
Payments.

          (a) Accounting Records. Seller has records that accurately and validly reflect its transactions, and accounting controls sufficient to insure that such transactions are (i) executed in accordance with management's general or specific authorization and (ii) recorded in conformity with GAAP so as to maintain accountability for assets

          (b) Data Processing; Access. Such records, to the extent they contain important information that is not easily and readily available elsewhere, have been duplicated, and such duplicates are stored safely and securely pursuant to procedures and techniques utilized by companies of comparable size in similar lines of business. The data processing equipment, data transmission equipment, related peripheral equipment and software used by Seller in the operation of the Business (including any disaster recovery facility) to generate and retrieve such records are comparable in performance, condition and capacity with those utilized by companies of comparable size in similar lines of business.

          4.11 Permits.

          Seller holds all Permits that are required by any Governmental Entity to conduct the Business as now conducted and operate the Purchased Assets as they are now operated, and all such Permits are valid and in full force and effect and will remain in full force and effect (in the case of Seller's Permits, for the benefit of Buyer) upon consummation of the transactions contemplated by this Agreement, except for those Permits identified on Schedule 4.11 as not transferable to Buyer. Except as set forth in Schedule 4.11, all such Permits are Purchased Assets. No suspension, cancellation or termination of any of such Permits is threatened or imminent.

          4.12 Compliance with Law.

          (a) Seller is organized and has conducted its businesses in accordance with applicable Laws, and the forms, procedures and practices of Seller are in compliance with all such Laws, to the extent applicable.

          (b) The use and operation of the Purchased Assets are in compliance with all applicable Laws, and there are no violations of any such Laws.

          4.13 Dividends and Other Distributions.

          There has been no dividend or other distribution or payment of assets or securities whether consisting of money, property or any other thing of value, declared, issued or paid subsequent to the date of the most recent financial statements described in Section 4.3 by Seller that affects the Business.

          4.14 Employee Benefits.

          (a) There are no employee benefit plans, collective bargaining, employment or severance agreements or other similar arrangements, whether or not in writing, which Seller is or ever has been a party or by which it is or ever has been bound, legally or otherwise, including, without limitation, (a) any profit-sharing, deferred compensation, bonus, stock option, stock purchase, pension, retainer, consulting, retirement, severance, welfare or incentive plan, agreement or arrangement, (b) any plan, agreement or arrangement providing for "fringe benefits" or perquisites to employees, officers, directors or agents, including but not limited to benefits relating to company automobiles, clubs, vacation, child care, parenting, sabbatical, sick leave, medical, dental, hospitalization, life insurance and other types of insurance, (c) any employment agreement, or (d) any other "employee benefit plan" (within the meaning of Section 3(3) of ERISA).

          (b) There are no negotiations, demands or proposals that are pending or have been made which concern matters now covered, or that would be covered, by plans, agreements or arrangements of the type described in this section.

          4.15 Certain Interests.

          Except as fully described in Schedule 4.15, no Affiliate of Seller nor any officer, director or shareholder of any thereof, nor any Associate of any such Person, has any material interest in any of the Purchased Assets, the Assumed Liabilities or any property used in or pertaining to the Business; no such Person is indebted or otherwise obligated to Seller; and Seller is not indebted or otherwise obligated to any such Person, except for amounts due under normal arrangements applicable to all employees generally as to salary or reimbursement of ordinary business expenses not unusual in amount or significance. The consummation of the transactions contemplated by this Agreement will not (either alone, or upon the occurrence of any act or event, or with the lapse of time, or both) result in any benefit or payment (severance or other) arising or becoming due from Seller or the successor or assign of any thereof to any Person.

          4.16 Intercompany Transactions.

          Seller has not engaged in any transaction that relates to the Business with any Affiliate of Seller since July 31, 1997 or (if prior to such date) that remains executory. Seller has no liabilities or obligations to any Affiliate of Seller and none of such Affiliates has any obligations to Seller. The consummation of the transactions contemplated by this Agreement will not (either alone, or upon the occurrence of any act or event, or with the lapse of time, or both) result in any payment arising or becoming due from Seller or the successor or assign of any thereof to any Affiliate.

          4.17 No Brokers or Finders.

          No agent, broker, finder, or investment or commercial banker, or other Person or firm engaged by or acting on behalf of Seller or any of its Affiliates in connection with the negotiation, execution or performance of this Agreement or the transactions contemplated by this Agreement, is or will be entitled to any brokerage or finder's or similar fee or other commission as a result of this Agreement or such transactions.

          4.18 Accuracy of Information.

          All information furnished by or on behalf of Seller to Buyer, its agents or representatives in connection with Seller, the Business, the Purchased Assets, the Excluded Assets, the Assumed Liabilities, the Excluded Liabilities, this Agreement and the transactions contemplated by this Agreement is true and complete in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact necessary to make any statement therein not misleading. None of the information supplied or to be supplied by or on behalf of Seller (a) to any Person for inclusion, or included, in any document or application filed with any Governmental Entity having jurisdiction over or in connection with the transactions contemplated by this Agreement or (b) to Buyer, its agents or representatives in connection with these transactions or this Agreement, did contain, or at the respective times such information is delivered or becomes effective, will contain any untrue statement of a material fact, or omitted or will omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. If any of such information at any time subsequent to its delivery becomes untrue or misleading in any material respect, Seller will promptly notify Buyer in writing of such fact and of the reasons for such change. All documents required to be filed by Seller or Affiliate with any Governmental Entity in connection with this Agreement or the transactions contemplated by this Agreement will comply in all material respects with the provisions of applicable Law.

          4.19 Inventories.

          All Inventories of Seller are of good merchantable quality free from any technical defects or any other flaws, reasonable in balance, and salable (in the case of Inventory held for sale) or currently usable (in the case of other Inventory) in the ordinary course of business. The value at which Inventories are carried reflects the customary Inventory valuation policy of Seller for stating Inventory, in accordance with GAAP consistently applied.

          4.20 Receivables.

          (a) All receivables of Seller, whether reflected on the most recent balance sheet delivered to Buyer pursuant to
Section 4.3 or otherwise, represent sales actually made in the ordinary course of business, and are current and fully collectible net of any reserves shown on the balance sheet (which reserves are adequate and were calculated on a basis consistent with GAAP and past practices). Seller has delivered to Buyer a complete and accurate aging list of all receivables of Seller.

          (b) No steps have been taken outside of the ordinary course of business by Seller with respect to its accounts receivable to cause monies which would otherwise have been received by Seller before the Closing Date, to be received on or after that date. Specifically, Seller has not (i) attempted to delay collection of monies due which would have been paid as a matter of normal course prior to the Closing Date or (ii) otherwise attempted to defer or delay any payments owing to the Business.

          4.21 Customers and Suppliers.

          Schedule 4.21 lists the names of and describes all Contracts with and the appropriate percentage of Business attributable to, the five largest customers and five most significant suppliers of the Business at the date of this Agreement, and any sole-source suppliers of significant goods or services (other than electricity, gas, telephone or water) to Seller used or intended for use primarily in the operation of the Business with respect to which alternative sources of supply are not readily available on comparable terms and conditions.

          4.22 Environmental Compliance.

          Except as specifically described in Schedule 4.22, (i) Seller has not generated, used, transported, treated, stored, released or disposed of, or has suffered or permitted anyone else to generate, use, transport, treat, store, release or dispose of any Hazardous Substance in violation of any Law; (ii) there has not been any generation, use, transportation, treatment, storage, release or disposal of any Hazardous Substance in connection with the conduct of the Business or the use of any property or facility of Seller, or to the knowledge of Seller any nearby or adjacent properties which has created or might reasonably be expected to create any liability under any Law or which would require reporting to or notification of any Governmental Entity;
(iii) no asbestos or polychlorinated biphenyl or underground storage tank is contained in or located at any facility of Seller; and (iv) any Hazardous Substance handled or dealt with in any way in connection with the businesses of Seller, whether before or during Seller's ownership, has been and is being handled or dealt with in all respects in compliance with all applicable Laws.

          4.23 Powers of Attorney.

          Seller has not given any power of attorney (irrevocable or otherwise) to any person or entity for any purpose relating to the Business, Purchased Assets or Assumed Liabilities, other than powers of attorney given to regulatory authorities in connection with routine qualifications to do business.

          4.24 Returns.

          No attempt has been made and no steps have been taken by Seller to cause, induce or encourage any customer of Seller to not return any Optical Discs or other merchandise that such customer (a) otherwise would have returned prior to the Closing Date if such customer had returned the Optical Discs or other merchandise in accordance with its normal course of business in the past or (b) has evidenced an intent to return.

          4.25 Seller's Investment Representation.

          Seller is acquiring the Image Shares for Seller's own account for investment purposes only and not with a view to or for sale in connection with a distribution thereof except for a permitted transfer to an Affiliate of Seller. At the Closing, Seller and any intended Affiliate transferee shall deliver to Buyer an investment letter in form and substance substantially as set forth in Exhibit G (the "Investment Letter"). Seller acknowledges that the Image Shares will not be registered under and therefore will be "restricted securities" under the Securities Act.


                            ARTICLE V
              REPRESENTATIONS AND WARRANTIES OF BUYER

          Buyer represents, warrants and agrees as follows:

          5.1  Organization and Related Matters.

          Buyer is a corporation duly organized, validly existing and in good standing under the laws of California. Buyer has all necessary corporate power and authority to carry on its business as now being conducted. Buyer has the necessary corporate power and authority to execute, deliver and perform this Agreement and any related agreements to which it is a party.

          5.2  Authorization.

          The execution, delivery and performance of this Agreement and any related agreements by Buyer has been duly and validly authorized by the Board of Directors of Buyer and by all other necessary corporate action on the part of Buyer. This Agreement constitutes the legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws and equitable principles relating to or limiting creditors' rights generally.

          5.3  No Conflicts.

          The execution, delivery and performance of this Agreement and any related agreements by Buyer will not violate the provisions of, or constitute a breach or default whether upon lapse of time and/or the occurrence of any act or event or otherwise under (a) the charter documents or bylaws of Buyer, (b) any Law to which Buyer is subject or (c) subject to any consents of its lenders, any Contract to which Buyer is a party that is material to the financial condition, results of operations or conduct of the business of Buyer.

          5.4  No Brokers or Finders.

          No agent, broker, finder or investment or commercial banker, or other Person or firms engaged by or acting on behalf of Buyer or its Affiliates in connection with the negotiation, execution or performance of this Agreement or the transactions contemplated by this Agreement, is or will be entitled to any broker's or finder's or similar fees or other commissions as a result of this Agreement or such transactions except for Buyer's engagement of MDB Capital Group LLC, as to which Seller shall have no liability.

          5.5  Image Shares.

          As of August 7, 1998, the authorized capital stock of Image consists of 25,000,000 shares of Common Stock, no par value, of which 13,548,959 shares were issued and outstanding, and 3,366,000 shares of Preferred Stock, par value $1 per share, of which no shares are issued and outstanding. Upon issuance in accordance with the terms of this Agreement, the Image Shares will be validly issued, fully paid and nonassessable. Image contemplates a significant offering of additional shares and warrants to finance the acquisition contemplated hereby and to pay related fees and expenses and certain ongoing associated expenses.


                           ARTICLE VI
                COVENANTS WITH RESPECT TO CONDUCT
                        PRIOR TO CLOSING

          6.1  Access.

          Seller will authorize and permit Buyer and its representatives (which term shall be deemed to include its independent accountants and counsel and representatives of prospective financing institutions of Buyer) to have (to the extent lawful) unlimited access during normal business hours, upon reasonable notice and in such manner as will not unreasonably interfere with the conduct of Seller's businesses, to all of its properties, books, records, reports (including, without limitation, all reports and documentation supporting the Inventory as are customarily maintained by Seller), personnel and health and safety files, operating instructions and procedures, Tax Returns and all other information with respect to the Business as Buyer may from time to time request, and to make copies of such books, records and other documents and to discuss its businesses with such third Persons, including, without limitation, its directors, officers, employees, accountants, counsel, licensors, manufacturers, customers and creditors, as Buyer considers necessary or appropriate for the purposes of familiarizing itself with the Business, the Purchased Assets or the Assumed Liabilities, obtaining any necessary Approvals of or Permits for the transactions contemplated by this Agreement and conducting an evaluation of the organization of Seller and the Business.

          6.2  Material Adverse Changes; Reports; Financial Statements.

          (a) Seller will promptly notify Buyer of any event of which Seller obtains knowledge which has had or might reasonably be expected to have a material adverse effect on the Business or any of the Purchased Assets or Assumed Liabilities or which if known as of the date hereof would have been required to be disclosed to Buyer.

          (b) Seller will furnish to Buyer (i) as soon as available, and in any event within 10 days after it is prepared, any report by Seller for submission to its board of directors and other operating or financial reports (including any projections and budgets) prepared for management of the Business, together with any working papers related thereto, (ii) as soon as available, copies of all portions of all reports, renewals, filings, certificates, statements and other documents filed with any Governmental Entity, (iii) monthly and quarterly balance sheets, statements of operations and cash flow and changes in stockholder's equity of Seller, and (iv) such other reports as Buyer may reasonably request relating to Seller. Each of the financial statements delivered pursuant to this Section 6.2(b) shall be prepared in accordance with GAAP, consistently applied (except as disclosed therein), except that such financial statements may omit footnote disclosures required by GAAP to the extent the content thereof would not materially differ from those disclosures reported in the most recent audited period and year-end adjustments to the extent not material. Each of the financial statements delivered pursuant to this Section 6.2(b) shall be accompanied by a certificate of the chief financial officer of Seller to the effect that such financial statements present fairly the financial condition and changes in equity and results of operations and cash flow of Seller for the periods covered and reflect all adjustments (which consist only of normal recurring adjustments not material in amount) necessary for a fair presentation.

          6.3  Conduct of Business.

          Seller will not, without the prior consent in writing of Buyer, in respect of the Business:

          (a) conduct the Business except in the ordinary course, consistent with past practices; or, except as required by its terms, amend, terminate, renew or renegotiate any Material Contract or default (or take or omit to take any action that with or without the giving of notice or passage of time or both, would constitute a default) in any of its obligations under any Material Contract or any Lease or enter into any new Material Contract or any Lease; or

          (b) terminate or fail to renew any existing insurance coverage; or

          (c) terminate, amend or fail to renew or preserve any Permits; or

          (d) incur or agree to incur any obligation or liability (absolute or contingent) that is not consistent with Seller's past practices; or

          (e) enter into any transaction with, make any loan, guaranty or other extension of credit to or for the benefit of, or enter into any commitment to make any loan, guaranty or other extension of credit to or for the benefit of, any Affiliate, Associate, director, officer, employee, Seller Shareholder or any of its Associates or Affiliates; or

          (f) grant any general or uniform increase in the rates of pay or benefits to officers, directors or employees (or a class thereof) or any material increase in salary or benefits of any officer, director, employee or agent or pay any bonus to any person, except as set forth in Schedule 6.3(f); or

          (g) sell, transfer, mortgage, encumber or otherwise dispose of any assets or any liabilities, including the Purchased Assets and Assumed Liabilities, except (i) for dispositions of property not material in amount, or (ii) in the ordinary course of business; or

          (h) issue, sell, redeem or acquire for value, or agree to do so, any debt obligations or Equity Securities of Seller; or

          (i) declare, issue, make or pay any dividend or other distribution, whether consisting of money, securities, other personal property, real property or other thing of value, to its shareholders, or split, combine, dividend, distribute or reclassify any shares of its Equity Securities; or

          (j) change or amend any of its charter documents or bylaws; or

          (k) make any capital expenditures or commitments with respect thereto, except as set forth in Schedule 6.3(k); or

          (l) make special or extraordinary payments to any Person; or

          (m) make any material investment, by purchase, contribution to capital, property transfer, or otherwise, in any other Person; or

          (n)  dispose of or permit to lapse any Intangible
Property or any rights to its use; or

          (o) compromise or otherwise settle any claims, or adjust any assertion or claim of a deficiency in Taxes, or file any appeal from an asserted deficiency, except in a form previously approved by Buyer in writing, or file or amend any Tax Return, in any matters that involves or may involve any of the Assumed Liabilities or Purchased Assets, before furnishing a copy to Buyer and affording Buyer an opportunity to consult with respect thereto; or

          (p) make any Tax election, change any method or period of accounting or change any significant accounting policy, practice or procedure, or introduce any new method of management or operation in respect of the Business; or

          (q) fail to maintain or repair any Purchased Asset in accordance with good and prudent maintenance and repair procedures; or

          (r) agree to or make any commitment to take any action that is or would be prohibited by this Section 6.3.

          6.4  Notification of Certain Matters.

          Seller shall give prompt notice to Buyer, and Buyer shall give prompt notice to Seller, of (i) the occurrence, or failure to occur, of any event that would be likely to cause any of its representations or warranties contained in this Agreement to be untrue or inaccurate in any material respect at any time from the date of this Agreement to the Closing Date and (ii) any failure on its part to comply with or satisfy, in any material respect, any covenant, condition or agreement to be complied with or satisfied by it under this Agreement.

          6.5  Permits and Approvals; Third Party Consents.

          (a) Seller and Buyer each agree to cooperate and use their best efforts to obtain (and will immediately prepare all registrations, filings and applications, requests and notices preliminary to obtaining all) Approvals and Permits that may be necessary or that may be reasonably requested by Buyer to consummate the transactions contemplated by this Agreement.

          (b) To the extent that the Approval of a third party with respect to any Contract is required in connection with the transactions contemplated by this Agreement, Seller shall use its best efforts to obtain such Approval prior to the Closing Date and in the event that any such Approval is not obtained (but without limitation on Buyer's rights under Section 8.2), Seller shall cooperate with Buyer to ensure that Buyer obtains the benefits of each such Contract and shall indemnify and hold harmless Buyer for and against any and all Losses as a result, directly or indirectly, of the failure to obtain any such Approval.

          (c) From the date of this Agreement to the Closing Date, Seller agrees to include in each Contract entered into subsequent to the date of this Agreement ("Subsequent Contract") a provision permitting the assignment of any such Subsequent Contract to Buyer and providing that upon such assignment, Buyer shall succeed to all of Seller's rights, title and interests thereunder subject only to Buyer's express assumption of all Seller's duties, powers and obligations under such Subsequent Contract.

          6.6  Preservation of Business Prior to Closing Date.

          During the period beginning on the date hereof and ending on the Closing Date, (a) Seller will use its best efforts to preserve the Business and to preserve the goodwill of customers, licensors, manufacturers and others having business relations with Seller and (b) Seller and Buyer will consult with each other concerning, and Seller will cooperate to keep available to Buyer, the services of the officers and employees of Seller that Buyer may wish to retain. Nothing in this Section shall obligate Buyer after the Closing to retain or offer employment to any officer or employee of Seller.

          6.7  Sales and Transfer Taxes.

          Seller shall pay all real and personal property transfer taxes, if any, and all sales, use and other similar taxes, if any, imposed on or in connection with the purchase, sale or transfer of the Purchased Assets to, and the assumption of the Assumed Liabilities by, Buyer pursuant to this Agreement or on the use thereof by Buyer after the Closing Date. In accordance with the provisions of Sections 10.1, 10.3 and 10.4 hereof, Seller shall indemnify and hold harmless Buyer from and against any Losses related to the failure of Seller to pay when due such transfer, sales, use and similar taxes.

          6.8  No Other Bids.

          Seller (either directly or indirectly) and its Affiliates, representatives and agents shall not initiate, solicit or encourage any inquiry, offer or proposal with respect to, any acquisition, merger, tender or exchange offer or other form of business combination, or any acquisition or disposition of all or any substantial part of the assets or the stock or other securities of Seller. Seller will promptly notify Buyer of the details of any discussions with or proposal or offer from any other Person relating to an acquisition, merger, tender or exchange offer or other form of business combination involving Seller or any of its securities or substantial assets or any other proposal, the acceptance of which would be inconsistent with the consummation of this Agreement in accordance with its terms. Compliance with this Section shall not relieve Seller of any other express or implied obligations under this Agreement or under applicable Law.

          6.9  Certain Filings.

          Seller and Buyer shall furnish each other such necessary information and reasonable assistance as the other may request in connection with its preparation of necessary filings or submissions under the provisions of such laws. Seller and Buyer will supply each other with copies of all correspondence, filings or communications, including file memoranda evidencing telephonic conferences, with representatives of any Governmental Entity or member of its staff, with respect to the transactions contemplated by this Agreement and any related or contemplated transactions.

          6.10 Elimination of Intercompany and Affiliate Liabilities.

          Prior to the Closing Date, Seller shall cause to be repaid by the appropriate borrowers any and all loans or other extensions of credit made or guaranteed by Seller that relate to the Business to or for the benefit of any Affiliate, Associate, director, officer, shareholder, or employee of, or any of such Persons' Affiliates or Associates. Buyer shall not have any continuing commitment, obligation or liability of any kind with respect to the Persons referred to in the preceding sentence as a result of this Agreement. Seller agrees to indemnify Buyer for any Losses of Buyer with respect to any such commitment, obligation or liability not assumed by Buyer. Seller further represent and warrant that the transactions contemplated by this Section will have no adverse effect on the Business.

          6.11 Repair of Damage; Condemnation.

          (a) In the event that prior to the Closing there is any "Non-Material" (as defined in subsection (c) hereof) damage to the Purchased Assets, or any part thereof, at Buyer's option either (i) Seller shall at its cost and in a good and workmanlike manner repair or replace such damage prior to the Closing, or
(ii) Buyer shall accept such Purchased Assets in their then-current condition, with an abatement or reduction in the Purchase Price in the amount necessary to fully repair and restore such damaged Purchased Assets, less (provided Buyer shall be entitled to all such insurance proceeds) the amount of insurance proceeds received by Buyer with respect to such damage, and Buyer and Seller shall proceed with the Closing.

          (b) In the event that prior to the Closing, any Non-Material portion of the Purchased Assets is subject to a taking, Buyer shall accept the Purchased Assets in their then-current condition and proceed with the Closing, in which case Buyer shall be entitled to an assignment of all of Seller's rights to any award in connection with such taking. In the event of any such Non-Material taking, Seller shall not compromise, settle or adjust any claims to such award without Buyer's prior written consent.

          (c) For the purpose of this Section 6.11, damage to the Purchased Assets or a taking of a portion thereof shall be deemed to be "Non-Material" if the reasonably estimated cost of restoration or repair of such damage or the amount of the condemnation award with respect of such taking shall not exceed $150,000.

          (d) Seller agrees to give Buyer prompt notice of any taking, damage or destruction of the Purchased Assets.

          6.12 Financing.

          Buyer will use its best efforts to obtain financing for the transactions contemplated by this Agreement and the anticipated ongoing cash needs of the Business on terms satisfactory to it in an amount not less than $5,800,000 in cash in exchange for debt and/or equity securities of Image or Buyer without the need for approval of the shareholders of Image (the "Financing"). Seller will cooperate fully with Buyer in its efforts to obtain the Financing and will cause personnel of Seller to meet with and respond promptly to questions of Persons proposing to provide the Financing and, upon request, to assist Buyer by reviewing and commenting upon draft documents. Seller will also use its best efforts to provide or cause to be provided any certificates, legal opinions and other documentation reasonably requested by the Persons supplying the Financing.


                           ARTICLE VII
                 ADDITIONAL CONTINUING COVENANTS

          7.1  Non-competition.

          (a) Restrictions on Competitive Activities. Seller agrees that, after the Closing, Buyer shall be entitled to the goodwill and going concern value of the Business and to protect and preserve the same to the maximum extent permitted by law. Seller also acknowledges that its management contributions to the Business have been uniquely valuable and involve proprietary information that would be competitively unfair to make available to any competitor of the Business. For these and other reasons and as an inducement to Buyer to enter into this Agreement, Seller agrees that for a period of five years after the date hereof such Seller will not, directly or indirectly, for its own benefit or as agent for another, carry on or participate in the ownership, management or control of, or the financing of, or be employed by, or consult for or otherwise render services to, or allow its name or reputation to be used in or by any other present or future business enterprise that competes with Buyer, in activities similar to the Business as of the Closing Date (i) in the counties of Los Angeles, and Orange in which the Seller now operates and (ii) in the state of California.

          (b) Restrictions on use of KC Marks in Competitive Activities. Seller agrees that Seller will not, directly or indirectly, for its own benefit or as agent for another, use or permit another Person to use the KC Marks in connection with the sale or distribution of Optical Discs through any medium, including retail stores, mail order or Internet sales.

          (c) Exceptions. Nothing contained herein shall limit the right of Seller solely as an investor to hold and make investments in securities of any corporation or limited partnership that is registered on a national securities exchange or admitted to trading privileges thereon or actively traded in a generally recognized over-the-counter market, provided the Seller's aggregate equity interest therein does not exceed 5% of the outstanding shares or interests in such corporation or partnership.

          (d) Restrictions on Soliciting Employees. In addition, to protect Buyer against any efforts by Seller to cause employees of the Business to terminate their employment, Seller agrees that for a period of five years following the Closing Date, Seller will not directly or indirectly (i) induce any employee of the Business with a then current compensation of more than $30,000 annually to leave Buyer or to accept any other employment or position, or (ii) assist any other entity in hiring any such employee.

          (e) Special Remedies and Enforcement. Seller recognizes and agrees that a breach by Seller of any of the covenants set forth in this Section 7.1 could cause irreparable harm to Buyer, that Buyer's remedies at law in the event of such breach would be inadequate, and that, accordingly, in the event of such breach a restraining order or injunction or both may be issued against Seller, in addition to any other rights and remedies which are available to Buyer. If this Section 7.1 is more restrictive than permitted by the Laws of any jurisdiction in which Buyer seeks enforcement hereof, this Section 7.1 shall be limited to the extent required to permit enforcement under such Laws. In particular, the parties intend that the covenants contained in the preceding portions of this Section 7.1 shall be construed as a series of separate covenants, one for each location specified. Except for geographic coverage, each such separate covenant shall be deemed identical in terms. If, in any judicial proceeding, a court shall refuse to enforce any of the separate covenants deemed included in this paragraph, then such unenforceable covenant shall be deemed eliminated from these provisions for the purpose of those proceedings to the extent necessary to permit the remaining separate covenants to be enforced.

          (f)  Allocation.  For purposes of Section 2.3 above,
Buyer and Seller agree that $0 (zero) of the Purchase Price under this Agreement shall be allocated to the covenants in this
Section 7.1.

          7.2  Nondisclosure of Proprietary Data.

          Neither Seller nor any of its representatives shall, at any time, make use of, divulge or otherwise disclose, directly or indirectly, any trade secret or other proprietary data (including, but not limited to, any customer list, record or financial information) concerning the Business or the business or policies of Seller related to the Business that Seller or any representative of Seller may have learned as an owner, shareholder, employee, officer or director of the Business. In addition, neither Seller nor any of its representatives shall make use of, divulge or otherwise disclose, directly or indirectly, any confidential information concerning the Business that may have been learned in any such capacity to persons other than Buyer.

          7.3  Tax Cooperation.

          After the Closing, Seller shall, and shall cause its Affiliates to, cooperate fully with Buyer in the preparation of all Tax Returns and shall provide, or cause to be provided at Seller's sole cost and expense, to Buyer any records and other information requested by such parties in connection therewith as well as access to, and the cooperation of, the Seller Accountant. After the Closing, Seller shall, and shall cause its Affiliates to, cooperate fully with Buyer in connection with any Tax investigation, audit or other proceeding relating to the Business. Any information obtained pursuant to this Section 7.3 or pursuant to any other Section hereof providing for the sharing of information or the review of any Tax Return or other schedule relating to Taxes shall be subject to Section 11.9.

          7.4  Employment Matters.

          (a) Non-Represented Employees. At or before the Closing Date, Buyer may, at its option, offer employment conditioned upon the Closing to any employee of Seller employed in the Business that is not represented by a collective bargaining organization on such terms and conditions as may be mutually agreed upon by Buyer and such employees. Seller shall use its best efforts to assist Buyer in hiring any such employees with respect to whom Buyer elects to offer employment. Seller shall not take any action, directly or indirectly, to prevent or discourage any such employee from being employed by Buyer as of the Closing Date and shall not solicit, invite, induce or entice any such employee to remain in the employ of Seller or otherwise attempt to retain the services of any such employee, except with the prior written consent of Buyer. Seller agrees to consult with Buyer on any significant oral or written communications or meetings primarily regarding future employment with such employees.

          (b)  Employee Benefits.  All obligations for
compensation, wages, bonuses, severance pay, vacation time, pay in lieu of vacation, sickness and accident benefits, leaves of absence, and similar employee benefits provided by Seller shall be settled and paid by Seller through the Closing Date.

          (c)  Worker Adjustment and Retraining Notification
(WARN). Seller represents and warrants that it has complied with any and all requirements under WARN. In making this representation, Seller may assume that Buyer will initially hire or offer employment to the persons associated with the Business listed on Schedule 7.4.

          (d) No Third Party Beneficiaries. Notwithstanding any possible inferences to the contrary, neither Seller nor Buyer intend for this Section 7.4 to create any rights or obligations except as between Seller and Buyer, and no past, present or future employees of Seller or Buyer shall be treated as third-party beneficiaries of this Section 7.4.

          7.5  Post-Closing Collection of Other Purchased Assets.

          Seller covenants that, if it receives any payments with regard to any Purchased Asset, after the Closing Date, it will promptly pay to Buyer the amount actually collected, less any out-of-pocket expenses associated with the collection. Buyer covenants that, if it receives any payment with regard to any Excluded Asset after the Closing Date, it will promptly pay to Seller the amount actually collected, less any out-of-pocket expenses associated with the collection. Seller agrees that any rights in other assets of a type included in the Purchased
Assets, acquired by Seller after the Closing Date shall constitute part of the Purchased Assets and shall be deemed to have been automatically assigned to Buyer. In any event, neither Seller nor anyone authorized by Seller subsequent to the Closing Date shall exploit or attempt to exploit any such assets of a type included in the Purchased Assets in any manner whatsoever.

          7.6  Exchange Right.

          If, within one year after the Closing, a subsidiary of Image files a registration statement in connection with an underwritten, SEC registered public offering (the "Spin-off Offering") of its stock (the "Spin-off Subsidiary"), and the assets of the Spin-off Subsidiary include all or substantially all of the assets of the Business, Seller shall have the right, subject to any applicable legal limits and conditioned upon the completion of the Spin-off Offering, to exchange up to 129,185 Image Shares acquired by it as described in Section 2.3(a) for shares of the Spin-off Subsidiary. Upon such exchange, Seller shall receive such number of shares of stock of the Spin-off Subsidiary so that Seller's ownership percentage of the outstanding shares of stock of the Spin-off Subsidiary shall equal a ratio where the numerator shall be $1,000,000 and the denominator shall be the value attributed to the entire Spin-off Subsidiary based on the pricing of the Spin-off Offering. Image shall have no duty to undertake a Spin-off Offering and the decision whether or not to pursue a Spin-off Offering shall be made by Image in its sole discretion.

          7.7  Sharing of Assets.

          If assets used or intended for use in the operation of the Business are used by the other businesses and operations of Seller, Buyer and Seller agree to enter into equitable arrangements for the sharing of the costs and benefits of such shared assets. Each of the parties will use its best efforts to reduce the need for dual use of such assets and in no event will either party be required to provide the same to the other after the six months following the Closing.

          7.8  Sharing of Services.

          Seller shall provide to Buyer, during the period of six months following the Closing or such shorter period as Buyer may elect, the administrative and support services listed on Schedule 7.8, that have been historically provided by Seller in the ordinary course to the Business. Seller shall be compensated by Buyer for such services at Seller's cost plus allocated overhead.

          7.9  Restrictions on Image Shares.

          Seller will not sell, transfer or otherwise dispose of the Image Shares except in a registered offering or in accordance with Rule 144 under the Securities Act or in privately negotiated transactions exempt from federal and state securities laws registration requirements. The restrictions and procedures applicable to any resale of Image shares by the Seller shall include those set forth in the Investment Letter.


                          ARTICLE VIII
                     CONDITIONS OF PURCHASE

          8.1  General Conditions.

          The obligations of the parties to effect the Closing shall be subject to the following conditions unless waived in writing by all parties:

          (a) No Orders; Legal Proceedings. No Law or Order shall have been enacted, entered, issued, promulgated or enforced by any Governmental Entity, nor shall any Action have been instituted and remain pending or, to the best knowledge of Seller, have been threatened and remain so at what would otherwise be the Closing Date, that prohibits or restricts or would (if successful) prohibit or restrict the transactions contemplated by this Agreement. No Governmental Entity shall have notified any party to this Agreement that consummation of the transactions contemplated by this Agreement would constitute a violation of any Laws of any jurisdiction or that it intends to commence proceedings to restrain or prohibit such transactions or force divestiture or rescission, unless such Governmental Entity shall have withdrawn such notice and abandoned any such proceedings prior to the scheduled Closing, unless nationally recognized counsel known to have expertise as to such matters on behalf of the party against whom such action or proceeding was or would be instituted renders to the parties a favorable opinion that such action or proceeding is or would be without merit.

          (b) Approvals. To the extent required by applicable Law, all Permits and Approvals required to be obtained from any Governmental Entity and any third party consents shall have been received or obtained on or prior to the Closing Date without the imposition of any burdens or conditions materially adverse to the party or parties entitled to the benefit thereof.

          (c) Escrow. The Escrow Agreement shall have been executed and delivered by all parties thereto.

          8.2  Conditions to Obligations of Buyer.

          The obligations of Buyer to effect the Closing shall be subject to the following conditions except to the extent waived in writing by Buyer:

          (a) Representations and Warranties and Covenants of Seller. The representations and warranties of Seller herein contained shall be true in all material respects at the Closing Date with the same effect as though made at such time; Seller shall have in all material respects performed all obligations and complied with all covenants and conditions required by this Agreement to be performed or complied with by them at or prior to the Closing Date, and Seller shall have delivered to Buyer a certificate of Seller in form and substance satisfactory to Buyer, dated the Closing Date and signed by the Chief Executive Officer and Chief Financial Officer of Seller, to such effect.

          (b) No Material Adverse Change. There shall not have been any material adverse change in or affecting the Business, Seller or any of the Purchased Assets or Assumed Liabilities subsequent to April 30, 1998.

          (c) Opinion of Counsel. Buyer shall receive at the Closing from Michael Lanning, counsel to Seller, an opinion dated the Closing Date, in form and substance substantially as set forth in Exhibit H.

          (d) Consents. Seller shall have obtained and provided to Buyer evidence of the receipt of all required Approvals and Permits listed on Schedule 4.7, each in form and substance satisfactory to Buyer.

          (e) Comfort Letter. Buyer shall receive at the Closing from Seller Accountant a comfort letter dated not more than (5) business days prior to the Closing Date, in substantially the form of Exhibit I.

          (f) Due Diligence. Buyer shall not, in the course of its ongoing business investigation, have discovered information not previously disclosed by Seller, that Buyer reasonably believes has or is likely to have a materially adverse effect on the Business or the Purchased Assets or Assumed Liabilities or that is materially inconsistent with information disclosed to Buyer prior to the date hereof.

          (g) Changes in Law. No Law or Order shall have been enacted, entered, issued, promulgated or enforced by any Governmental Entity, nor shall any Action have been instituted and remain pending or, to the best knowledge of Seller, have been threatened and remain so at what would otherwise be the Closing Date which would not permit the Business as presently conducted to be continued by Buyer unimpaired following the Closing Date.

          (h) No Violation/Occupancy Certificates. Seller shall have obtained and furnished to Buyer any and all certificate(s) of continued occupancy or similar documents required from any lessor and/or applicable Governmental Entity in connection with Buyer's acquisition of the Purchased Assets and Seller's interest in the Leases

          (i) Financing; Lender Consent. Buyer shall have received the Financing contemplated by Section 6.12, on terms satisfactory to Buyer, and shall have received the consent of its lenders to enter this Agreement.

          (j) Key Persons. Ken Crane, Jr. shall have entered into an employment agreement as contemplated by and substantially in the form attached hereto as Exhibit J, and Casey Crane and Pam Crane shall have each entered into consulting agreements as contemplated by and substantially in the form attached hereto as Exhibit K.

          (k) Liabilities, Encumbrances and Contingencies. Seller shall have (i) duly paid all debts and paid or provided for all known liabilities of Seller related to the Business other than the Assumed Liabilities, (ii) discharged all liens and encumbrances against the Purchased Assets and (iii) adequately reserved for all contingencies of the Seller that are not expressly assumed by Buyer pursuant to this Agreement.

          (l) Related Party Advances. None of the receivables constituting Purchased Assets shall include or represent any obligations of the Seller or its shareholder or related parties, including any director or officer (or any Associate or Affiliate of such Persons. Seller and its shareholder shall have provided a complete release to Buyer of any liability of Buyer or the Business in respect of any advances, payables or other debt.

          (m) Related Agreements. The Related Agreements listed on Schedule 3.2(m) shall have been executed and delivered by all parties thereto.

          (n) Acceptance For Listing. The Image Shares issued pursuant to this Agreement shall have been accepted for listing on the Nasdaq National Market System.

          8.3  Conditions to Obligations of Seller.

          The obligations of Seller to effect the Closing shall be subject to the following conditions, except to the extent waived in writing by Seller:

          (a) Representations and Warranties and Covenants of Buyer. The representations and warranties of Buyer herein contained shall be true in all material respects at the Closing Date with the same effect as though made at such time; Buyer shall have performed all obligations and complied with all covenants and conditions required by this Agreement to be performed or complied with by it at or prior to the Closing Date, and Buyer shall have delivered to Seller a certificate of Buyer in form and substance satisfactory to Seller, dated the Closing Date and signed by chief executive officer and chief financial officer of Buyer, to such effect.

          (b) Opinion of Counsel. Seller shall receive at the Closing from Cheryl Lee, Esq., General Counsel of Buyer, an opinion dated the Closing Date, in form and substance substantially as set forth in Exhibit L.


                           ARTICLE IX
               TERMINATION OF OBLIGATIONS; SURVIVAL

          9.1  Termination of Agreement.

          Anything herein to the contrary notwithstanding, this Agreement (except to the extent provided in Section 9.2) and the transactions contemplated by this Agreement may be terminated by notice by either party after November 17, 1998 [90 days after signing] unless this date is extended by mutual consent in writing of Buyer and Seller and may otherwise be terminated at any time before the Closing as follows and in no other manner:

          (a) Mutual Consent. By mutual consent in writing of Buyer and Seller.

          (b) Conditions to Buyer's Performance Not Met. By Buyer upon written notice to Seller if any event occurs which would render impossible the satisfaction of one or more conditions to the obligations of Buyer to consummate the transactions contemplated by this Agreement as set forth in
Section 8.1 or 8.2.

          (c) Conditions to Seller's Performance Not Met. By Seller upon written notice to Buyer if any event occurs which would render impossible the satisfaction of one or more conditions to the obligation of Seller to consummate the transactions contemplated by this Agreement as set forth in
Section 8.1 or 8.3.

          (d) Inaccurate Information. By Buyer if any material information (whether or not in writing) delivered by or on behalf of Seller to Buyer is inaccurate or incomplete in any material respect.

          (e) Financing. By Buyer or Seller if Buyer has not received the Financing contemplated by Section 6.12 by November
17, 1998 [90 days after signing].

          (f) Material Breach. By Seller or Buyer if there has been a material misrepresentation or material breach on the part of Buyer (in the case of a termination by Seller) or Seller (in the case of a termination by Buyer) in its representations, warranties or covenants set forth herein; provided, however, that if such breach or misrepresentation is susceptible to cure, Seller or Buyer, as the case may be, shall have 10 business days after receipt of notice from the other party of its intention to terminate this Agreement pursuant to this Section 9.1(f) if such misrepresentation or breach continues in which to cure such breach or misrepresentation before the other party may so terminate this Agreement.

          (g) Pursuit of Other Offers. By Buyer, if Seller solicits, encourages, initiates or negotiates any other sale or combination of Seller's businesses or of the Business or any substantial part thereof.

          (h) Destruction or Condemnation. By Buyer, if any of the Purchased Assets are damaged, destroyed or taken, and if such damage, destruction or condemnation is not "Non-Material" as such term is described in Section 6.11.

          (i) Diligence Investigation. By Buyer upon delivery of written notice of termination to Seller (A) no later than 10 business days after the delivery by Seller of the last of the documents requested prior to the date hereof by Buyer to complete its diligence, or (B) if Buyer in the reasonable exercise of its judgment in the course of its ongoing business investigation of Seller shall determine after reviewing information, projections and assumptions developed by Seller and their representatives and delivered to Buyer that such information, projections and assumptions are not commercially reasonable in light of current business conditions or otherwise are likely to be so materially inaccurate that Buyer does not have reasonable assurance that such projections are in a range in which it is probable that such projections will be met.

          9.2  Effect of Termination.

          If this Agreement is terminated pursuant to Section 9.1, all further obligations of the parties under this Agreement shall terminate without further liability of any party to another; except that the obligations of the parties contained in
Article X [Indemnification] and Article XII [Arbitration] and Sections 11.9 [Confidentiality], 11.13 [Expenses], 11.15 [Attorney's Fees] and 11.16 [Specific Performance] shall survive any such termination. A termination under Section 9.1 shall not relieve any party of any liability for a breach of, or for any misrepresentation under this Agreement, or be deemed to constitute a waiver of any available remedy (including specific performance if available) for any such breach or misrepresentation.

          9.3  Survival of Representations and Warranties.

          The representations and warranties contained in or made pursuant to this Agreement shall expire on the fifth anniversary of the Closing except that (i) the representations and warranties contained in Sections 4.1 [Organization and Related Matters],
4.2. [Stock of Subsidiaries], 4.7 [Authorization; No Conflicts],
4.13 [Dividends and other Distributions], 4.15 [Certain Interests], 4.17 [No Brokers or Finders], 4.18 [Accuracy of Information], 4.22 [Environmental Compliance], 5.1 [Organization and Related Matters], 5.2 [Authorization], 5.4 [No Brokers or Finders], 6.7 [Sales Tax], and 6.11 [Repair of Damage; Condemnation] and Section 7.1(b) shall survive the Closing and shall remain in full force and effect indefinitely, and (ii) if a claim or notice is given under Article X [Indemnification] with respect to any representation or warranty prior to the applicable expiration date, such representation or warranty shall continue indefinitely until the applicable claim is finally resolved and settled.


                         ARTICLE X
                      INDEMNIFICATION

          10.1 Obligations of Seller.

          Seller agrees to indemnify and hold harmless Buyer and its directors, officers, employees, affiliates, agents and assigns from and against any and all Losses of Buyer, directly or indirectly, as a result of, or based upon or arising from:

          (a) any inaccuracy in or breach or nonperformance of any of the representations, warranties, covenants or agreements made by Seller in or pursuant to this Agreement whether or not of a material nature; or

          (b) any other matter as to which Seller in other provisions of this Agreement has agreed to indemnify Buyer; or

          (c) any liability or obligation of Seller or any of its Affiliates not expressly assumed by Buyer pursuant to Section
2.2(b) hereof or in excess of any amount set forth on Schedule
2.2(b) for the type of liability or obligation; or

          (d)  any third party claims in respect of the Business
(or regarding the conduct of the Business) prior to the Closing that are asserted after the Closing, except as provided in
Section 2.2(b) hereof.

          10.2 Obligations of Buyer.

          Buyer agrees to indemnify and hold harmless Seller from and against any Losses of Seller, directly or indirectly, as a result of, or based upon or arising from any inaccuracy in or breach or nonperformance of any of the representations, warranties, covenants or agreements made by Buyer in or pursuant to this Agreement.

          10.3 Certain Tax Matters.

          (a) Seller's Tax Indemnity. Seller agrees to indemnify, defend and hold harmless Buyer against (i) any Tax payable by or on behalf of Seller or any of its Affiliates, (ii) any Tax liability arising out of the transfer of the Purchased Assets, or assumption of the Assumed Liabilities, and (iii) with respect to any Taxes payable by Buyer with respect to the operation of the Business and the ownership of the Purchased Assets (other than Buyer's income or franchise taxes) for periods commencing prior to and ending after the Closing Date (whether or not assessed prior to the Closing Date), a pro-rata share of such Taxes, calculated as if the period ended on the Closing Date.

          (b)  Audit Matters.  Seller shall have the
responsibility for, at Seller's expense, the audit (and disposition thereof) of any Tax Return relating to periods ending on or prior to the Closing Date and shall have the right to participate in the disposition of the audit of any Tax Return relating to the periods ending after the Closing Date if and to the extent that such audit or disposition thereof could give rise to a claim for indemnification hereunder. Buyer shall have the right directly or through its designated representatives, to review in advance and comment upon all submissions made in the course of audits or appeals thereof to any Governmental Entity relating to periods ending (or treated by this Agreement as ending) on or prior to the Closing Date and to approve the disposition of any audit adjustment with respect to such periods if such disposition will or might reasonably be expected to result in an increase in Taxes of Buyer for any period beginning at or after the Closing.

          10.4 Procedure.

          (a) Notice. Any party seeking indemnification (an "Indemnified Party") with respect to any Loss shall give notice thereof to the party required to provide indemnity hereunder (the "Indemnifying Party"). Notwithstanding the foregoing, (i) no Indemnified Party shall have any obligation to give any notice of any asserted liability by a third party unless such assertion is in writing, and (ii) the rights of any Indemnified Party to be indemnified in respect of any Loss resulting from the asserted liability shall not be adversely affected by the Indemnified Party's failure to give or delay in giving notice unless (and then only to the extent that) the Indemnifying Party is materially prejudiced thereby.

          (b) Defense. If any claim, demand or liability is asserted by any third party against any Indemnified Party, the Indemnifying Party shall upon the written request of the Indemnified Party, defend any action or proceeding brought against the Indemnified Party in respect of matters embraced by the indemnity, but the Indemnified Party shall have the right to conduct and control the defense, compromise or settlement of any Indemnifiable Claim if the Indemnified Party chooses to do so, on behalf of and for the account and risk of the Indemnifying Party who shall be bound by the result so obtained to the extent provided herein. If, after a request to defend any action or proceeding, the Indemnifying Party neglects or refuses to defend the Indemnified Party, a recovery against the latter suffered by it in good faith, is conclusive in its favor against the Indemnifying Party, provided however that, if the Indemnifying Party has not received reasonable notice of the action or proceeding against the Indemnified Party, or is not allowed to control its defense, judgment against the Indemnified Party is only presumptive evidence against the Indemnifying Party. In connection with the defense of any claim, each party shall make available to the party controlling such defense, any books, records or other documents within its control that are necessary or appropriate for such defense.

          (c) Insurance Matters. The provisions of this Article X are subject to the rights of any Indemnified Party's insurer which may be defending any such claim. If the Indemnifying Party makes any payment hereunder of a Loss, the Indemnifying Party shall be subrogated, to the extent of such payment, to the rights of the Indemnified Party against any insurer or third party with respect to such Loss. Nothing in this Section 10.4 shall be deemed to obligate any person to maintain any insurance or to pursue any claim against any insurer or third party.

          10.5 Survival.

          This Article X shall survive any termination of this Agreement and shall survive the Closing.

          10.6 Limitations on Indemnification.

          Seller shall not be required to indemnify Buyer, and Buyer shall not be required to indemnify Seller, for a breach of a representation, warranty or covenant until the aggregate amount of all Losses for which indemnity would otherwise be payable by such Indemnifying Party exceeds $250,000 (the "Basket"). If the aggregate amount of all such Losses exceeds the Basket, the Indemnifying Party shall be liable for the full amount of all Losses including amounts under $250,000; provided, however, that the Basket shall not apply to Losses of the type described in Sections 10.1(c) and 10.1(d) (and no such Losses, to the extent indemnified by Seller, shall be included in the Basket). The foregoing two sentences notwithstanding, the Purchase Price adjustments described in Section 2.5 hereof shall be calculated and effected without regard to the Basket or the limitations set forth in this Section 10.6, but to the extent that any adjustments are made pursuant to Section 2.5, no such amounts shall be included in the Basket. The indemnity obligations of Seller and of Buyer, respectively, shall each be limited, in the aggregate, to $5,000,000; provided, however, that if an Indemnifying Party shall be found to have committed an intentional misrepresentation, the limitations on indemnification under this Section 10.6 shall be ignored.

          10.7 Notice by Seller.

          Seller agrees to notify Buyer of any liabilities, claims or misrepresentations, breaches or other matters covered by this Article X upon discovery or receipt of notice thereof (other than from Buyer), whether before or after Closing.

          10.8 Not Exclusive Remedy.

          This Article X shall not be deemed to preclude or otherwise limit in any way the exercise of any other rights or pursuit of other remedies for the breach of this Agreement or with respect to any misrepresentation.

          10.9 Offset.

          If any matter as to which Buyer may be able to assert a claim hereunder is pending or unresolved at the time any payment is due from Buyer to Seller or the Seller Shareholder (including under the Escrow Agreement), Buyer shall have the right, in addition to other rights and remedies (whether under this Agreement or applicable Law), to withhold from such payment an amount or value equal to the amount of the claim (provided it has been or is then asserted in writing against Seller in accordance with the provisions of this Article X) until such matters are resolved. If it is finally determined that such claims are covered by this Article, the amount of such claims may be offset against the retained payments and the remainder, if any, shall be delivered to Seller pursuant to this Agreement together with interest on such remainder payable from the date such remainder was withheld until paid at the Agreed Rate.


                           ARTICLE XI
                             GENERAL

          11.1 Amendments; Waivers.

          This Agreement and any schedule or exhibit attached hereto may be amended only by agreement in writing of all parties. No waiver of any provision nor consent to any exception to the terms of this Agreement or any agreement contemplated hereby shall be effective unless in writing and signed by the party to be bound and then only to the specific purpose, extent and instance so provided.

          11.2 Schedules; Exhibits; Integration.

          Each schedule and exhibit delivered pursuant to the terms of this Agreement shall be in writing and shall constitute a part of this Agreement, although schedules need not be attached to each copy of this Agreement. Capitalized terms used in the schedules and exhibits to this Agreement shall, unless otherwise specified, have the meanings assigned to them in this Agreement. This Agreement, together with such schedules and exhibits, constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior agreements and understandings of the parties in connection therewith including, but not limited to the letter of intent dated June 2, 1998.

          11.3 Best Efforts; Further Assurances.

          Each party will use its best efforts to cause all conditions to its obligations to be timely satisfied and to perform and fulfill all obligations on its part to be performed and fulfilled under this Agreement, to the end that the transactions contemplated by this Agreement shall be effected in accordance with its terms as soon as feasible. The parties shall cooperate with each other in such actions and in securing requisite Approvals. Each party shall execute and deliver both before and after the Closing such further certificates, agreements and other documents and take such other actions as may be necessary or appropriate to consummate or implement the transactions contemplated hereby or to evidence such events or matters.

          11.4 Governing Law.

          This Agreement and the legal relations between the parties shall be governed by and construed in accordance with the laws of the State of California applicable to contracts made and performed in such State and without regard to conflicts of law doctrines except to the extent that certain matters are preempted by federal law or are governed by the law of the jurisdiction of incorporation of the respective parties.

          11.5 No Assignment.

          Neither this Agreement (nor related agreements pursuant to this Agreement) nor any rights or obligations under any of them are assignable except that Buyer may assign its rights (including but not limited to its rights under Article X) to any wholly-owned subsidiary of Image or to any post-Closing purchaser(s) of all of the capital stock of Buyer or of substantially all of the Purchased Assets. Buyer shall remain liable to Seller for the payment of the Purchase Price and other obligations of Buyer hereunder notwithstanding a permitted assignment.

          11.6 Headings.

          The descriptive headings of the articles, sections and subsections of this Agreement are for convenience only and do not constitute a part of this Agreement.

          11.7 Counterparts.

          This Agreement and any amendment hereto or any other agreement (or document) delivered pursuant hereto may be executed in one or more counterparts and by different parties in separate counterparts. All of such counterparts shall constitute one and the same agreement (or other document) and shall become effective (unless otherwise therein provided) when one or more counterparts have been signed by each party and delivered to the other party.

          11.8 Publicity and Reports.

          Seller and Buyer shall jointly coordinate all publicity relating to the transactions contemplated by this Agreement, and no party shall issue any press release, publicity statement or other public notice relating to this Agreement, or the transactions contemplated by this Agreement, without the prior written consent of the other party, other than as required by securities laws. Notwithstanding the foregoing sentence, Buyer may issue a press release regarding this Agreement or the transactions contemplated herein at any time if Buyer determines in its reasonable discretion that it is prudent, or Buyer is obligated, to do so in light of Buyer's status as a public company. Seller acknowledges that Buyer may issue a press release upon the execution of this Agreement. If either party is required by law to (or Buyer concludes that it should) disclose to any person any information regarding the parties' negotiations, the parties will endeavor to mutually agree on the content and timing of any such disclosure to the extent practicable.

          11.9 Confidentiality.

          All information disclosed by any party (or its representatives) whether before or after the date hereof, in connection with the transactions contemplated by, or the discussions and negotiations preceding, this Agreement to any other party (or its representatives) or its shareholders shall be kept confidential by such other party, its representatives and shareholders and shall not be used by any such Persons other than as contemplated by this Agreement, except to the extent that such information (i) was known by the recipient when received, (ii) it is or hereafter becomes lawfully obtainable from other sources,
(iii) is necessary or appropriate to disclose to a Governmental Entity having jurisdiction over the parties, (iv) as may otherwise be required by law or (v) to the extent such duty as to confidentiality is waived in writing by the other party. If this Agreement is terminated in accordance with its terms, each party shall use all reasonable efforts to return upon written request from the other party all documents (and reproductions thereof) received by it or its representatives from such other party (and, in the case of reproductions, all such reproductions made by the receiving party) that include information not within the exceptions contained in the first sentence of this Section 11.9, unless the recipients provide assurances reasonably satisfactory to the requesting party that such documents have been destroyed.

          11.10 Parties in Interest.

          This Agreement shall be binding upon and inure to the benefit of each party, and nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement. Nothing in this Agreement is intended to relieve or discharge the obligation of any third person to or to confer any right of subrogation or action over against, any party to this Agreement.

          11.11 Guaranty of Performance.

          The Seller Shareholder and the Trust shall each have entered into a guaranty of performance of Seller's obligations under this Agreement substantially in the form of Exhibit M hereto.

          11.12 Notices.

          Any notice or other communication hereunder must be given in writing and either (a) delivered in person, (b) transmitted by telex, telefax or telecommunications mechanism or
(c) mailed, postage prepaid, as follows:

          If to Buyer, addressed to:

          Image Entertainment, Inc.
          9333 Oso Avenue
          Chatsworth, CA 91311-6089
          Attention:  Cheryl Lee, Esq.
          Fax:  (818) 407-9331


          With a copy to:

          O'Melveny & Myers LLP
          400 S. Hope Street
          Los Angeles, CA  90017
          Attention:  Diana L. Walker, Esq.
          Fax:  (213) 430-6407


          If to Seller, addressed to:

          Ken Crane's Magnavox City, Inc.
          4900 W. 147th Street
          Hawthorne, CA  90250
          Attention:  Linnea Shine
          Fax:  (310) 219-0375

          With a copy to:
          Buster Donelson
          188831 Mount Morgan Circle
          Fountain Valley, CA  92708
          Fax:  (714) 964-6009

or to such other address or to such other person as either party shall have last designated by such notice to the other party. Each such notice or other communication shall be effective (i) if given by telecommunication, when transmitted to the applicable number so specified in (or pursuant to) this Section 11.12 and an appropriate answerback is received, (ii) if given by mail, three days after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (iii) if given by any other means, when actually delivered at such address.

          11.13 Expenses.

          (a) If (i) this Agreement is terminated (x) by Seller without the consent of Buyer for any reason other than pursuant to Section 9.1(c), 9.1(e) (unless Buyer's inability to obtain Financing is primarily due to a representation or warranty of Seller not being true and correct in all material respects or Seller having not performed an obligation under this Agreement) or 9.1(f), or (y) by Buyer pursuant to Section 9.1(b), 9.1(d), 9.1(f), 9.1(g) or 9.1(h), or (ii) prior to or within 3 months after the termination of this Agreement an entity or person (as defined in Section 13(d)(3) of the Exchange Act) other than the Buyer or any of its Affiliates, acquires beneficial ownership of 5% or more of the outstanding capital stock, or assets or business, of Seller, then in either such case Seller will, within five days after Buyer's submission of a reasonably detailed statement of its expenses, reimburse Buyer for all out-of-pocket expenses and fees incurred by it or on its behalf, or incurred by financial institutions or other Persons and assumed by Buyer, in connection with the preparation, negotiation, execution and performance of this Agreement and any Financing referred to in
Section 6.12 ("Buyer's Expenses").

          (b) If this Agreement is terminated (x) by Buyer without the consent of Seller for any reason other than pursuant to Section 9.1(b), 9.1(d), 9.1(f), 9.1(g) or 9.1(h) or (y) by
Seller pursuant to Section 9.1(c), 9.1(e) (unless Buyer's inability to obtain Financing is primarily due to a representation or warranty of Seller not being true and correct in all material respects or Seller having not performed an obligation under this Agreement) or 9.1(f), then Buyer will, within five days after Seller's submission of a reasonably detailed statement of their expenses, reimburse Seller for all out-of pocket expenses and fees incurred by them or on their behalf, or incurred by other persons and assumed by Seller, in connection with the negotiation, preparation, execution and performance of this Agreement ("Seller's Expenses").

          (c) If Seller fail to pay any of the Buyer's Expenses when due, then Seller will also be obligated to pay to Buyer all costs and expenses (including reasonable attorneys' fees and expenses) incurred by Buyer in connection with the collection thereof plus interest on the amount of the Buyer's Expenses not paid from the date such payment was required to be made, at the Agreed Rate until paid.

          (d) If Buyer fails to pay any of the Seller's Expenses when due, then it will also be obligated to pay to Seller all costs and expenses (including reasonable attorneys' fees and expenses) incurred by Seller in connection with the collection thereof plus interest on the amount of the Seller's Expenses not paid from the date such payment was required to be made, at the Agreed Rate until paid.

          (e) Except as otherwise provided in Sections 11.13 or 12.2, Seller and Buyer shall pay its own expenses incident to the negotiation, preparation and performance of this Agreement and the transactions contemplated hereby, including but not limited to the fees, expenses and disbursements of its investment bankers, accountants and counsel and of securing third party consents and approvals required to be obtained by it.

          (f) Seller shall pay any documentary transfer tax, real property transfer or gains tax, document recording fees and charges, any amounts due under Division 6 of the California Commercial Codes or other bulk sales laws, and any income, franchise or revenue tax or excise tax (and any surtax thereon) due in connection with the consummation of the transactions contemplated by this Agreement.

          11.14 Remedies; Waiver.

          To the extent permitted by Law, all rights and remedies existing under this Agreement and any related agreements or documents are cumulative to, and not exclusive of, any rights or remedies otherwise available under applicable Law. No failure on the part of any party to exercise or delay in exercising any right hereunder shall be deemed a waiver thereof, nor shall any single or partial exercise preclude any further or other exercise of such or any other right.

          11.15 Attorney's Fees.

          Attorneys fees and other expenses incurred in enforcing any judgment in respect of this Agreement shall be recoverable as a separate item. The preceding sentence is intended to be severable from the other provisions of this Agreement and to survive any judgment and, to the maximum extent permitted by law, shall not be deemed merged into any such judgment.

          11.16 Specific Performance.

          Seller and Buyer each acknowledge that, in view of the uniqueness of the Business and the transactions contemplated by this Agreement, Seller or Buyer, as the case may be, would not have an adequate remedy at law for money damages in the event that this Agreement has not been performed in accordance with its terms. Seller and Buyer therefore agree that Seller, on the one hand, and Buyer, on the other hand, shall be entitled to specific enforcement of the terms hereof in addition to any other remedy to which it may be entitled, at law or in equity.

          11.17 Severability.

          If any provision of this Agreement is determined to be invalid, illegal or unenforceable by any Governmental Entity, the remaining provisions of this Agreement to the extent permitted by Law shall remain in full force and effect provided that the essential terms and conditions of this Agreement for all parties remain valid, binding and enforceable and provided that the economic and legal substance of the transactions contemplated is not affected in any manner materially adverse to any party. In the event of any such determination, the parties agree to negotiate in good faith to modify this Agreement to fulfill as closely as possible the original intents and purposes hereof. To the extent permitted by Law, the parties hereby to the same extent waive any provision of Law that renders any provision hereof prohibited or unenforceable in any respect.


                           ARTICLE XII
                     ARBITRATION OF DISPUTES

          12.1 Agreement to Arbitrate.

          Any controversy, dispute or claim under, arising out of, in connection with or in relation to this Agreement, including but not limited to the negotiation, execution, interpretation, construction, coverage, scope, performance, non-performance, breach, termination, validity or enforceability of this Agreement or any alleged fraud in connection therewith, or this Article XII shall be settled, at the request of either Buyer or Seller by arbitration conducted in accordance with the Commercial Arbitration Rules or then existing rules for commercial arbitration of the American Arbitration Association. The arbitration shall be governed by the Federal Arbitration Act (9 U.S.C. 1-16). The arbitration of such issues, including the determination of any amount of damages suffered by any party hereto by reason of the acts or omissions of any party, shall be final and binding upon the parties to the maximum extent permitted by law, except that the arbitrator shall not be authorized to award punitive damages with respect to any such claim, dispute or controversy. No party shall seek punitive damages relating to any matter under, arising out of, in connection with or relating to this Agreement. The arbitrator appointed pursuant to this Article XII shall, upon resolving or settling any controversy, dispute or claim, deliver written notice of such resolution or settlement to Seller and Buyer. The parties intend that this Article shall be valid, binding, enforceable and irrevocable and shall survive the termination of this Agreement.

          12.2 Fees and Expenses of Arbitration.

          Subject to Section 11.13, each party shall pay the fees of its own attorneys, expenses of witnesses and all other expenses connected with the presentation of such party's case. One-half the cost of any arbitration to which Buyer is a party, including the cost of the record or transcripts thereof, if any, administrative fees, and all other fees involved, shall be paid by Buyer, and the balance shall be paid by Seller, except as the arbitrator may otherwise direct.

          12.3 Choice of Law.

          Proceedings under and the provisions of this Article
XII shall be subject to Section 11.4 (Governing Law) of this Agreement.

          12.4 Place of Arbitration.

          Any arbitration proceedings hereunder shall be held in Los Angeles, California.

          12.5 Judgment.

          Judgment upon any award rendered by the arbitrator(s) may be entered by any court having jurisdiction thereof.

          IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed by its duly authorized officers as of the day and year first above written.

                                   BUYER



                                   /s/ Martin Greenwald
                                   By:  Martin Greenwald
                                   Its:  President




                                   SELLER



                                   /s/ Charles K. Crane
                                   By:  Charles K. Crane
                                   Its:  President

                           EXHIBIT A

                    FORM OF ESCROW AGREEMENT

                     ESCROW AGREEMENT


          THIS ESCROW AGREEMENT (this "Agreement") is entered into as of ___________, 1998, by and among Ken
Crane's Magnavox City, Inc., d/b/a Ken Crane's, a California corporation ("Seller"), Image Newco, Inc., a California corporation ("Buyer"), and ________________, a
_____________, as escrow agent ("Escrow Agent").

                       R E C I T A L S

          WHEREAS, pursuant to that certain Asset Purchase Agreement, dated as of ____________, 1998 (the "Asset Purchase Agreement"), by and between Seller and Buyer, Buyer has agreed to purchase, acquire and accept from Seller, and Seller has agreed to sell, convey, assign, transfer and deliver to Buyer, certain assets of Seller on the terms described in the Asset Purchase Agreement;

          WHEREAS, each of Seller and Buyer have made or given certain agreements, covenants, representations, warranties and indemnities in the Asset Purchase Agreement and have agreed that a portion of the Purchase Price (as defined in the Asset Purchase Agreement) shall be placed and maintained in an escrow account to be administered pursuant to this Agreement and the Asset Purchase Agreement; and

          WHEREAS, the parties desire to arrange for such escrow and to appoint Escrow Agent as escrow agent in accordance with the terms hereof.

                      A G R E E M E N T

          In consideration of the mutual promises contained herein and for other good and valuable consideration, receipt of which is hereby acknowledged, and intending to be legally bound, the parties agree as follows:

          1.   Interpretation and Definitions.  This
Agreement is being executed and delivered pursuant to
Section 2.3 of the Asset Purchase Agreement and is the Escrow Agreement referred to therein. The terms and conditions of the Asset Purchase Agreement are hereby incorporated by reference into this Agreement, but only for such purposes as the context of this Agreement may require.
The provisions of this Agreement shall not in any event be construed so as to enlarge or diminish the rights of Seller or Buyer under the Asset Purchase Agreement. Capitalized terms used and not defined herein shall have the meanings given to them in the Asset Purchase Agreement.

          2. Appointment of Escrow Agent. Escrow Agent is hereby appointed to act as escrow agent in accordance with the terms hereof, and Escrow Agent hereby accepts such appointment. Escrow Agent shall have all the rights, powers, duties and obligations provided herein.

          3. Deposit of Funds. On the Closing Date, Buyer shall deliver $500,000 by wire transfer of immediately available funds to Escrow Agent. Escrow Agent shall deposit such funds and hold such funds, and any accrued interest or earnings thereon, in a form of interest-bearing escrow account (the "Escrow Account"). The amount in the Escrow Account at any time, including accrued interest and earnings on such amount, is referred to herein as the "Escrow Amount."

          Escrow Agent shall invest and reinvest the Escrow Amount as directed in writing from time to time by Buyer and Seller; provided, however, that if Buyer and Seller are unable to reach an agreement as to the appropriate investment for all or any portion of the Escrow Amount, the Escrow Amount (or such portion thereof) shall be invested and reinvested in negotiable certificates of deposit (having a term not in excess of [90] days) in a commercial bank having a combined capital and surplus of at least
$_____ million, representing at least ____% of its assets. Escrow Agent shall (to the extent permitted by the terms of the applicable investment) sell or redeem any such investment as necessary to make any payments required pursuant to this Agreement and shall not be responsible for any losses or penalties incurred as a result of any such sale or redemption.

          4.   Accrued Interest on the Escrow Amount.

          (a) Interest and earnings accrued on the Escrow Amount in the Escrow Account shall be added to the Escrow Amount and shall be held by Escrow Agent and shall be available for any payment to be made by Escrow Agent under this Agreement. Buyer and Seller acknowledge and agree that for federal and state income tax purposes, the amount earned on any investment of the Escrow Amount, or portion thereof, is for the benefit of Seller and shall be received by Escrow Agent as the nominee of Seller and that such amount shall be the income of Seller for federal and state income tax purposes. Escrow Agent is directed to file all required reports and returns with the appropriate taxing authorities reflecting that the income earned on the Escrow Amount is the income of Seller. Seller shall provide to Escrow Agent such information regarding Seller as may be necessary to enable Escrow Agent to make any tax filings in connection with this Agreement, including but not limited to their taxpayer identification numbers.

          (b) Notwithstanding subparagraph (a) above, if any funds are paid to Buyer from the Escrow Amount pursuant to Sections 5 and 6 hereof, Buyer shall also receive a pro rata share of the interest and earnings that have accrued on the Escrow Amount to the date of such payment. The pro rata share shall be determined by dividing the amount to be paid to Buyer pursuant to Sections 5 and 6 by the Escrow Amount at the time of such payment (excluding any interest and earnings accrued thereon) and multiplying such number by the total interest and earnings that have accrued on the Escrow Amount (as it exists at the date of such payment) to the date of such payment.

          5.   Duration of Escrow.

          (a) Escrow Agent shall hold the Escrow Amount (including without limitation the interest accrued on such amount from the Closing Date) in escrow until the date (the "Settlement Time") that is the later of (i) ninety (90) days after the Closing Date, (ii) the date upon which all deficiencies payable to Buyer pursuant to Section 2.5 of the Asset Purchase Agreement (together with any amounts payable under Section 4(b)) have been fully paid and (iii) if any Disputed Claim (as defined in Section 9 below) arises during such ninety day period, the date of the final resolution of any and all such Disputed Claims under Section 10 hereof.

          (b) Immediately after the Settlement Time, Escrow Agent shall disburse any amounts owed on Disputed Claims to Buyer (together with any amounts payable under Section 4(b)) and shall pay to itself any unpaid fees owed by Seller under
Section 15. Escrow Agent shall then disburse the remaining Escrow Amount in the Escrow Account to Seller and the escrow shall terminate; provided, however, that if at any time prior to the Settlement Time the Escrow Amount shall equal zero, then the escrow shall terminate at such earlier time.

          6. Purposes of Escrow Account. As between Buyer and Seller, the purpose of the Escrow Amount shall be, and the Escrow Amount shall be applied to, (a) any payments required to be made to Buyer pursuant to Section 2.5 of the Asset Purchase Agreement, subject to the terms and conditions set forth therein and (b) any payments required to be made to Buyer pursuant to Article X of the Asset Purchase Agreement, subject to the terms and conditions set forth therein.

          7. Escrow Amount Not Exclusive Remedy. The availability of the Escrow Amount for the payment of any amounts due to Buyer under Section 2.5 and Article X of the Asset Purchase Agreement shall not limit in any way or restrict any other remedies available to Buyer under the Asset Purchase Agreement or applicable law.

          8.   Assertion of Claim.

          (a) At any time prior to the Settlement Time, Buyer or its successors may assert (i) a claim (a "Claim") for payment pursuant to Section 2.5 of the Asset Purchase Agreement and/or (ii) a Claim for payment pursuant Article X of the Asset Purchase Agreement, and, to the extent of the Escrow Amount, may demand satisfaction thereof from the Escrow Account.

          (b) To assert any Claim, Buyer shall deliver a written notice to Escrow Agent and Seller (a "Certificate of Claim") stating the amount of the Claim in dollars and the date the notice is being sent (the "Notice Date").

          9. Settlement of Claim. Escrow Agent, without concerning itself with Buyer's explanation as to the basis for the Claim, may disburse the Escrow Amount, or any portion thereof, to Buyer to settle the Claim asserted by
Buyer:

                    (a)  Upon receipt by Escrow Agent of a
          written instruction executed by Seller and Buyer;
          or

                    (b)  In the case of a Claim for funds
          for payment pursuant to Section 2.5 of the Asset Purchase Agreement, upon receipt of a written resolution from the Referee (as defined in Section
          2.4 of the Asset Purchase Agreement); or

                    (c)  Fifteen (15) days after the Notice
          Date, provided that the following conditions have been satisfied:

                              (i)  Buyer has delivered to
               Escrow Agent and Seller a Certificate of
               Claim;

                              (ii) Buyer has delivered to
               Escrow Agent an affidavit of mailing or
               certification stating that Buyer has
               delivered or transmitted for delivery to Seller a Certificate of Claim with respect to such Claim at least ten (10) days in advance of the anticipated date of disbursement of the Escrow Amount or portion thereof; and

                              (iii)     Escrow Agent has not
               received from Seller a written objection to the disbursement (an "Objection").

          Any Objection by Seller shall include a statement in reasonable detail of Seller's basis for such Objection, and Seller shall deliver a copy of any Objection to Buyer. If Seller delivers to Escrow Agent an Objection prior to the satisfaction of such Claim from the Escrow Amount, the Claim (a "Disputed Claim") shall remain pending until resolved as provided herein, and Escrow Agent, without concerning itself as to the grounds for the Objection, shall not disburse the Escrow Amount or any portion thereof to satisfy the Disputed Claim. If, after receiving an Objection from Seller, Escrow Agent receives (1) the written consent of Seller to the disbursement by Escrow Agent of the amount of the Disputed Claim, (2) a written agreement executed by Buyer and Seller revising the amount of such Disputed Claim and instructing Escrow Agent to disburse to Buyer such revised amount or
(3) a written notice from the arbitrator selected pursuant to the provisions of Article XII of the Asset Purchase Agreement stating that the Disputed Claim has been resolved and stating the resolution of such Disputed Claim, then Escrow Agent shall be authorized to and shall promptly disburse the Escrow Amount, or portion thereof, in accordance with such documents.

          10. Resolution of Disputed Claim. A Disputed Claim that cannot be resolved by Buyer and Seller shall be finally resolved by the arbitration procedures set forth in
Article XII of the Asset Purchase Agreement. The arbitrator appointed pursuant to such Article XII shall, upon resolving or settling a Disputed Claim, deliver written notice of such resolution or settlement to Escrow Agent, Seller and Buyer. If the arbitrator's resolution or settlement concludes that Buyer is entitled to receive any payment from the Escrow Amount, the arbitrator shall deliver written instructions to Escrow Agent to disburse to Buyer the amount of such payment from the Escrow Amount. Escrow Agent shall, after receiving any such notice from the arbitrator, disburse such amount to Buyer.

          11. Recovery of Attorneys' Fees and Court Costs. In the event of any Action (other than disputes fully resolved by the Referee) arising out of the subject matter of this Agreement, the prevailing party in such Action shall be entitled to recover its reasonable attorneys' fees and other costs and expenses, including all amounts paid to or on behalf of Escrow Agent, incurred in connection with such Action. If Buyer is entitled to reimbursement of such fees, costs and expenses, it may recover them from the Escrow Amount, but its rights to recover and remedies shall not be limited to the Escrow Amount. To recover such amount from the Escrow Amount, Buyer shall deliver to Escrow Agent a copy of the adjudication resulting from such Action in which it was the prevailing party and a self-certified statement of its fees, costs and expenses, and Escrow Agent shall be authorized to disburse to Buyer the total amount thereof.
If Seller is entitled to reimbursement of such fees, costs and expenses, Seller shall deliver to Buyer a self-certified statement of its fees, costs and expenses and Buyer shall promptly reimburse such amount to Seller.

          12. Escrow Agent Qualifications. Escrow Agent shall at all times be a bank, savings and loan association or trust company in good standing, organized and doing business under the laws of the United States or a state of the United States, having combined capital and surplus of not less than $100 Million and shall be authorized under the laws governing its organization to exercise corporate trust powers and shall be authorized under such laws and the laws of the State of California to enter into and perform this Agreement. If Escrow Agent shall at any time cease to have the foregoing qualifications, Escrow Agent shall give notice of resignation to Buyer and Seller as provided in
Section 16, and Seller and Buyer agree to thereupon promptly appoint a qualified successor escrow agent in accordance with Section 17.

          13.  Limitations on Liability of Escrow Agent.

          (a) Escrow Agent may act upon any written notice, certificate, instrument, request, waiver, consent, paper, or other document that Escrow Agent in good faith reasonably believes to be genuine and to have been made, sent, signed, prescribed, or presented by the proper person or persons. Escrow Agent shall not be liable for any action taken or omitted by it in connection with the performance of its duties and obligations hereunder, except for its own negligence or willful misconduct. Escrow Agent shall be under no obligation to institute or defend any action, suit or legal proceeding in connection with this escrow or this Agreement unless it is indemnified to its satisfaction by the party or parties who desire that it undertake such action.

          (b) Escrow Agent shall be under no obligation or liability for failure to inform Buyer or Seller regarding any transaction or facts within Escrow Agent's knowledge, even though the same may concern the matters described herein, provided they do not prevent or interfere with Escrow Agent's compliance with this Agreement, nor shall Escrow Agent be liable for the sufficiency, correctness or genuineness as to form, manner of execution or validity of any instrument deposited, nor as to identity, authority, or rights of any person executing the same, except as above provided.

          (c) Should Escrow Agent during or after the term of the escrow receive or become aware of any conflicting demands or claims with respect to the Escrow Amount or the rights of any of the parties hereto, or any money or property deposited herein or affected hereby, Escrow Agent shall have the right to discontinue any or all further acts on its part until such conflict is resolved to its and the parties' satisfaction, and Escrow Agent shall have the further right to commence or defend any action or proceeding for the determination of such conflict. In the event Escrow Agent should file suit in interpleader, it shall be fully released and discharged from all further obligations under this Agreement.

          (d) Escrow Agent may consult with legal counsel satisfactory to it in connection with any dispute, the construction of any provision of this Agreement or the duties and obligations of Escrow Agent under this Agreement.

          14. Release of Escrow Agent. The retention and distribution of the Escrow Amount in accordance with the terms and provisions of this Agreement shall fully and completely release Escrow Agent from any obligations or liabilities assumed under this Agreement with respect to the Escrow Amount.

          15. Compensation of Escrow Agent. Escrow Agent shall be entitled to reasonable compensation and reimbursement of fees, costs and expenses, including reasonable attorneys' fees, suffered or incurred by Escrow Agent in connection with the performance of its duties and obligations hereunder, including but not limited to, any suit in interpleader brought by Escrow Agent. Buyer, on the one hand, and Seller, on the other hand, shall be severally responsible for one-half of such compensation, fees, costs and expenses.

          16. Resignation and Removal of Escrow Agent. Escrow Agent or any successor to it may resign and be discharged of its duties and obligations hereunder by delivering written notice to Buyer and Seller specifying the effective date of such resignation, which date shall not be earlier than 30 days following the receipt by Buyer and Seller of the notice of resignation. Such resignation shall take effect on the date specified in the notice of resignation, unless a successor escrow agent has been appointed in accordance with the provisions of Section 17 and has accepted such appointment, in which case such resignation shall take effect immediately upon receipt by such successor escrow agent of the Escrow Amount. Escrow Agent may be removed by the joint action of Buyer and Seller, with or without cause, at any time upon 15 days' prior written notice to Escrow Agent, which notice may be waived by Escrow Agent.

          Notwithstanding any resignation or removal of Escrow Agent pursuant to this Section 16, Escrow Agent shall continue to serve in its capacity as escrow agent until
(a) a successor escrow agent is appointed in accordance with the provisions of Section 17 and has accepted such appointment and (b) the Escrow Amount has been transferred to and received by such successor escrow agent. Buyer and Seller shall promptly take the necessary action to appoint a successor escrow agent in accordance with the provisions of
Section 17.

          17. Appointment of Successor Escrow Agent. If at any time Escrow Agent shall resign, be removed or otherwise become incapable of acting as escrow agent pursuant to this Agreement, or if at any time a vacancy shall occur in the office of escrow agent for any other cause, a successor escrow agent that meets the qualifications set forth in
Section 12 shall be appointed by Buyer by a written instrument delivered to the successor escrow agent. If no successor escrow agent has been appointed at the effective date of resignation or removal of Escrow Agent or within 30 days after the time Escrow Agent became incapable of acting or a vacancy occurred in the office of escrow agent, any party hereto may petition a court of competent jurisdiction for an appointment of a successor escrow agent and Escrow Agent shall have the right to refuse to make any payments from the Escrow Amount until a successor escrow agent is appointed and has accepted such appointment. Upon the appointment and acceptance of any successor escrow agent hereunder, Escrow Agent shall transfer the Escrow Amount to its successor. Upon receipt by the successor escrow agent of the Escrow Amount, Escrow Agent shall be discharged from any continuing duties or obligations under this Agreement, but such discharge shall not relieve Escrow Agent from any liability incurred prior to such event, and the successor escrow agent shall be vested with all rights, powers, duties and obligations of Escrow Agent under this Agreement.

          18. Parties in Interest. This Agreement shall be binding upon and inure to the benefit of each party, and nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever by, under or by reason of this Agreement. Nothing in this Agreement is intended to relieve or discharge the obligation of any third person to, or to confer any right of subrogation or action over against, any party to this Agreement.

          19. Notices. Any notice or other communication hereunder must be given in writing and either (a) delivered in person, (b) transmitted by telefax or other telecommunications mechanism or (c) mailed, postage prepaid, receipt requested, as follows:

          (a)  If to Buyer:

               Image Newco, Inc.
               c/o Image Entertainment, Inc.
               9333 Oso Avenue
               Chatsworth, CA 91311
               Attention:  Chief Administrative Officer and
                           General Counsel
               Fax:  (818) 407-9331

               With a copy to:

               O'Melveny & Myers LLP
               400 S. Hope Street
               Los Angeles, CA  90017
               Attention:  Diana L. Walker, Esq.
               Fax:  (213) 430-6407

          (b)  If to Seller:

               Ken Crane's Magnavox City, Inc.
               4900 W. 147th Street
               Hawthorne, CA 990250
               Attention:  Linnea Shine
               Fax:(310) 219-0375


               With a copy to:

               Lanning, Adams & Peterson
               4676 Admiralty Way, Suite 619
               Marina del Rey, CA 90292
               Attention:  Michael K. Lanning, Esq.
               Fax:  (310) 823-5273

          (c)  If to Escrow Agent:




               Attention:
               Fax:

or to such other address or to such other Person (as defined in the Asset Purchase Agreement) as either party shall have last designated by such notice to the other party. Each such notice or other communication shall be effective (i) if given by telecommunication, when transmitted to the applicable number so specified in (or pursuant to) this
Section 19, (ii) if given by mail, three business days after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (iii) if given by any other means, when actually delivered at such address.

          20. Amendments; Waivers. This Agreement may be amended only by an agreement in writing of all parties. No waiver of any provision nor consent to any exception to the terms of this Agreement shall be effective unless in writing and signed by the party to be bound, and then only to the specific purpose, extent and instance so provided.

          21. Counterparts. This Agreement and any other agreement (or document) delivered pursuant hereto may be executed in one or more counterparts and by different parties in separate counterparts. All of such counterparts shall constitute one and the same agreement and shall become effective when one or more counterparts of this Agreement have been signed by each party and delivered to the other parties.

          22. Assignment; Successors and Assigns. Neither this Agreement nor any rights or obligations under it are assignable, except that Buyer may assign its rights under this Agreement and in the Escrow Account to any Person to whom Buyer may assign its rights under the Asset Purchase
Agreement. This Agreement shall be binding upon, inure to the benefit of and be enforceable by the successors and permitted assigns of the respective parties.

          23. Governing Law. This Agreement and the legal relations among the parties shall be governed by and construed in accordance with the laws of the State of California applicable to contracts made and performed in such State without regard to conflicts of law doctrines.

          24.  Integration.  This Agreement and the
agreements referred to herein, constitute the entire agreement and understanding of the parties with respect to the subject matter of this Agreement and supersede all prior agreements and understandings with respect thereto.

          25.  Severability.  If any provision of this
Agreement is held invalid by any court, governmental agency or regulatory body, the other provisions to the extent permitted by law shall remain in full force and effect. To the extent permitted by applicable law, the parties hereby waive any provision of law that renders any provision hereof prohibitive or unenforceable in any respect.

          26. Headings. The descriptive headings of the Sections of this Agreement are for convenience only and do not constitute a part of this Agreement.

          IN WITNESS WHEREOF, each of the parties hereto has caused this Escrow Agreement to be executed on the day and year first written above.

                         "Seller"

                         KEN CRANE'S MAGNAVOX CITY, INC.,
                         a California corporation



                         _______________________________
                         Name:__________________________
                         Title:_________________________



                         "Buyer"

                         IMAGE NEWCO, INC.,
                         a California corporation



                         _______________________________
                         Name:__________________________
                         Title:_________________________



                         "Escrow Agent"

                         [ESCROW AGENT],
                         a ___________________



                         _______________________________
                         Name:__________________________
                         Title:_________________________

                           EXHIBIT B

               FORM OF BILL OF SALE AND ASSIGNMENT

                   BILL OF SALE AND ASSIGNMENT


          For good and valuable consideration, receipt of which is hereby acknowledged, and pursuant to the Asset Purchase Agreement, dated as of __________________, 1998 (the
"Agreement"), between Ken Crane's Magnavox City, Inc., d/b/a Ken Crane's ("Seller"), and Image Newco, Inc. ("Buyer"), and intending to be legally bound hereby, Seller does hereby unconditionally and irrevocably sell, convey, assign transfer and deliver to Buyer, its successors and assigns, all of the business and assets, properties, rights, privileges, claims and contracts of every kind and nature, real and personal, tangible and intangible, absolute or contingent, wherever located, owned, held or used or intended for use primarily in Seller's business and operation of distributing laserdiscs and digital video discs (collectively, the "Purchased Assets"), including, without limitation, the items described more particularly in Schedule 1 attached hereto and incorporated herein by reference.

          Terms used herein and not defined have the meanings assigned to them in the Agreement. Nothing herein is intended to limit or supersede in any way the representations and warranties of Seller set forth in the Agreement.

          Seller hereby represents and warrants that (i) the Purchased Assets are free and clear of any Encumbrance, (ii) that it has good and marketable title to the Purchased Assets, and no agreements or understandings exist which limit or restrict the right of Seller to transfer the Purchased Assets to Buyer and
(iii) the Purchased Assets are the assets described in Section 2.1(a) of the Agreement.

          Seller, for itself and its successors and assigns, hereby covenants and agrees that, without further consideration, at any time and from time to time after the date hereof, it will execute and deliver to Buyer such further instruments of sale, conveyance, assignment, transfer and delivery, and take such other action, all upon the reasonable request of Buyer, in order more effectively to sell, convey, assign, transfer and deliver all or any portion of the Purchased Assets to Buyer, to assure and confirm to any other person the ownership of the Purchased Assets by Buyer, and to permit Buyer to exercise any of the franchises, rights, licenses or privileges intended to be sold, conveyed, assigned, transferred and delivered by Seller to Buyer pursuant to this Bill of Sale and Assignment.

          IN WITNESS WHEREOF, Seller has caused this Bill of Sale and Assignment to be executed as of this ____ day of ___________, 1998.

                                   SELLER

                                   KEN CRANE'S MAGNAVOX CITY,
                                   INC., a California corporation



                                   _______________________________
                                   Name:__________________________
                                   Title:_________________________




ACCEPTED AND AGREED:

BUYER

IMAGE NEWCO, INC.,
a California corporation



___________________________________
Name:______________________________
Title:_____________________________

                           SCHEDULE 1

                        PURCHASED ASSETS

                         [List to Come]

                            EXHIBIT C

        FORM OF LEASE ASSIGNMENT AND ASSUMPTION AGREEMENT

            LEASE ASSIGNMENT AND ASSUMPTION AGREEMENT


RECORDING REQUESTED BY
AND WHEN RECORDED RETURN
TO:

     O'Melveny & Myers LLP
     400 South Hope Street
     Los Angeles, California  90071
     Attention:  Diana L. Walker




            LEASE ASSIGNMENT AND ASSUMPTION AGREEMENT

          THIS LEASE ASSIGNMENT AND ASSUMPTION AGREEMENT (this "Assignment") is made as of the ______________________ day of _____________, 1998, by and between Ken Crane's Magnavox City, Inc., d/b/a Ken Crane's, a California corporation ("Assignor"), and Image Newco, Inc., a California corporation ("Assignee"). Terms used herein and not otherwise defined shall have the meanings assigned to them in that certain Asset Purchase Agreement, dated ____________, 1998, between Assignor and Assignee (the "Agreement").

                      W I T N E S S E T H :

          WHEREAS, pursuant to the Agreement, Assignor has agreed to sell, convey, assign, transfer and deliver and Assignee has agreed to purchase, acquire and accept certain assets described in the Agreement including, without limitation, the interest of Assignor under the Lease attached hereto as Exhibit 1 (the "Lease");

          WHEREAS, prior to the transfer of the assets pursuant to the Agreement (the "Closing"), certain consents must be obtained and other requirements must be satisfied;

          WHEREAS, in order to expedite the consent of the lessor to the transfer of the Lease by Assignor to Assignee, the parties desire to execute this Agreement prior to the Closing but effective only upon the Closing; and

          WHEREAS, Assignee has agreed under the Agreement to assume and discharge under the Lease all obligations that first arise after the Closing with respect to the Lease.

          NOW, THEREFORE, with reference to the foregoing recitals which are incorporated herein by this reference and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

          1. Assignor does hereby SELL, CONVEY, ASSIGN, TRANSFER AND DELIVER to Assignee all of its right, title and interest as tenant under the Lease demising that certain real property located in the City of Westminster, in the County of Orange and the State of California, which real property is more particularly described in Exhibit 1 attached hereto and by this reference incorporated herein (the "Real Property"). The foregoing sale, conveyance, assignment, transfer and delivery shall become effective on the date of the Closing. Nothing contained in this Agreement shall be deemed to transfer to Assignee any right or interest of Assignor in, to or under the Lease prior to the Closing or, prior to the Closing, to otherwise constitute an assignment, agreement or arrangement in contravention of, or which would adversely affect the rights granted to Assignor or to be assigned to Assignee under, the Lease.

          2. Effective as of the date of the Closing, Assignee accepts the foregoing assignment and assumes and agrees to perform and to pay or discharge when due any and all obligations of the tenant under the Lease arising from and after the Closing.

          3. Assignor hereby agrees not to further sell, convey, assign, transfer, deliver, mortgage, pledge or otherwise encumber all or any portion of its interest in the Lease. Any attempted further sale, conveyance, assignment, transfer, delivery, mortgage, pledge or other encumbrance, whether made voluntarily or otherwise, shall be void and of no effect.

          4. Assignor further agrees that until the Closing it will fully perform and discharge, as and when due, any and all of its obligations under the Lease (including, without limitation, any and all payment obligations thereunder). Assignor represents to Assignee that Exhibit 1 constitutes a true and complete copy of the Lease, including all amendments, modifications and supplements thereto. Assignor shall not hereafter amend, modify, surrender, terminate or waive its rights under the Lease or otherwise take any action or omit to take any action with respect to the Lease which might adversely affect the rights of tenant thereunder without the prior consent in writing of Assignee.

          5. Assignor hereby agrees to indemnify, defend and hold harmless Assignee from and against any and all Losses (as defined in the Agreement) arising out of or resulting from (a) the filing of any mechanic's, materialman's or other similar lien against the Real Property or the estate of Assignor under the Lease, (b) any breach or default by Assignor in the performance of any of the Assignor's obligations under the Lease or (c) any negligence of Assignor, or any of Assignor's agents, contractors, employees or invitees (collectively, "Assignor's Agents") if any such Loss accrued or resulted from any act or omission of Assignor or any of Assignor's Agents occurring on or before the Closing. The provisions of Article X of the Agreement shall apply to claims for indemnity hereunder.

          6. The persons executing this Assignment and any Consent attached hereto hereby represent and warrant that they are duly authorized to execute and deliver this Agreement or such Consent on behalf of Assignor, Assignee or such consenting party, as the case may be.

          7. If the Agreement is terminated, then this Assignment shall, on the date of such termination, terminate and be of no force or effect.

          8. This Assignment and any Consent attached hereto may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute only one instrument.

          IN WITNESS WHEREOF, the parties hereto have caused this Lease Assignment and Assumption Agreement to be executed as of the date first written above.

                                   "Assignor"

                                   KEN CRANE'S MAGNAVOX CITY,
                                   INC., a California corporation



                                   ________________________________
                                   Name:___________________________
                                   Title:__________________________



                                   "Assignee"

                                   IMAGE NEWCO, INC.,
                                   a California corporation



                                   _______________________________
                                   Name:__________________________
                                   Title:_________________________

                            EXHIBIT 1

                            THE LEASE

                             CONSENT


          Sound Investments, a California general partnership ("Lessor"), hereby confirms that it is the lessor under the Lease referred to in the foregoing Lease Assignment and Assumption Agreement (the "Assignment"), consents to the foregoing Assignment of the Lease (the "Lease") described therein by Ken Crane's Magnavox City, Inc., d/b/a Ken Crane's ("Assignor"), to Image Newco, Inc. ("Assignee") and agrees to the release of Assignor from any further obligation under the terms of said Lease arising from and after the effective date of the Assignment. Lessor confirms that Exhibit 1 to the Assignment constitutes a true, correct and complete copy of the Lease. Lessor acknowledges that, as of the date hereof, the Lease is in full force and effect, Assignor is not in default under the Lease and Lessor has not assigned or otherwise transferred its interest in or under the Lease. Lessor agrees to promptly notify Assignee of any change in such status or of any default (or event which upon the giving of notice or passage of time or both would become a default) under the Lease prior to the effective date of the Assignment.

                                   "Lessor"

                                   SOUND INVESTMENTS,
                                   a California general
                                   partnership


                                   _______________________________
                                   Name:__________________________
                                   Title:_________________________

                                   Dated:_________________________

                             EXHIBIT D

               FORM OF ESTOPPEL STATEMENT FROM LESSOR

                 ESTOPPEL STATEMENT FROM LESSOR


Image Newco, Inc.
c/o Image Entertainment
9333 Oso Avenue
Chasworth, CA 91311


Ladies and Gentlemen:

          The undersigned is making this statement to you in connection with the assignment by Ken Crane's Magnavox City, Inc., d/b/a Ken Crane's ("Seller"), of its right, title and interest in and to that certain "Lease" described herein with the understanding that you will rely on this statement in acquiring said Lease. You are entitled to rely upon the statements contained herein.

The undersigned hereby represents and certifies as follows:

          1. That it is the sole fee owner of the premises demised under that certain Lease, dated as of November 2, 1992, executed by Sound Investments, a California general partnership, as lessor
("Lessor"), and Ken Crane's Magnavox City, Inc. d/b/a Ken Crane's
Home Entertainment, as tenant ("Tenant"), a true, correct and complete copy of which, together with all amendments, modifications and supplements thereto and extensions and renewals thereof, is attached hereto (collectively, the "Lease").

          2. That the Lease is in full force and effect and there are no amendments, modifications, waivers or supplements, whether written or oral, thereto, except as attached hereto.

          3. That the Lease constitutes the sole and entire agreement between the undersigned and Tenant with respect to the property described therein.

          4. That Tenant is not in any respect in default in the performance of its obligations under the Lease, nor is there any circumstance which, with the giving of notice or the passage of time, or both, would constitute a default under the Lease by the undersigned or Tenant. Lessor has not, nor to the best of Lessor's knowledge has Tenant, assigned, transferred or hypothecated its interest under the Lease or further leased or subleased all or any portion of the demised premises.

          5. That the term of the Lease commenced on November 23, 1992, and will expire on November 22, 2002. Tenant has accepted possession of the premises described in the Lease and continues to occupy the same.

          6. That the monthly rental payable under the Lease is $____________; [that such monthly rental will increase to $______ on ________, 19____;] and that rent is due on the first day of each month for the duration of the term of the Lease.

          7. That the security deposit under the Lease is $_______; that the Lessor has received the full amount of such deposit; that there are no circumstances known to the Lessor entitling the Lessor to apply all or any portion of said security deposit; and that the Lessor has not heretofore applied all or any portion of said security deposit.

          8. That all improvements to be completed under the Lease have been completed in accordance with the provisions of the Lease, and that as of the date hereof no condition has occurred or remains unfulfilled that would allow cancellation or termination of the Lease by either party thereto.

          9. That the undersigned has no knowledge of any processing, use, storage, disposal, presence, release or treatment of any hazardous or toxic materials or substances on or about the leased premises.

          10. That Tenant has satisfied all commitments made to induce Lessor to enter into the Lease.

          11. That there are no offsets or credits against rentals payable under the Lease.

          12. The undersigned agrees that it shall not, without your prior written consent, at any time prior to the earlier of the closing of your acquisition of the Lease and January 1, 1999, agree to any (i) cancellation or surrender of the Lease; (ii) modification, amendment, change, alteration or waiver of any provision of the Lease; or (iii) pledge or assignment of the Lease except for the contemplated assignment to you.

          13. The undersigned hereby consents to the assignment of the Lease to Assignee.

          This statement shall bind the successors and assigns of the undersigned and shall inure to the benefit of your successors and assigns.

                                   "Lessor"

                                   SOUND INVESTMENTS,
                                   a California general
                                   partnership


                                   _______________________________
                                   Name:__________________________
                                   Title:_________________________

                                   Dated:_________________________

                            EXHIBIT E

                FORM OF SPECIAL POWER OF ATTORNEY

                    SPECIAL POWER OF ATTORNEY

          Ken Crane's Magnavox City, Inc., d/b/a Ken Crane's ("Seller"), does hereby constitute and appoint Image Newco, Inc. ("Buyer") the true and lawful attorney-in-fact of Seller in its name, place and stead, in connection with the acquisition, pursuant to that certain Asset Purchase Agreement, dated as of _______________, 1998, between Buyer and Seller (the "Agreement"), of the Business (as defined in the Agreement) by
Buyer:

          (i) to execute, acknowledge and deliver all such further assignments, transfers, conveyances, deeds, bills of sale or other instruments, documents or assurances as may be required to transfer to or vest in Buyer or to protect the right, title and interest of Buyer in the Purchased Assets (the "Purchased Assets") conveyed (or intended to be conveyed) by Seller to Buyer pursuant to the Agreement; and

          (ii) to accept and endorse and deposit for Buyer's own account instruments, drafts, checks, notes and other similar items payable to Seller (or presented in payment to Buyer) for any of the Purchased Assets.

          This power of attorney may be exercised on behalf of Buyer by any officer or employee of Buyer by affixing the manual or facsimile signature of any such officer or employee of Buyer to any such instrument or other document.

          Seller further gives and grants to its said attorney-in-fact full power and authority to do and perform every act necessary and proper to be done in the exercise of the foregoing powers as fully as Seller might or could do, with full power of substitution and revocation, hereby ratifying and confirming all that said attorney-in-fact shall lawfully do or cause to be done by virtue hereof.

          This Special Power of Attorney is coupled with an interest and is irrevocable.

          IN WITNESS WHEREOF, Seller has executed this Special
Power of Attorney this ____ day of ____________, 1998, at
________________________.


                                   "Seller"

                                   KEN CRANE'S MAGNAVOX CITY,
                                   INC, a California corporation


                                   _______________________________
                                   Name:__________________________
                                   Title:_________________________

                     STATEMENT OF WITNESSES


          I declare under penalty of perjury under the laws of California that the person who signed or acknowledged this document is personally known to me (or proved to me on the basis of convincing evidence) to be the principal, that the principal signed or acknowledged this power of attorney in my presence and that the principal appears to be of sound mind and under no duress, fraud or undue influence.


Signature:_______________________
Print Name:______________________
Date:____________________________
Residence Address:_______________
_________________________________
_________________________________


Signature:_______________________
Print Name:______________________
Date:____________________________
Residence Address:_______________
_________________________________
_________________________________

STATE OF             )
                     )  SS
COUNTY OF            )



          On _____________________, 19__, before me
____________________, a Notary Public for the State of California, personally appeared ___________________________ and _______________________, known to me to be the
________________________________ and _________________________,
respectively, of Ken Crane's Magnavox City, Inc., d/b/a Ken Crane's, the corporation that executed the within power of attorney, and acknowledged to me that such corporation executed the same.


                                   _____________________________
                                   Notary Public for the State
                                   of California



[SEAL]

                                   My Commission Expires:


                                   _____________________________

                            EXHIBIT F

                  FORM OF ASSUMPTION AGREEMENT

                      ASSUMPTION AGREEMENT


          For good and valuable consideration, receipt and sufficiency of which is hereby acknowledged, and pursuant to that certain Asset Purchase Agreement, dated as of ____________, 1998 (the "Agreement"), between Ken Crane's Magnavox City, Inc., d/b/a Ken Crane's ("Seller"), and Image Newco, Inc. ("Buyer"), Seller hereby assigns and Buyer hereby assumes and agrees to pay and otherwise perform the liabilities and obligations (the "Assumed Liabilities") set forth on Schedule A attached hereto and incorporated herein by this reference.

          This Assumption Agreement shall be binding upon and inure to the benefit of Buyer and Seller and their respective successors and assigns.

          IN WITNESS WHEREOF, the parties hereto have caused this Assumption Agreement to be executed this ___ day of ____________, 1998.


                                   "Buyer"

                                   IMAGE NEWCO, INC.,
                                   a California corporation



                                   ______________________________
                                   Name:_________________________
                                   Title:________________________


                                   "Seller"

                                   KEN CRANE'S MAGNAVOX CITY,
                                   INC., a California corporation


                                   _____________________________
                                   Name:________________________
                                   Title:_______________________

                           SCHEDULE A

                       ASSUMED LIABILITIES

                            [To come]

                            EXHIBIT G

                    FORM OF INVESTMENT LETTER

                         INVESTMENT LETTER

          The undersigned, Ken Crane's Magnavox City, Inc., d/b/a Ken Crane's, a California corporation ("Seller"), hereby certifies to and agrees with Image Newco Inc., a California corporation ("Buyer"), as follows, and makes the following representations to Buyer, with the intent that Buyer rely thereon to assure compliance with applicable securities laws. This certificate is being delivered pursuant to Section 4.25 of that certain Asset Purchase Agreement, dated as of ___________, 1998, by and between Buyer and Seller (the "Agreement"). Capitalized terms used but not defined herein have the meanings set forth in the Agreement.

          1. Seller has been provided copies of, and has read and understood the Agreement, all exhibits and schedules attached thereto and all other agreements contemplated thereby to which Seller or any of its Affiliates is a party; that certain Confidential Private Placement Memorandum prepared by Buyer, dated _________, 1998; and all information concerning Buyer and/or Buyer's Common Stock that has been provided to Seller in writing in connection therewith.

          2. Seller has such knowledge and experience in business and financial matters that Seller is capable of utilizing the information provided about Buyer to evaluate the risks and merits of the exchange of the Purchased Assets for Buyer's Common Stock and Seller's other rights and duties under the Agreement and hereunder.

          3. Seller has adequate means of providing for Seller's current financial needs and possible contingencies and has no need in the foreseeable future to sell or pledge any securities issued by Buyer.

          4. Seller is acquiring certain of Buyer's securities pursuant to the Agreement for Seller's own account for investment without a view to or for sale in connection with any distribution thereof, and will not sell or distribute any of such securities in violation hereof or of the Agreement or any other agreements contemplated thereby, the Securities Act, the General Rules and Regulations of the SEC promulgated thereunder, or any other applicable securities laws, including but not limited to those of the United States and the State of California.

          5.   Seller acknowledges and agrees that:

               (a)  Buyer's Common Stock must be held for a
          period of not less than one year, and neither such stock nor any interest therein may be sold, transferred or otherwise disposed of, unless any transfer thereof is then registered or qualified under the Securities Act and any other applicable state securities laws or Buyer has received a written opinion of counsel to Seller with expertise in securities laws, which opinion must be satisfactory (as to content and legal authority for the positions expressed therein) to counsel for Buyer, to the effect that an exemption from such registration and qualification is available with respect to such action;

               (b) if such opinion relies on the exemption from registration in Section 4(1) or 4(2) of, or any rule interpretation derived therefrom under, the Securities Act (or any analogous exemptions under state securities laws) Seller shall obtain, to the extent required by such opinion or by Buyer, and deliver to Buyer a copy of the prospective transferee's: (i) representations to Buyer, similar to those contained herein or otherwise customary in the circumstances as to the transferee's non-distributive intent, sophistication, understanding of (and ability to bear) risk, and access to information, (ii) acknowledgement concerning restrictions on transfer of Buyer's Common Stock and
          (iii) assumption of obligations of Seller hereunder;

               (c) Buyer's registrar and transfer agent will maintain a stop transfer order against the registration or transfer of Buyer's Common Stock held by Seller to assure compliance with applicable securities laws; and

               (d)  the certificate(s) representing Buyer's
          Common Stock to be held by Seller will bear a legend in substantially the following form:

               THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED OR QUALIFIED UNDER ANY STATE OR FEDERAL LAW AND NEITHER THE SHARES NOR ANY INTEREST THEREIN MAY BE SOLD OR TRANSFERRED WITHOUT COMPLYING WITH SUCH LAWS AND PROVIDING TO THE ISSUER A WRITTEN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER THAT AN EXEMPTION FROM REGISTRATION OR QUALIFICATION UNDER APPLICABLE STATE AND FEDERAL LAWS IS THEN AVAILABLE. THESE SECURITIES ARE SUBJECT TO CERTAIN OTHER RESTRICTIONS PURSUANT TO AN AGREEMENT BETWEEN THE ISSUER AND HOLDER, DATED AS OF __________, 1998.

          6. Seller does not have in mind any sale of Buyer's Common Stock either currently or after the passage of a fixed or determinable period of time or upon the occurrence or nonoccurrence of any specific event or circumstance; has no present or contemplated agreement, undertaking, arrangement, obligation, indebtedness or commitment providing for, or which is likely to compel a disposition of Buyer's Common Stock or any interest therein, by pledge or otherwise; and is not aware of any circumstances presently in existence that are likely in the future to prompt such a transfer or other disposition thereof.

          7. Seller agrees to indemnify Buyer and hold Buyer harmless from and against any Losses incurred on account of or arising out of any inaccuracy in Seller's declarations, representations, and covenants set forth herein, the disposition of any of Buyer's Common Stock that Seller will receive contrary to its foregoing declarations, representations, and covenants, and any action, suit or proceeding based upon the claim that Seller's declarations, representations, or covenants were inaccurate or misleading or otherwise cause for obtaining damages or redress from Buyer or the disposition of any of Buyer's Common Stock or any part thereof in violation hereof or of any securities laws.


Executed this __________ day of _______, 1998.


                              "Seller"

                              KEN CRANE'S MAGNAVOX CITY, INC.,
                              a California corporation


                              ___________________________________
                              Name:______________________________
                              Title:_____________________________

                            EXHIBIT H

               FORM OF OPINION OF SELLER'S COUNSEL

                       FORM OF OPINION OF
                        SELLER'S COUNSEL

                             [DATE]

Image Newco, Inc.
c/o Image Entertainment
9333 Oso Avenue
Chatsworth, California  91311

Ladies and Gentlemen:

     We have acted as counsel for Ken Crane's Magnavox City, Inc., d/b/a Ken Crane's ("Seller"), The Crane Family Trust (the "Trust") and Ken Crane, Sr. ("Ken Crane") in connection with the sale by Seller and the purchase by Image Newco, Inc. ("Buyer") of substantially all of the assets of Seller's business of distributing laserdiscs and digital video discs, pursuant to that certain Asset Purchase Agreement, dated as of ________ __, 1998, between Buyer and Seller and each other agreement or instrument contemplated thereby to which Seller, the Trust and/or Ken Crane is a party (collectively, the "Agreement"). This opinion is being delivered to you pursuant to Section 8.2 of the Agreement. Capitalized terms used herein without definition have the same meanings as set forth in the Agreement.

     In our capacity as such counsel, we have examined originals or copies of the Agreement and such corporate records of Seller, certificates of public officials and of officers of Seller, and other documents as we have deemed necessary for the purpose of this opinion. We have assumed the genuineness of the signatures (except for those of the officers of Seller executing the Agreement), the authenticity of all items submitted to us as originals, the conformity with originals of all items submitted to us as copies and the due authority of all persons executing the same. As to material matters of fact, we have, when relevant facts were not independently established, relied upon the statements and certificates furnished to us.

     On the basis of such examination and our consideration of such questions of law as we have deemed relevant in the circumstances, we are of the opinion, subject to the assumptions and limitations set forth herein, that:

          1. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of California with all necessary corporate power and authority to carry on its business as now being conducted and to execute, deliver and perform the Agreement and any related agreements to which it is a party. Each of the Trust and Ken Crane has all necessary power and authority to execute, deliver and perform any agreements to which it is a party.

          2. Neither the execution and delivery of the Agreement nor the consummation of the transactions contemplated by it will violate the provisions of, or constitute a breach or default, whether upon lapse of time and/or the occurrence of any act or event or otherwise, under the charter documents or bylaws of Seller or any Material Contract known to us to which Seller is a party or is bound, or result in the imposition of any Encumbrance against any asset of Seller, or violate any Order or Law applicable to Seller or any of its assets.

          3. The Agreement has been duly and validly authorized by all necessary corporate action on the part of Seller. Each of the Agreement and any related agreements has been duly executed and delivered by Seller, the Trust and/or Ken Crane, as applicable, and constitutes a legally valid and binding obligation of Seller, the Trust and/or Ken Crane, as applicable, enforceable against such party in accordance with its terms, except as limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally. We advise you that the enforceability of the Agreement is subject to the effect of general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or at law.

          4.   Except for those Permits and Approvals described on Schedule
4.7 to the Agreement, the consummation of the sale of the Purchased Assets and Assumed Liabilities by Seller pursuant to the Agreement does not require any order, consent, approval of, or filing or registration with any other third party or Governmental Entity. All required proceedings and other action to assure compliance with applicable bulk sales laws and asset transfer laws have been duly taken.

          In rendering our opinion in Clause 2 with regard to material agreements, we are relying on Seller's certifications as to their material agreements attached hereto and with your consent have confined our review to the indicated agreements.

          In rendering the opinions expressed in Clause 3, we have assumed that the Agreement has been duly authorized, executed and delivered by Buyer, that Buyer has the requisite power and authority to execute, deliver and perform the Agreement, that the Agreement constitutes the legal, valid and binding obligation of Buyer, enforceable against it in accordance with its terms (as so qualified), that Buyer has obtained all necessary Approvals and Permits required to be obtained by Buyer in order to consummate the transactions contemplated by the Agreement, that all items submitted as originals are authentic and that all items submitted as copies conform to the originals, and we have not independently verified such assumptions.

          We express no opinion concerning the laws of any jurisdiction other than California or the United States or choice of law, securities or antitrust law matters.

          This opinion is solely for your benefit in connection with your acquisition of the Purchased Assets and related transaction and may not be relied upon by, nor may copies be delivered to, any other Person, or used for any other purpose, without our prior written consent.

                                   Respectfully submitted,



                                   Lanning, Adams & Peterson

                            EXHIBIT I

               FORM OF LETTER OF SELLER ACCOUNTANT

            SUBSTANCE OF LETTER OF SELLER ACCOUNTANT



          1. Buster Donelson serves as certified public accountant to Seller.

          2. On the basis of a reading of the latest available interim financial statements of Seller, inquiries of officials of Seller responsible for financial and accounting matters and other specified procedures, nothing came to my attention that caused me to believe that:

          (a) the financial statements of Seller dated as of April 30, 1998 and July 31, 1998 delivered to Buyer (the "Unaudited Statements") are not fairly presented, in conformity with generally accepted accounting principles ("GAAP") (except for changes, if any, required by GAAP and disclosed therein, specifically including the reserve for slow moving, obsolete or overstocked LD inventory) applied on a basis consistent with that of the financial statements of Seller, dated as of July 31, 1997; or

          (b) at the date of the latest available balance sheet read by me, or at a subsequent specified date not more than five days prior to the date hereof, the consolidated net assets related to the Business as of the date of such Interim Statement of Net Assets were less than $_________.

                            EXHIBIT J

                  FORM OF EMPLOYMENT AGREEMENT*







* NOTE: The Form of Employment Agreement will be modified prior to execution pursuant to Attachment 1 to this Exhibit J.

                      EMPLOYMENT AGREEMENT


     THIS EMPLOYMENT AGREEMENT (this "Agreement") is made and entered into as of this __ day of __________, 1998, by and between IMAGE NEWCO, INC., a California corporation ("Image Newco"), and CHARLES K. CRANE, II, an individual ("Executive").

                            RECITALS

     WHEREAS, Image Newco entered into that certain Asset Purchase Agreement, dated as of _____________, 1998 (the "Asset Purchase Agreement"), with Ken Crane's Magnavox City, Inc. ("Seller"), d/b/a Ken Crane's, a California corporation, pursuant to which Image Newco, a wholly-owned subsidiary of Image Entertainment, Inc. ("Image"), a publicly-held company, acquired substantially all of the operating assets of Seller used in connection with Seller's business of distributing laserdiscs and digital video discs (the "Software Division");

     WHEREAS, Executive has served as Vice President, Video Disc Division of Seller since ___________________, 19__ and Image Newco desires to obtain the benefit of continued service by Executive on an exclusive basis, and Executive desires to render services to Image Newco on an exclusive basis; and

     WHEREAS, the Board of Directors of Image Newco has determined that, because of Executive's substantial experience and business relationships in connection with the business of the Software Division and Executive's familiarity with the clientele served by the Software Division, it is in the best interests of Image Newco and its sole stockholder, Image, to secure the services of Executive and to provide Executive with the compensation and benefits set forth herein.

     NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, the parties hereto agree as follows:


1.   TERM OF AGREEMENT

     (a) Term. The term of this Agreement shall be the period commencing on the date hereof and ending on the fifth anniversary of the date hereof (the "Term"); provided, however, that the Term may be extended by Image Newco pursuant to Section 1(b) and, if so extended, the Term shall include such extension(s).

     (b) Extension of Term. If Executive receives written notice from Image Newco, on or before 180 days prior to the expiration of the stated Term of this Agreement, of Image Newco's intention to extend the stated Term of this Agreement for one additional year, then the Term shall be automatically extended as of the expiration date for one additional year. Notwithstanding the preceding sentence, the Term of this Agreement shall not extend beyond the seventh anniversary of the date hereof.

2.   ENGAGEMENT

     Subject to the terms and conditions contained herein, Image Newco hereby engages the services of Executive (the "Services") and Executive hereby accepts such engagement and agrees to render Executive's Services to Image Newco for the Term. Executive initially shall serve as the Vice President - General Manager of Image Newco.

     (a) Extent of Services and Duties. Executive shall be principally responsible for the operations and activities of Image Newco and shall perform such duties as are consistent with Executive's position and as the Chief Executive Officer and/or the Board of Directors (the "Board") of Image Newco may reasonably direct, which duties initially shall include, but not be limited to, the items set forth on Schedule A hereto and made a part hereof. In rendering the Services to Image Newco, Executive shall devote his full business time and energy and shall use his reasonable best efforts and ability to maintain, further and promote the interests and welfare of Image Newco. At the request of Image Newco or Image, Executive shall serve as an officer or director of Image or any entity controlled by Image or in which it has a substantial direct or indirect interest, without additional compensation; provided that Executive is included on any such entity's directors and officers insurance policy (if any). Executive agrees to observe and comply with the policies, rules and regulations of Image Newco and Image, as adopted by their respective Boards with reference to the performance of Executive's duties and agrees to carry out and perform orders, directions and policies of Image and Image Newco as they may be, from time to time, stated either orally or in writing. For the term of this Agreement, Executive shall report directly to the Chief Executive Officer of Image Newco or, if there is none, the Chairman of the Board of Image Newco, who shall initially be the Chief Executive Officer and President of Image.

     (b) Exclusive Engagement. Executive hereby acknowledges and agrees that the engagement of Executive by Image Newco under this Agreement is exclusive to Image Newco, and he shall not render services to any other entity, whether for compensation or otherwise, without the prior written consent of Image Newco and Image.

     (c) Conduct of Ongoing Business. Executive agrees to use his reasonable best efforts to preserve the goodwill of the Software Division for the benefit of Image Newco and to implement, with respect to Image Newco (including, but not limited to, the business acquired from Seller), the policies of the Boards of Image Newco and Image that are delivered to him in writing (including, if applicable, accounting principles and practices).

     (d)  No Inconsistent Commitments.  Executive represents to
     Image Newco and Image that Executive has no outstanding commitments inconsistent with any of the terms of this Agreement or the Services to be rendered hereunder.

     (e) Locale. Executive shall be assigned to Orange County as his permanent locale, subject to change only by mutual agreement of the parties hereto.

3.   COMPENSATION

     (a)  Base Salary.  During the term of this Agreement, Image
     Newco hereby agrees to pay Executive for Services to be rendered hereunder a base salary ("Base Salary") at the following rates:

Period                                                       Annual Rate
Year ending on the first anniversary of the date hereof $150,000 per year Year ending on the second anniversary of the date hereof $157,500 per year Year ending on the third anniversary of the date hereof $165,375 per year Year ending on the fourth anniversary of the date hereof $173,644 per year Year ending on the fifth anniversary of the date hereof $182,326 per year

     In the event the Term is extended pursuant to Section 1(b), the Base Salary for each such extension shall be (i) the Base Salary for the year ending on the expiration date of the Term prior to the extension plus (ii) an amount equal to five percent (5%) of such Base Salary.

          The Base Salary will be payable in equal biweekly installments or as otherwise provided in accordance with the regular executive officer compensation procedures in effect from time to time for Image and its subsidiaries.

     (b) Annual Bonus Compensation. Subject to Sections 9, 10, and 11(b) below, if Executive remains in the continuous employ of Image Newco through the last day of the applicable Bonus Period (as defined below), Executive shall receive a bonus (each an "Annual Bonus") equal to (i) 0.40% of Image Newco's Net Sales (as defined below) for such Bonus Period and (ii) 5.0% of Image Newco's Pre-Tax Profits (as defined below) for the Bonus Period. Bonus Periods shall coincide with each fiscal year for Image Newco, i.e., April 1, 1999 through March 31, 2000 (each such period beginning on April 1 and ending on the following March 31 being a "Bonus Period"); provided, however, that the initial Bonus Period shall be the date hereof through March 31, 1999. The right to receive any Annual Bonus shall be deemed vested as of the last day of the applicable Bonus Period, and the Annual Bonus (if any) shall be payable on the earliest practicable date following the completion of Image Newco's year-end audit (as conducted by Image's independent certified public accountants) for the fiscal period ended on the last date of the applicable Bonus Period.

     (c) Signing Bonus. On the date hereof, Executive shall be entitled to a one-time signing bonus equal to $1.5 million in cash equivalent.

     (d)  Definitions.

          (i)  "Net Sales" means reported net sales of Image
          Newco less allowances for returns and other appropriate reserves.

          (ii) "Pre-Tax Profits" means the operating income before taxes of Image Newco, but after any extraordinary items, adding back as to loss or expense items or deducting as to income or gain items:

               (A)  capital gains or losses;

               (B) non-operating gains or losses, but including, but not limited to, any insurance settlement net of related capitalized or previously expensed costs;

               (C)  inter-company allocations of corporate
               overhead, including, but not limited to, shipping expenses, shipping supplies and accounting expenses; and

               (D) the accrual or payment of all bonuses based upon Pre-Tax Profits to Executive (Pre-Tax Profits to be reduced by all bonuses/commissions paid or accrued to Image Newco's other employees and officers.

          All financial terms used in these definitions are used herein as used in or applied under GAAP, except as may be specifically otherwise provided in the applicable defined term, in connection with the preparation in the ordinary course of Image Newco's financial statements.

4.   FRINGE BENEFITS

     Image Newco agrees to provide Executive with medical, dental, and life insurance, expense allowances, and vacation time as described below:

     (a) Medical, Dental, Life & Long-Term Disability Insurance. During the Term, Image Newco shall purchase (or, if applicable, maintain) medical, dental, life, and long-term disability insurance for Executive, and shall provide coverage under such medical and dental insurance policies for Executive's direct dependent beneficiaries (e.g., spouse and minor children), on terms generally available to other senior officers of Image Newco and Image, to the extent Executive meets the applicable eligibility requirements of such policies (collectively, "Insurance").

     (b) Business/Travel Expenses. Executive shall be reimbursed in full for all reasonable and actual out-of-pocket business and travel expenses incurred in the performance of Executive's Services, on the same terms applicable to other senior officers of Image Newco and Image; provided, however, that (i) such expenses must satisfy the criteria under the Internal Revenue Code for deductibility by Image Newco for federal income tax purposes as ordinary and necessary business expenses and (ii) Executive shall first present an itemized account of such expenditures together with supporting vouchers in accordance with Image's policies and procedures applicable to senior officers generally.

     (c) Vacation Time. Executive is entitled to four (4) weeks of paid vacation time per Image Newco fiscal year during the Term (with a prorated amount of vacation time for the period from the date hereof to March 31, 1999). Any unused vacation time will continue to accrue throughout the Term and will not be subject to any offset, reduction, or deduction; provided, however, that Executive shall be limited to six (6) weeks of accrued paid vacation time.

     (d) Working and Other Facilities. During the Term, Executive shall be furnished with such working facilities and other services as shall be suitable to Executive's position and adequate for the performance of Executive's duties.

     (e) Stock Options. Executive shall be entitled during the Term of this Agreement to all rights and benefits for which he is otherwise eligible under any stock option plan which Image may provide for him or for senior officers of Image's subsidiaries generally (solely in their capacities as senior officers thereof) or for employees of Image's subsidiaries generally. The vesting and post-termination exercise rights of and under any then outstanding stock options held by Executive upon termination of his employment shall be governed by the applicable terms and conditions thereof.

     (f) Benefit Changes. Image and Image Newco each reserve the right to modify, suspend, or discontinue (whether before or after termination of employment) any and all of the benefits, practices, policies, and programs referenced in this Section 4, without notice to or recourse by Executive, so long as such action is taken generally in respect of senior officers similarly situated and does not single out Executive.

5.   WITHHOLDING

     There shall be deducted from all compensation payable to Executive hereunder, such sums, including, without limitation, social security, income tax withholding and disability and unemployment insurance and other payroll taxes, as Image Newco is by law obligated to deduct.

6.   PROPRIETARY INFORMATION AND CONFIDENTIALITY

     In consideration of the payments to be received hereunder, Executive acknowledges and agrees as follows:

     (a) During the Term of this Agreement, Executive will have access to and become acquainted with various Trade Secrets (as defined below) and other confidential and proprietary information of Image Newco and of Image, including entities in which either of them has or acquires an interest. Except as Executive's duties may require or as Image may otherwise consent to in writing, Executive will not at any time either during or subsequent to the Term hereof, disclose or use to the detriment of Image Newco or Image or for the personal benefit of Executive, either directly or indirectly, any such information, knowledge, or data he receives in confidence or acquires from Image Newco or Image or which relates to the Trade Secrets of Image Newco or Image. For purposes of this Agreement, Trade Secrets ("Trade Secrets") shall include, but not be limited to:

          (i) Financial information, such as Image Newco's or Image's earnings, assets, debts, prices, pricing structure, volume of purchases or sales, or other financial data, whether relating to Image Newco or Image generally, or to particular products, services, geographic areas, or time periods;

          (ii) Supply and service information, such as goods and services, supplier's names or addresses, terms of supply or service contracts, terms of particular transactions, or related information about potential suppliers, to the extent that such information is not generally known to the public and to the extent that the combination of suppliers or use of a particular supplier, though generally known or available, yields advantages to Image Newco or Image, the details of which are not generally known;

          (iii) Marketing information, such as details about ongoing or proposed marketing programs or agreements by or on behalf of Image Newco or Image, sales forecasts, results of marketing efforts, or information about impending transactions;

          (iv) Licensing or distribution information, such as details about ongoing or proposed negotiations or agreements by or on behalf of Image Newco or Image, terms and details of such negotiations or agreements, results of licensing or distribution efforts, or information about impending transactions; and

          (v) Customer information, such as any compilation of past, existing, or prospective customers, customers' proposals or agreements between customers, the status of customers' accounts or credit, or related information about actual or prospective customers.

          Trade Secrets shall not include information or materials (i) that become part of the public domain other than by reason of Executive's breach of this Agreement or negligence, (ii) to the extent required to be disclosed by court order or other legal process, or (iii) that are already known to Executive and generally a matter of public knowledge in the industry.

     (b) All files, records, documents, data information and customer lists are special, valuable and unique assets of Image Newco and Image and are essential to their continued business success, and, under no circumstance during the Term hereof or any time during the five years subsequent thereto, will Executive disclose or use for any purpose, without the prior written consent of Image and Image Newco, any files, records, documents, data, information, customer lists, or any other proprietary information of Image Newco or Image.

     (c) All inventions, designs, improvements, patents, trademarks, tradenames, copyrights, and discoveries conceived by Executive during the Term that are useful in or directly or indirectly related to the business of Image Newco or to any work-in-progress carried on by Image Newco, shall be the property of Image Newco. Executive shall promptly and fully disclose to Image Newco all such inventions, designs, improvements, patents, trademarks, tradenames, copyrights, and discoveries (whether developed individually or with other persons), and shall take all steps necessary and reasonably required to assure Image Newco's ownership thereof, and to assist Image Newco in protecting or defending Image Newco's proprietary rights therein.

     (d)  Any violation of the terms of this Section 6 or of
     Section 7 shall constitute a material breach of this Agreement and shall cause Image Newco and Image immediate and irreparable harm and that the damages that Image Newco and/or Image shall suffer may be difficult or impossible to measure. Therefore, upon any actual or impending violation of this Section 6 or of Section 7, Image Newco or Image, as the case may be, shall be entitled to the issuance of restraining order(s), preliminary injunction(s), and permanent injunction(s), without bond, restraining or enjoining such violation by Executive or any entity or person acting in concert with Executive. Such remedy shall be additional to and not in limitation of any other remedy which may otherwise be available to Image Newco and/or Image.

7.   NON-COMPETITION COVENANTS

     (a) Covered Activities. Executive agrees that, until the later of the fifth anniversary of the date hereof or the expiration of the stated Term, Executive shall not at any time, directly or indirectly, within any of the States of the United States or Provinces of Canada in which Image Newco or Image does business or sells or delivers products:

          (i) own, manage, operate, control, or be connected in any manner with the ownership, management, operation, or control of any person or entity that engages in the same or similar type of business as the business of Image Newco or Image or that engages in a business competitive with such business (a "Competitive Business"), which includes, but is not limited to, acting as a director, officer, agent, employee, consultant, member, partner, or stockholder of a Competitive Business;

          (ii) engage in any activity which is the same as, similar to or in competition with the business of Image
          Newco or Image;

          (iii) interfere with, disrupt, or attempt to disrupt any contractual relationship (whether or not in writing) between Image Newco or Image and any supplier, lessee or employee of Image Newco or Image;

          (iv) render advice to any Competitive Business; or

          (v) otherwise allow his skill, knowledge, or experience to be used in or by any Competitive
          Business.

     (b) Non-Solicitation. Executive agrees that during the Term hereof and for a period of one (1) year after the termination of employment, Executive will not, on behalf of himself of on behalf of any other individual, association or entity, call on any of the customers of Image Newco or of any present affiliate of Image Newco (a "Related Company") for the purpose of soliciting or inducing any of such customers to acquire (or providing to any of such customers) any product or service provided by Image Newco or any Related Company, nor will Executive in any way, directly or indirectly, as agent or otherwise, in any other manner solicit, influence or encourage such customers to take away or to divert or direct their business to Executive or any other person or entity by or with which Executive is employed, associated, affiliated or otherwise related (an "Executive Related Entity").

     (c) No Raiding of Employees. Executive agrees that during the Term hereof and for a period of one (1) year after the termination of Executive's employment, Executive will not, directly or indirectly, disrupt, damage, impair or interfere with Image Newco's business by soliciting, influencing, encouraging or recruiting any employee of Image Newco or any Related Company to work for Executive or any Executive Related Entity.

     (d) Restriction on Use of KC Marks in Competitive Business. Executive agrees that during the Term hereof and for a period of one (1) year after the termination of Executive's employment, Executive will not, directly or indirectly, for his own benefit or as agent for another, use, lend or permit his name (including any derivative thereof) or his reputation to be used by or in connection with any Competitive Business.

     (e)  Investment Exception.  Notwithstanding anything in this
     Section 7 to the contrary, nothing in this Agreement shall limit the right of Executive as a passive investor to hold and make investments not in excess of five percent (5%) of the outstanding securities of any corporation, the securities of which are listed on a nationally recognized securities exchange or traded in a nationally recognized over-the-counter market.

     (f) Termination Exception. Notwithstanding anything to the contrary in this Agreement, (i) if this Agreement is terminated by Image Newco for Cause (as defined in Section
     11) or by Executive, the covenants in this Section 7 shall continue for the periods set forth herein and (ii) if this Agreement is terminated by Image Newco Without Cause (as defined in Section 11), the covenants in this Section 7 shall continue for any period as to which Image Newco is obligated to make (and makes) payments required upon such termination, rather than for the period established herein.

8.   INDEMNIFICATION OF EXECUTIVE; INSURANCE

     Image Newco will, to the extent permitted by California law, indemnify and hold Executive harmless against expenses, including reasonable attorney's fees, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any proceeding arising by reason of Executive's employment by Image Newco hereunder. Image Newco shall advance to Executive any expenses incurred in defending any proceeding to the maximum extent permitted by California law. Image Newco will use its reasonable best efforts to cause Executive to be covered under any Director and Officer liability policy maintained from time to time by Image for which he is eligible under standard provisions and exclusions.

9.   DEATH

     In the event of Executive's death, this Agreement shall terminate on the last day of the calendar month of Executive's death. In such event, Executive's personal representatives, heirs or beneficiaries entitled by will or the laws of descent and distribution shall be entitled to receive only:

     (a)  Base Salary continuation (i) for a period of twelve
     (12) months or (ii) until the expiration of the Term, whichever occurs first;

     (b) a prorated portion of the Annual Bonus, if any, otherwise payable pursuant to Section 3(b), (i) for a period of twelve (12) months or (ii) any partial fiscal year that has occurred prior to the effective date of termination, whichever is greater; and

     (c) dependent insurance continuation for (i) a period of twelve (12) months or (ii) until the expiration of the Term, whichever occurs first, or for any longer period required by COBRA.

10.  PERMANENT DISABILITY/SUSPENSION

     If Executive fails, because of physical or mental illness, incapacity or injury ("disability") to perform Executive's usual duties for a period of longer than 60 consecutive calendar days or shorter periods aggregating 90 weekdays, Image Newco's obligation to pay Base Salary and its other obligations hereunder shall be suspended. If the disability is reasonably determined to be total and permanent by a physician selected by Image Newco and acceptable to Executive (whose agreement shall not be unreasonably withheld) or the suspension because of disability is reasonably anticipated to exceed 180 consecutive days within a 360-day period, Image Newco may terminate this Agreement effective upon 30 days prior written notice to Executive. In such event, Executive shall be entitled to receive:

     (a)  Base Salary reinstatement from the date of suspension
     (i) until six (6) months after the date of termination or
     (ii) until the expiration of the Term, whichever occurs first;

     (b) a prorated portion of the Annual Bonus, if any, otherwise payable pursuant to Section 3(b) for (i) a period of six (6) months or (ii) any partial fiscal year that has occurred prior to the effective date of termination, whichever is greater; and

     (c) Insurance continuation for (i) a period of six (6) months after the date of termination or (ii) until the expiration of the Term, whichever occurs first.

     Disagreement as to the severity, characterization or anticipated duration of a disability or suspension and/or the date the disability/suspension commenced shall be settled by the majority decision of three neutral arbitrators (or licensed physicians, if the parties so agree) - one to be selected by each party to the dispute, the two so appointed to choose the third, and the three so appointed to constitute the board of arbitration. Such board, acting by majority vote within thirty
(30) days after choosing the third arbitrator, shall resolve such disagreement, and their decision shall be final and binding on Executive, Image Newco, and any other person with an interest in the matter.

11.  TERMINATION

     This Agreement may be terminated by Image Newco either for Cause (as defined below) or Without Cause (as defined below) at any time, pursuant to the provisions of this Section 11, effective upon delivery by Image Newco of written notice to Executive.


     (a) Cause. Image Newco may terminate this Agreement for Cause, as provided below. In such event, all of Image Newco's obligations hereunder shall terminate without further liability. Moreover, Executive shall not be entitled to receive any severance, fringe benefits, compensation or other rights hereunder, nor shall Executive be entitled to receive any Bonus Compensation otherwise payable pursuant to Section 3(b) or Section 3(c). For purposes of this Agreement, "Cause" shall include, but is not limited to, Executive's: (i) fraud, dishonesty or breach of fiduciary duty, (ii) willful misconduct or negligence in the performance of Executive's duties hereunder, (iii) willful or negligent violation (including conduct in respect of Executive's supervisory responsibilities) of any law, rule or regulation, (iv) conviction of a felony or misdemeanor (other than minor traffic violations or similar offenses), (v) breach of any material provision of this Agreement or any other material agreement between Executive and Image Newco or Image which is entered into by Executive on, prior to or after the date hereof or (vi) any material breach by Seller of the Asset Purchase Agreement.

     (b) "Without Cause." Notwithstanding anything contained in this Agreement to the contrary, in the event this Agreement is terminated by the Company prior to expiration of the Term for any reason other than pursuant to Sections 9, 10 or 11(a), this Agreement shall be deemed to have been terminated "Without Cause" ("Without Cause"), Executive shall be entitled to receive (except as provided in the next sentence), as and when otherwise payable under this Agreement, the Base Salary and other remaining compensation, rights and benefits described in Sections 3 and 4 through the expiration of the Term (including any extension(s) thereof pursuant to this Agreement), as if this Agreement were in full force and effect. If Image Newco terminates this Agreement Without Cause, the Annual Bonus, as set forth in Section 3(b), if any, shall be payable only for the fiscal year in which the termination occurs and such Annual Bonus shall be payable as and when otherwise payable under
     Section 3(b).

12.  GENERAL PROVISIONS

     (a) Successors and Assigns. This Agreement is binding upon and shall inure to the benefit of Image Newco and any successors in interest (including any successor by merger or person acquiring substantially all of its assets as an entirety ("Asset Sale")). The parties hereto agree that Executive's services are personal to Executive and may not be delegated. Executive shall have no right to sell, transfer or assign this Agreement or any rights or benefits hereunder in any manner whatsoever, except by will or laws of descent and distribution. Upon any merger of Image Newco or Asset Sale or change in control of Image Newco, the surviving entity or successor to the business of Image Newco, if any, shall expressly assume its obligations hereunder.

     (b) Amendment. This Agreement shall not be modified, amended or altered except by an instrument in writing executed by the parties hereto.

     (c) Severability. In the event that one or more of the provisions contained in this Agreement (or any portion of any such provision) shall for any reason be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement (or any portion of any such provision), but this Agreement shall be construed as if such invalid, illegal or unenforceable provision (or portion thereof) had never been contained herein. It is the desire and intent of the parties hereto that the provisions of this Agreement shall be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. If any particular provision or portion of this Agreement shall be adjudicated to be invalid or unenforceable, such adjudication shall apply only with respect to the operation of this Agreement in the particular jurisdiction in which such adjudication is made.

     (d) Waiver. The failure by either party, at any time, to require performance by the other of any of the provisions hereof shall not be deemed a waiver of any kind nor shall it in any way affect such party's rights thereafter to enforce the same.

     (e) Notices. All notices, requests, demands and other communications provided for by this Agreement shall be in writing and shall be deemed to have been given 24 hours after deposit thereof for mailing at any general or branch United States Post Office, enclosed in a registered, express or certified postage pre-paid envelope, or delivered by nationally recognized courier, and addressed as follows:

          If to Image Newco:

               Image Newco, Inc.
               c/o Image Entertainment, Inc.
               9333 Oso Avenue
               Chatsworth, California  91311
               Attn: Martin Greenwald, Chairman

          If to Executive:

               Charles K. Crane, II
               8752 Hudson River Circle
               Fountain Valley, CA 90278

          The parties hereto may designate a different place at which notice shall be given, provided, however, that any such notice of change of address shall be effective only upon receipt or rejection thereof.

     (f) Good Faith. The parties hereto shall perform, fulfill and discharge their duties and obligations hereunder in a reasonable matter in good faith.

     (g) Governing Law. This Agreement and all rights, obligations and liabilities arising hereunder shall be construed and enforced in accordance with the laws of the State of California without regard to conflicts of law doctrines, except to the extent that certain matters are preempted by federal law.

     (h) Attorneys' Fees. In the event it becomes necessary to commence any proceeding or action to enforce the provisions of this Agreement, the court before whom the same shall be tried may award the prevailing party all costs and expenses thereof, including without limitation, reasonable attorneys' fees, the usual, customary and lawfully recoverable court costs, and all other expenses in connection therewith.

     (i) Advice of Counsel. The parties represent and warrant that in executing this Agreement, they have each had the opportunity to obtain independent financial, legal, tax and other appropriate advice, and are not relying upon any other party (or the attorneys or other agents of such other party) for any advice.

     (j) Subject Headings and Defined Terms. Subject headings and choice of defined terms are included for convenience only and shall not be deemed part of this Agreement.

     (k) Cumulative Rights and Remedies. The rights and remedies provided for in this Agreement shall be cumulative;
     resort to one right or remedy shall not preclude resort to another or to any other right or remedy provided for by law or in equity.

     (l) Unique Services; Specific Performance. The parties hereto agree that the services to be rendered by Executive pursuant to this Agreement, the rights and privileges granted to Image Newco pursuant to this Agreement and the rights and privileges granted to Executive by virtue of his position are all of a special, unique, extraordinary and intellectual character, which gives each of them a peculiar value, the loss of which cannot be reasonably or adequately compensated in damages in any action at law, and that a breach by Executive of any of the terms of this Agreement will cause Image Newco severe and irreparable injury and damage. Executive hereby expressly agrees that Image Newco shall be entitled to the remedies of injunction, specific performance and other equitable relief to prevent a breach of this Agreement by Executive. This Section 12(l) shall not be construed as a waiver of any other rights or remedies which Image Newco may have for damages or otherwise.

     (m) No Restrictions on Corporate Authority. The provisions of Section 3 and 9 through 11 shall not be deemed to restrict in any way any rights of the shareholder(s) or the Board of Image Newco, acting in good faith, during the Term of this Agreement to dissolve, reorganize (by merger, Asset Sale, recapitalization, or otherwise) or take any other action or make any other change (fundamental or otherwise) affecting the structure, existence, organization, operations or business of Image Newco, including but not limited to any material acquisition; provided that, in the case of any reorganization, any successor to its business by reorganization assumes Image Newco's obligations hereunder or such obligations are then guaranteed by Image.

     (n) Section 162(m) Deferral. If at the time an Annual Bonus would be payable hereunder Executive is a person whose compensation is subject to limitations on deductibility under Section 162(m) of the Internal Revenue Code and the Annual Bonus would not qualify as performance based compensation thereunder, then (to the extent that the payment would cause Executive's compensation to be non-deductible to Image Newco) the date of payment of the Annual Bonus shall be deferred at the election of Image Newco until the earliest time at which such compensation can be paid and deducted by Image Newco and/or Image for federal income tax purposes, but in no event later than the 76th day after the fiscal year following the fiscal year in which a termination of service occurs.

     (o) Entire Agreement. This Agreement constitutes the entire understanding and agreement between the parties pertaining to the subject matter hereof and supersedes (i) any and all prior and preliminary discussions, (ii) any and all prior written or oral agreements and (iii) any and all contemporaneous written or oral agreements, understandings and/or negotiations between the parties. There are no warranties, representations or other agreements between the parties in connection with the subject matter hereof except as set forth or referred to herein.

     (p) Survival. Sections 6 and 7 and all express post-termination benefit provisions shall survive the termination of this Agreement.

     IN WITNESS WHEREOF, the parties hereto have executed this Employment Agreement as of the date first written above.


                              "Image Newco"

                              IMAGE NEWCO, INC.,
                              a California corporation




                              _____________________________________
                              By:__________________________________
                              Title:_________________________________



                              "Executive"




                               _____________________________________
                               Charles K. Crane, II

                           Schedule A

             Principal Responsibilities of Executive


          Subject to reasonable direction by the Chief Executive Officer and/or the Board of Directors of Image Newco, Executive shall be responsible for all day-to-day operational activities of Image Newco. Executive's areas of responsibility shall include, without limitation:

     1. Personnel (including, without limitation, ensuring that all personnel comply with all laws related to the day-to-day operational activities of Image NewCo);

     2.   Customer Service;

     3.   Marketing;

     4.   Internet Design;

     5.   Product Sales;

     6.   Product Promotions; and

     7.   Daily Accounting Functions.

                        Attachment 1

            [Image Entertainment, Inc. Letterhead]

September 11, 1998


Mr. Charles K. Crane
Ken Crane's Magnavox City, Inc.
4900 W. 147th Street
Hawthorne, CA  90250

          Re:  Charles K. Crane, II / Image Newco, Inc.
               Employment Agreement

Dear Mr. Crane:

     Pursuant to that certain Asset Purchase Agreement, dated as of August 20, 1998, between Ken Crane's Magnavox City, Inc. and Image Newco, Inc. ("Image Newco"), Image Newco has agreed to enter into an employment agreement with Charles K. Crane, II upon the closing of the acquisition (" Ken Crane, Jr.'s Employment Agreement"). Except as discussed below, Ken Crane, Jr.'s Employment Agreement will be substantially in the form attached to the Asset Purchase Agreement as Exhibit J.

     As you are aware, the form of employment agreement for Image Entertainment's executive officers (the "Officers' Employment Agreement") is currently being revised. In particular, the Board of Directors of Image entertainment has decided to rewrite the "Cause" termination provision included in the Officers' Employment Agreement. You have expressed the concern that differences might exist between the definition of "Cause" included in Section 11 of Ken Crane, Jr.'s Employment Agreement and the definition of "Cause" found in the Officers' Employment Agreement. Although the Officers' Employment Agreement has not yet been finalized, I am writing to assure you that, upon approval of the form of the Officers' Employment Agreement by the Chairman of our Compensation Committee of the Board of Directors, the form of Ken Crane, Jr.'s Employment Agreement will be adjusted so that the definition of "Cause" included therein (except as such definition is tailored in subsection (vi) to include a material breach of the Asset Purchase Agreement by Ken Crane's Magnavox City, Inc.) will match the corresponding definition in the Officers' Employment Agreement.

     I very much look forward to working with your son and I sincerely hope that this letter allays any concerns you might have regarding the form of his employment agreement.

Very truly yours,


/s/ Martin W. Greenwald
Martin W. Greenwald
President and Chief Executive Officer

cc:  Charles K. Crane, II
     Buster Donelson
     Michael Lanning, Esq.
     Diana Walker, Esq.

                            EXHIBIT K

                  FORM OF CONSULTING AGREEMENT

                       CONSULTING AGREEMENT


     THIS CONSULTING AGREEMENT (this "Agreement") is entered into as of this ___ day of _________, 1998, by and between IMAGE
NEWCO, INC., a California corporation ("Image Newco"), and
__________ CRANE, an individual ("Consultant").

                            RECITALS

     WHEREAS, Image Newco entered into that certain Asset Purchase Agreement, dated as of _____________, 1998 (the "Asset Purchase Agreement"), with Ken Crane's Magnavox City, Inc. ("Seller"), d/b/a Ken Crane's, a California corporation, pursuant to which Image Newco, a wholly-owned subsidiary of Image Entertainment, Inc. ("Image"), a publicly-held company, acquired substantially all of the assets of Seller used in connection with Seller's business of distributing laserdiscs and digital video discs (the "Software Division");

     WHEREAS, Consultant has served as an [officer and] employee of Seller since ___________________, 19__ and Image Newco desires to obtain the benefit of continued service by Consultant on a consulting basis, and Consultant desires to render services to Image Newco on a consulting basis;

     WHEREAS, the Board of Directors of Image Newco (the "Board") has determined that, because of Consultant's substantial experience and business relationships in connection with the business of Seller, it is in the best interests of Image Newco and its sole stockholder, Image, to secure the services of Consultant and to provide Consultant with the compensation and benefits set forth herein; and

     WHEREAS, pursuant to this Agreement, Consultant will provide general consulting services to Image Newco and Consultant will make additional commitments to preserve Image Newco's goodwill.

     NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, the parties hereto agree as follows:

1.   TERM OF AGREEMENT

     Except as otherwise expressly set forth herein, the term of this Agreement shall be the period commencing on the date hereof and ending on the first anniversary of the date hereof (the
"Consulting Term").

2.   ENGAGEMENT OF CONSULTING SERVICES

     (a) Nature of Services. Image Newco hereby engages Consultant to provide the consulting services set forth herein throughout the Consulting Term, at reasonable times and upon reasonable notice, as an advisor and consultant to Image Newco in matters affecting its business, taking into account Consultant's other business commitments and activities. Consultant's services shall be compatible with Consultant's position as a consultant to Image Newco and shall consist of (i) those services set forth in Schedule A hereto and made a part hereof and (ii) those services that the President and/or Chief Executive Officer of Image Newco may reasonably and lawfully request consistent with Consultant's position (collectively, the "Services"). During the Consulting Term, Consultant shall use his or her reasonable efforts and abilities to promote Image Newco's interests.

     (b) Consulting Fee. In consideration of the Services to be performed during the Consulting Term and provided those Services are performed in accordance with the terms hereof, the Consultant shall be entitled to receive a consulting fee of $250,000. One half of the consulting fee ($125,000) shall be advanced on the date hereof. The remaining portion of the consulting fee ($125,000) shall be paid to Consultant no earlier than January 1, 1999 and no later than January 10, 1999.

     (c) Taxes. Consultant agrees to accept exclusive liability for the payment of all federal and state taxes or contributions for unemployment insurance or old age pensions or annuities or social security payments which are measured by payments to Consultant for the performance of the Services. Consultant agrees fully to defend, indemnify and hold harmless Image Newco from the payment of taxes, interest, penalties or contributions which are required of Image Newco by any government agency at any time as the result of payment of the amounts set forth in this Section 2 or which Image Newco may otherwise be compelled to pay (except to the extent required by law to be withheld and in fact withheld by Image Newco). Consultant further agrees to comply with all valid administrative regulations respecting the assumption of liability for such taxes and contributions.

     (d) Independent Contractor Relationship. This Agreement establishes between Consultant and Image Newco an independent contractor relationship and all the terms and conditions of this Agreement shall be interpreted in light of that relationship. There is no intention to create, by way of this Agreement, an employer-employee relationship with Consultant and Consultant shall not serve as an officer or director of Image Newco. Except where expressly agreed upon in writing by an executive officer of Image Newco (an "Authorized Officer") or authorized by the Board, Consultant shall not have or represent that he/she has general authority to enter into, nor shall he/she enter into, any agreement or obligation on behalf of or in the name of Image Newco or any affiliate or otherwise purport to bind Image Newco or any affiliate.

     (e) Work-Product Owned by Image Newco. All information developed under this Agreement, of whatever type relating to the work performed under this Agreement, shall be the exclusive property of Image Newco. All writings, instruments or other items produced or assembled by Consultant pursuant to this Agreement, shall be the exclusive property of Image Newco.

     (f)  No Inconsistent Commitments.  Consultant represents to
     Image Newco that Consultant has no outstanding commitments inconsistent with any of the terms of this Agreement or the Services to be rendered hereunder.

3.   COMPLIANCE; CONFLICTS

     In rendering the Services hereunder, Consultant shall obtain and maintain all necessary or appropriate licenses, permits and registrations and shall comply with all applicable laws and regulations and policies of Image Newco. Consultant shall not pursue any business opportunities that constitute or may constitute or appear to constitute a conflict of interest or which materially interfere with, delay, jeopardize or otherwise conflict with Consultant's duties under this Agreement, without the prior written consent of the Chief Executive Officer of Image Newco, which consent (in the case of possible or apparent conflicts (as distinguished from actual conflicts)) shall not be unreasonably withheld.

4.   TERMINATION; RECAPTURE OF PAYMENTS

     Consultant's Services hereunder shall be terminated and all of his/her rights to retain consulting fees hereunder in respect of the remaining Consulting Term shall terminate in the event that (a) Consultant is found guilty by a court or regulatory body of having committed fraud or theft against Image Newco or any governmental entity or having committed a felony involving moral turpitude; (b) Consultant, in the reasonable judgment of the Board, compromises trade secrets or other proprietary information of Image Newco and such breach or compromise has a significant adverse effect on Image Newco; (c) Consultant breaches in any material respect the terms of this Agreement and fails to cure such breach within 30 days after written notice from Image Newco;
(d) in the reasonable judgment of the Board, Consultant neglects or willfully fails or refuses to perform material assigned duties and such failure or refusal continues for 30 days after written notice from Image Newco specifying the manner in which he/she has neglected, or willfully failed or refused to perform such duties; or (e) in the reasonable judgment of the Board, Consultant has engaged in gross or willful misconduct that causes substantial and material harm to the business, operations or reputation of Image Newco or a subsidiary or any affiliate.

     If Consultant fails or refuses to perform the Services in the manner specified in Section 3 and fails to cure such breach within 30 days after written notice from Image Newco or Image Newco terminates Consultant pursuant to any of the provisions of this Section 4, Image Newco shall so notify Consultant and, in addition to the other rights and remedies of Image Newco for breach of this Agreement, Image Newco shall be entitled (a) to offset against the amount that is due and payable to Consultant under this Agreement or any other agreement an amount equal to
(i) $250,000 multiplied by x (where x equals 365 days less the number of days before termination) divided by (ii) 365 days (the "Recapture Amount") or (b) if the Recapture Amount exceeds the amount that is due and payable to Consultant, to obtain a refund (a "Refund") of the Recapture Amount, or any portion thereof, from Consultant with respect to payments made to Consultant by Image Newco. If Image Newco is entitled to a Refund of the Recapture Amount, or any portion thereof, pursuant to this
Section 4, Image Newco shall be entitled to recover the costs of obtaining such Refund from Consultant, including, but not limited to, reasonable attorneys' fees.

5.   CONFIDENTIALITY; COOPERATION WITH LEGAL PROCESS; NON-
SOLICITATION

     (a) Confidentiality. Consultant acknowledges that he/she has held a management position within Seller and that, by virtue of having held such position, has had access to and has learned confidential and proprietary information and trade secrets pertaining to the business and operations of the Software Division. Consultant further acknowledges that, as a consultant for Image Newco, Consultant may have access to and learn confidential and proprietary information and trade secrets pertaining to the business and operations of Image Newco and its affiliates. Examples of such proprietary information and trade secrets include, but are not limited to, information as to the Software Division's and/or Image Newco's products, services, systems, software, finances (including prices, costs and revenues), marketing plans, programs, methods of operation, prospective and existing contracts, other business arrangements or business plans, procedures, strategies (including acquisition strategies), customer lists, referral sources, and other information concerning Image Newco's practices and procedures. Consultant represents that he/she has held all such information confidential and will continue to do so and that he/she will not disclose any such information to any other person, except as may be required by law or as may (with the consent of the Chief Executive Officer of Image Newco) be necessary in furtherance of the performance of the Services hereunder. Without limiting the generality of the foregoing, Consultant hereby agrees that he/she will not respond to or in any way participate in or contribute to any public discussion, notice or other publicity concerning or in any way related to proprietary or confidential information concerning the Software Division or Image Newco or its subsidiaries, affiliates, operations, officers or directors, or any matters concerning his/her consulting for Image Newco. Consultant further agrees that any disclosure of any of the information referred to herein or any solicitation in violation of Section 5(c) hereof shall constitute a material breach of this Agreement and, in addition to other remedies available to Image Newco, shall entitle it to reimbursement any payments hereunder consistent with the formula in Section 4.

     (b) Cooperation With Legal Process. The parties agree that no provision of this Section 5 or any other provision of this Agreement shall be construed or interpreted in any way to limit, restrict or preclude either party hereto from cooperating with any governmental agency in the performance of its investigatory or other lawful duties or producing materials or giving testimony pursuant to a court proceeding, or restrict Consultant in the performance of the Services. Consultant agrees that if he/she receives a subpoena or is otherwise required by law to provide information to a governmental entity or other person concerning the activities of the Image Newco or his/her activities in connection with the Image Newco's business, he/she will immediately notify Image Newco of such subpoena or requirement and deliver to Image Newco a copy of such subpoena or other notice, unless such disclosure would in the opinion of a recognized legal expert on such matters, be prohibited by law.

     (c) Non-Solicitation. Consultant agrees that he/she will not solicit any employee of Image Newco or its affiliates for employment or other services for himself/herself or any other entity.

     (d) Nondisclosure of this Agreement. Consultant agrees that he/she will keep the terms, amounts and facts of this Agreement completely confidential and will not hereafter disclose any information concerning this Agreement or the Services to anyone except his/her attorneys or accountants, including, but not limited to, any past, present, or prospective employees of the Software Division or of Image Newco or any of its affiliates, except, in each case, as may be required by law or as permitted in writing by Image Newco or as may be necessary in furtherance of the performance of the Services hereunder.

6.   GENERAL PROVISIONS

     (a) Successors and Assigns. This Agreement is binding upon and shall inure to the benefit of Image Newco and any successors in interest (including any successor by merger or person acquiring substantially all of its assets as an entirety ("Asset Sale")). The parties hereto agree that Consultant's services are personal to Consultant and may not be delegated. Consultant shall have no right to sell, transfer or assign this Agreement or any rights or benefits hereunder in any manner whatsoever, except by will or laws of descent and distribution. Upon any merger, Asset Sale or change in control of Image Newco, the surviving entity or successor to the business of Image Newco, if any, shall expressly assume its obligations hereunder.

     (b) Amendment. This Agreement shall not be modified, amended or altered except by an instrument in writing executed by the parties hereto.

     (c) Severability. In the event that one or more of the provisions contained in this Agreement (or any portion of any such provision) shall for any reason be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement (or any portion of any such provision), but this Agreement shall be construed as if such invalid, illegal or unenforceable provision (or portion thereof) had never been contained herein. It is the desire and intent of the parties hereto that the provisions of this Agreement shall be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. If any particular provision or portion of this Agreement shall be adjudicated to be invalid or unenforceable, such adjudication shall apply only with respect to the operation of this Agreement in the particular jurisdiction in which such adjudication is made.

     (d) Waiver. The failure by either party, at any time, to require performance by the other of any of the provisions hereof shall not be deemed a waiver of any kind nor shall it in any way affect such party's rights thereafter to enforce the same.

     (e) Notices. All notices, requests, demands and other communications provided for by this Agreement shall be in writing and shall be deemed to have been given 24 hours after deposit thereof for mailing at any general or branch United States Post Office, enclosed in a registered, express or certified postage pre-paid envelope, or delivered by nationally recognized courier, and addressed as follows:

          If to Image Newco:

               Image Newco, Inc.
               c/o Image Entertainment, Inc.
               9333 Oso Avenue
               Chatsworth, California  91311
               Attn: Martin Greenwald, Chairman

          If to Consultant:

               [__________] Crane
               c/o Ken Crane's Magnavox City, Inc.
               4900 W. 147th Street
               Hawthorne, CA 90250

          The parties hereto may designate a different place at which notice shall be given, provided, however, that any such notice of change of address shall be effective only upon receipt or rejection thereof.

     (f) Good Faith. The parties hereto shall perform, fulfill and discharge their duties and obligations hereunder in a reasonable matter in good faith.

     (g) Governing Law. This Agreement and all rights, obligations and liabilities arising hereunder shall be construed and enforced in accordance with the laws of the State of California without regard to conflicts of law doctrines, except to the extent that certain matters are preempted by federal law.

     (h) Attorneys' Fees. In the event it becomes necessary to commence any proceeding or action to enforce the provisions of this Agreement, the court before whom the same shall be tried may award the prevailing party all costs and expenses thereof, including without limitation, reasonable attorneys' fees, the usual, customary and lawfully recoverable court costs, and all other expenses in connection therewith.

     (i) Advice of Counsel. The parties represent and warrant that in executing this Agreement, they have each had the opportunity to obtain independent financial, legal, tax and other appropriate advice, and are not relying upon any other party (or the attorneys or other agents of such other party) for any advice.

     (j) Subject Headings and Defined Terms. Subject headings and choice of defined terms are included for convenience only and shall not be deemed part of this Agreement.

     (k) Cumulative Rights and Remedies. The rights and remedies provided for in this Agreement shall be cumulative;
     resort to one right or remedy shall not preclude resort to another or to any other right or remedy provided for by law or in equity.

     (l) Enforceability Representation. Each party to this Agreement represents that this Agreement constitutes the legally valid and binding obligation of such party, enforceable against such party in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors' rights generally (including, without limitation, fraudulent conveyance laws) and by general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or at law.

     (m) Consent Representation. Each party to this Agreement represents that such party is not required to submit any notice, report or other filing to or obtain any consent or approval from any governmental authority or third party under any agreement to which the party is a party or under any law to which it is subject in order to execute, deliver and perform this Agreement as contemplated hereby.

     (n) Construction. Each party has cooperated in the drafting and preparation of this Agreement. Accordingly, this Agreement shall not be construed against any party on the basis that the party was the drafter.

     (o) Counterparts. This Agreement may be executed in counter-parts, and each counterpart, when executed, shall have the efficacy of a signed original. Photostatic copies of signed counterparts may be used in lieu of the originals for any purpose.

     (p) Entire Agreement. This Agreement constitutes the entire agreement between the parties pertaining to the subject matter hereof and supersedes all prior agreements and understandings of the parties in connection therewith.

     (q) Injunctive Relief. Consultant hereby acknowledges and agrees that, because of the unique services and relationships contemplated by Section 3 hereof and for other reasons, any breach of or default under this Agreement will cause damage to Image Newco in an amount difficult to ascertain. Accordingly, in addition to any other relief to which Image Newco may be entitled, Image Newco shall be entitled, without proof of actual damages, to such injunctive relief as may be ordered by any court of competent jurisdiction including, but not limited to, an injunction restraining any violation of Section 5 hereof.

     IN WITNESS WHEREOF, the parties hereto have executed this Consulting Agreement as of the date first written above.

                              "Image Newco"

                              IMAGE NEWCO, INC.,
                              a California corporation



                              ____________________________________
                              Name:_______________________________
                              Title::_____________________________



                              "Consultant"



                              ____________________________________
                              [_____________] Crane

                           Schedule A

                     Services of Consultant


     The Services of Consultant shall include, without limitation, consultation regarding the following aspects of Image
Newco's business and operations:

[Casey Crane:

     1. Sales and marketing of laserdiscs, digital video discs, VHS software and, if applicable, game software ("Software");

     2. Merchandising techniques with respect to Software sales at the retail store level; and

     3. Merchandising techniques with respect to Software sales on the Internet.]

[For Pamela J. Crane:

     1.   Promotional and advertising campaigns;

     2. Merchandising techniques with respect to the sale of laserdiscs, digital video discs, VHS software and, if applicable, game software ("Software") at the retail store level; and

     3. Merchandising techniques with respect to Software sales on the Internet.]

                            EXHIBIT L

               FORM OF OPINION OF BUYER'S COUNSEL

               FORM OF OPINION OF BUYER'S COUNSEL
                        ___________, 1998


Ken Crane's Magnavox City, Inc.
4900 W. 147th Street
Hawthorne, California  90250

Ladies and Gentlemen:

          I am General Counsel of Image NewCo, Inc., a California corporation ("Buyer"), and as such I am delivering this opinion in connection with the acquisition by Buyer of substantially all of the assets of Ken Crane's Magnavox City, Inc., d/b/a Ken Crane's, a California corporation ("Seller") used in connection with Seller's business of distributing laserdiscs and digital video discs, pursuant to that certain Asset Purchase Agreement, dated as of ____________ 1998, between Buyer and Seller (the "Agreement"). This opinion is rendered to you pursuant to
Section 8.3 of the Agreement.

          In my capacity as such counsel, I have examined originals or copies of the Agreement and such corporate records of Buyer, certificates of public officials and of officers of Buyer, and other documents as I have deemed necessary for the purpose of this opinion. I have assumed the genuineness of the signatures (except for those of the officers of Buyer executing the Agreement), the authenticity of all items submitted to me as originals, the conformity with originals of all items submitted to me as copies and the due authority of all persons executing the same. As to material matters of fact, I have, when relevant facts were not independently established, relied upon the statements and certificates furnished to me.

          On the basis of such examination and my consideration of such questions of law as I have deemed relevant in the circumstances, I am of the opinion, subject to the assumptions, qualifications and limitations set forth herein, that:

          1. Buyer has been duly incorporated and is validly existing and in good standing under the laws of California with all necessary corporate power to carry on its business as now being conducted, to enter into the Agreement and to carry out the provisions of the Agreement, and to purchase the Purchased Assets (as defined in the Agreement) and assume the Assumed Liabilities (as defined in the Agreement).

          2. Neither the execution and delivery of the Agreement nor consummation of the transactions contemplated by it will violate the provisions of, or constitute a breach or default whether upon lapse of time and/or the occurrence of any act or event or otherwise under (a) the charter documents or bylaws of Buyer, (b) any Law (as defined in the Agreement) to which Buyer is subject or (c) subject to any consents of its lenders, any Contract (as defined in the Agreement) to which Buyer is a party that is material to the financial condition, results of operations or conduct of the business of Buyer.

          3. The Agreement has been duly authorized by all necessary corporate action on the part of Buyer. The Agreement has been duly executed and delivered by Buyer and constitutes a legally valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, except as limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights, generally. I advise you that the enforceability of the Agreement is subject to the effect of general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or at law.

          In rendering the opinions expressed in Clause 3, I have assumed that the Agreement has been duly authorized, executed and delivered by Seller, that Seller has the requisite power and authority to execute, deliver and perform the Agreement, that the Agreement constitutes the legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms (as so qualified), that Seller has obtained all necessary Approvals (as defined in the Agreement) and Permits (as defined in the Agreement) required to be obtained by Seller in order to consummate the transactions contemplated by the Agreement, that all items submitted as originals are authentic and that all items submitted as copies conform to the originals, and I have not independently verified such assumptions.

          I express no opinion concerning the laws of any jurisdiction other than California.

          This opinion is solely for your benefit in connection with your sale of the Purchased Assets and related transactions and may not be relied upon by, nor may copies be delivered to, any other Person, or used for any other purpose, without my prior written consent.

                         Respectfully submitted,



                         Cheryl Lee, Esq.
                         General Counsel

                            EXHIBIT M

                 FORM OF GUARANTY OF PERFORMANCE

                            GUARANTY


     THIS GUARANTY (this "Guaranty") is made and entered into as of ___________, 1998 by and among Charles K. Crane, an individual, and the Crane Family Trust (the "Trust"), established December 22, 1984 (each a "Guarantor" and, collectively, the "Guarantors"), and Image Newco, Inc., a California corporation ("Buyer"), with reference to the following facts:

                            RECITALS

     WHEREAS, Ken Crane's Magnavox City, Inc., d/b/a Ken Crane's, a California corporation ("Seller"), and Buyer are entering into that certain Asset Purchase Agreement, dated as of even date herewith (the "Asset Purchase Agreement"), pursuant to which Buyer has agreed to acquire substantially all of the operating assets of Seller used in connection with Seller's business of distributing laserdiscs and digital video discs;

     WHEREAS, the Trust, a revocable trust, owns all of the Common Stock of Seller, and Charles K. Crane is the sole settlor and trustee of the Trust;

     WHEREAS, each Guarantor controls, directly or indirectly, Seller and will benefit from the transactions contemplated by the Asset Purchase Agreement; and

     WHEREAS, in consideration of Buyer's entering into the Asset
Purchase Agreement, each Guarantor has agreed, at the request of Seller, to guarantee certain of Seller's obligations under the Asset Purchase Agreement.

     NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants herein contained, the parties hereto agree as follows:

1. Continuing Guaranty. In the event that Seller fails to pay, perform, satisfy or discharge any obligation or liability set forth in the Asset Purchase Agreement, when and as such obligations and liabilities shall become due in accordance with the terms of the Asset Purchase Agreement, including any applicable cure periods (collectively, the "Obligations"), Guarantors, jointly and severally, fully, irrevocably and unconditionally guarantee and promise to cause any Obligation not paid, performed, satisfied or discharged, within 10 days after written notice to either Guarantor, to be paid, performed, satisfied or discharged in accordance with the terms of the Asset Purchase Agreement (except that any Obligation that may be performed, satisfied or discharged only by the taking of an action or actions other than the payment of money shall, to the extent of such action or actions, be paid, performed, satisfied or discharged only to the extent reasonably possible) by Guarantors.

2. Limitations on Guaranty. The indemnity and other payment Obligations of the Guarantors shall be limited, in the aggregate, to $5,000,000; provided, however, that if a Guarantor or Seller shall be found to have committed an intentional misrepresentation, the limitations on indemnification under this
Section 2 shall be ignored.

3. Discharge Only Upon Satisfaction in Full; Reinstatement in Certain Circumstances. Each Guarantor's obligations hereunder shall remain in full force and effect until all Obligations shall have been paid, performed, satisfied and discharged in full. If, at any time, whether before or after the discharge of all Obligations, any payment of any amount paid by or payable by Seller under the Asset Purchase Agreement is rescinded or must be otherwise restored or returned, upon the insolvency, bankruptcy or reorganization of Seller, or otherwise, each Guarantor's obligations hereunder with respect to such payment shall be reinstated as though such payment had been due but not made at such time.

4. Representations and Warranties of Guarantor. Each Guarantor represents, warrants and agrees as follows:

     (a) Guarantor is now and shall continue to be familiar with the prospects, business, operations and financial condition of Seller.

     (b) Guarantor has the full capacity, right, power and authority to enter into this Guaranty. This Guaranty has been duly executed and delivered by Guarantor and is enforceable in accordance with its terms.

     (c) Guarantor is not a party to, subject to or bound by any Law (as defined in the Asset Purchase Agreement), and no Action (as defined in the Asset Purchase Agreement) is pending against Guarantor or, to Guarantor's knowledge, threatened, that would prevent or adversely affect the execution, delivery or performance of this Guaranty by Guarantor.

     (d) Neither the execution and delivery of this Guaranty nor the fulfillment of the terms hereof by Guarantor violates or will violate, or results or will result in, any augmentation or acceleration of rights, benefits or obligations of any party under any Contract (as defined in the Asset Purchase Agreement) to which Guarantor is a party or is bound, or any Order (as defined in the Asset Purchase Agreement) applicable to Guarantor.

5. Transfer of Lease. In connection with the transactions contemplated by the Asset Purchase Agreement, each Guarantor has taken, and will continue to take, all steps necessary to cause Seller to (a) assign to Buyer, effective as of the Closing, all of Seller's interests under the Lease (as defined in the Asset Purchase Agreement), and (b) obtain all Permits (as defined in the Asset Purchase Agreement) and Approvals (as defined in the Asset Purchase Agreement), including third party consents, that may be necessary or that may be reasonably requested by Buyer to complete, evidence or validate the assignment of the Lease to Buyer, without any additional liability or expense to Buyer.

6.   Restrictions on Soliciting Employees.

     (a) To protect Buyer against any efforts by Guarantors to cause employees, sales or other representatives or venturers, partners or members of Buyer ("Covered Persons") to terminate their employment or relationship with Buyer, each Guarantor agrees that (i) in the case of an employee or sales or other representative, for so long as such person is employed or engaged by Buyer; and (ii) in the case of a venture, partnership or other joint business arrangement, until the expiration of any contractual arrangement between Buyer, on the one hand, and the applicable Covered Person, on the other hand, the Securityholder will not directly or indirectly (A) induce any Covered Person to leave or cease doing business with Buyer or to accept any other employment or position, (B) assist any other entity in hiring or doing business with any Covered Person or (C) otherwise interfere with Buyer's relationship (contractual or otherwise) with any Covered Person.


     (b) Guarantors recognize and agree that a breach by either of them of this non-solicitation covenant could cause irreparable harm to Buyer, that Buyer's remedies at law in the event of such breach would be inadequate, and that, accordingly, in the event of such breach a restraining order or injunction or both may be issued against any Guarantor, in addition to any other rights and remedies which are available to Buyer. If this Section 6 is more restrictive than permitted by the Laws (as defined in the Asset Purchase Agreement) of any jurisdiction in which Buyer seeks enforcement hereof, this Section 6 shall be limited to the extent required to permit enforcement under such Laws. If, in any judicial proceeding, a court shall refuse to enforce any of the covenants deemed included in this Section 6 in any place or as to any Covered Person, then the unenforceable covenant shall be deemed eliminated from these provisions for the purpose of those proceedings only to the extent necessary to permit the remaining covenants to be enforced as to other locations or Covered Persons.

7. Incorporation by Reference. The provisions of Section 7.2 [Nondisclosure of Proprietary Data], 7.3 [Tax Cooperation] and
Article IX [Termination of Obligations; Survival] of the Asset Purchase Agreement shall apply mutatis mutandis to the provisions of this Guaranty.

8. Notices. Any notice or other communication hereunder must be given in writing and either (i) delivered in person,
(ii) transmitted by facsimile or (iii) mailed, postage prepaid, as follows:

               a.   If to Guarantors:

                    Mr. Charles K. Crane
                    c/o Ken Crane's Magnavox City, Inc.
                    4900 W. 147th Street
                    Hawthorne, CA 90250
                    Facsimile:  (310) 219-0375

                    and

                    Crane Family Trust
                    10 Caballeros Road
                    Rolling Hills, CA  90274
                    Attn: Charles K. Crane, Trustee

               b.   If to Buyer:

                    Image Newco, Inc.
                    c/o Image Entertainment, Inc.
                    9333 Oso Avenue
                    Chatsworth, CA 91311
                    Attn: Chief Executive Officer
                    Facsimile: (818) 407-9331

or to such other address or to such other Person (as defined in the Asset Purchase Agreement) as a party shall have last designated by such notice to the other parties. Each such notice or other communication shall be effective (i) if given by facsimile, when transmitted to the applicable number so specified in (or pursuant to) this Section 8 and an appropriate answerback is received, (ii) if given by mail, three days after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (iii) if given by any other means, when actually delivered at such address.

9. Governing Law; Jurisdiction. This Guaranty shall be construed and enforced in accordance with the laws of the State of California, without giving effect to the conflict of law provisions thereof. Except as provided in Section 13 below, any and all disputes between the parties which may arise pursuant to this Guaranty will be heard and determined before an appropriate federal or state court located in Los Angeles, California. The parties hereto acknowledge that such court has the jurisdiction to interpret and enforce the provisions of this Guaranty and, except pursuant to Section 13 below, the parties waive any and all objections that they may have as to jurisdiction or venue in any of the above courts.

10. Amendment of Asset Purchase Agreement. Any modification of the Asset Purchase Agreement shall not release Guarantors of any obligation hereunder, except to the extent Guarantors are materially prejudiced thereby. Guarantors specifically agree that their obligations hereunder shall not be released, modified or otherwise affected by any failure or delay on Buyer's part to enforce any of Buyer's rights or remedies under the Asset Purchase Agreement, whether pursuant to the terms thereof, or at law or in equity. Guarantors hereby waive notice of acceptance of this Guaranty, and any right to require Buyer to pursue or exhaust any other remedy Buyer may have against Seller (or any successor or assign) before proceeding against Guarantors.

11. Attorneys' Fees. Should any litigation or arbitration be commenced (including any proceedings in a bankruptcy court) between the parties hereto or their representatives concerning any provision of this Guaranty or the rights and duties of any Person hereunder, solely as between the parties hereto or their successors, the party prevailing in such proceeding as determined by the court or arbitrator will be entitled to the attorneys' fees and expenses of counsel and court costs incurred by reason of such litigation.

12. Complete Agreement. This Guaranty and any documents referred to herein or executed contemporaneously herewith constitute the parties' entire agreement with respect to the subject matter hereof and supersede all agreements, representations, warranties, statements, promises and understandings, whether oral or written, with respect to the subject matter hereof.

13. Arbitration of Disputes. Any controversy, dispute or claim under, arising out of, in connection with or in relation to this Guaranty, including but not limited to the negotiation, execution, interpretation, construction, coverage, scope, performance, non-performance, breach, termination, validity or enforceability of this Guaranty or any alleged fraud in connection therewith, shall be settled, at the request of either Guarantor or Buyer, by arbitration conducted in accordance with the arbitration procedure set forth in Article XII of the Asset Purchase Agreement.

14. Subrogation. So long as Guarantors continue to comply with and perform the terms of this Guaranty and are not otherwise in default of their obligations hereunder, Guarantors shall not be required to withhold, limit or otherwise restrict any rights of subrogation or contribution they may have against Seller or any other party with respect to such obligations.

15. Lien or Security Interest. This Guaranty is not secured and does not create a lien upon or a security interest in any property or assets of either Guarantor or obligate either
Guarantor to grant a security interest to Buyer in any of Guarantors' property or assets.

16. Counterparts. This Guaranty and any amendment hereto or any other agreement (or document) delivered pursuant hereto may be executed in one or more counterparts and by different parties in separate counterparts. All of such counterparts shall constitute one and the same agreement (or other document) and shall become effective (unless otherwise therein provided) when one or more counterparts have been signed by each party and delivered to the other party.

17. Assignment; Successors and Assigns. Neither this Guaranty nor any rights or obligations under it are assignable, except that Buyer may assign its rights under this Guaranty to any Person (as defined in the Asset Purchase Agreement) to whom Buyer may assign its rights under the Asset Purchase Agreement. This Guaranty shall be binding upon, inure to the benefit of and be enforceable by the successors, beneficiaries and permitted assigns of the respective parties.


     IN WITNESS WHEREOF, the parties have executed this Guaranty as of the day and year first written above.

                              "Guarantor"



                              _______________________________
                              Charles K. Crane


                              "Guarantor"

                              CRANE FAMILY TRUST,
                              established December 22, 1984



                              _______________________________
                              Charles K. Crane
                              Trustee


                              "Buyer"

                              IMAGE NEWCO, INC.,
                              a California corporation



                              _______________________________
                              Name:__________________________
                              Title:_________________________

                            EXHIBIT N

                FORM OF NON-COMPETITION AGREEMENT

                    NON-COMPETITION AGREEMENT


          THIS NON-COMPETITION AGREEMENT (this "Agreement") is made and entered into as of __________, 1998 by and among Charles
K. Crane, an individual ("Crane"), the Crane Family Trust, established December 22, 1984 (the "Trust"), and Image Newco,
Inc., a California corporation ("Buyer").


                            RECITALS

     WHEREAS, Ken Crane's Magnavox City, Inc., d/b/a Ken Crane's, a California corporation ("Seller"), and Buyer are entering into that certain Asset Purchase Agreement, dated as of even date herewith (the "Asset Purchase Agreement"), pursuant to which Buyer has agreed to acquire substantially all of the operating assets of Seller used in connection with Seller's business of distributing laserdiscs and digital video discs (the "Software Division"), together with the goodwill thereof;

     WHEREAS, the Trust, a revocable trust, owns all of the Common Stock of Seller, and Crane is the sole settlor and trustee of the Trust;

     WHEREAS, both Crane and the Trust are both, directly or indirectly, shareholders of Seller and will benefit from the transactions contemplated by the Asset Purchase Agreement; and

     WHEREAS, to induce Buyer to enter into the Asset Purchase Agreement and to consummate the transactions contemplated thereby, and to enable Buyer to protect and preserve the value of the Software Division and of the business assets and goodwill of the Software Division over which Buyer gains control upon the consummation of the transactions contemplated by the Asset Purchase Agreement, Crane and the Trust have agreed to enter into this Non-competition Agreement and to provide certain covenants to Buyer for the benefit of Buyer and Buyer's parent corporation, Image Entertainment, Inc. ("Image"), a California corporation.

     NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants herein contained, the parties hereto agree as follows:

     1.   Substance and Scope.

          (a) Restrictions on Competitive Activities. Crane and the Trust agree that until the day before the fifth anniversary of this Agreement, neither of them will directly or indirectly, for their own benefit or as agent for another, carry on or participate in the ownership, management, control or financing of, be employed by, serve as director of, consult for, license or provide know how to, otherwise render services to (as a consultant, independent contractor or otherwise) or allow either of their names or reputations to be used in or by any other present or future business enterprise that competes with Buyer, in activities similar to the Business (as defined below) of the Software Division as of the Closing Date (as defined in the Asset Purchase Agreement) (i) in the counties in which Seller now operates: Los Angeles and Orange and (ii) in the state of California ((i) and (ii), collectively, shall be the "Locations"); provided that nothing contained herein shall limit the right of either Crane or the Trust, as an investor, to hold and make investments in securities of any corporation or limited partnership that is registered on a national securities exchange or admitted to trading privileges thereon or actively traded in a generally recognized over-the-counter market, provided that the aggregate equity interest of both Crane and the Trust therein does not, directly or indirectly, exceed 5% of the outstanding shares or equity interests in such corporation or partnership. The business (the "Business") of the Software Division shall include Seller's business and operations of distributing laserdiscs, digital video discs and any and all other analog or digital formats now or hereafter derived through retail stores, mail order and Internet sales.

          (b) Restrictions on use of KC Marks in Competitive Activities. Crane and the Trust agree that neither of them will, directly or indirectly, for its own benefit or as agent for another Person (as defined in the Asset Purchase Agreement) use the KC Marks (as defined below) in connection with the sale or distribution of Optical Discs (as defined in the Asset Purchase Agreement) through any medium, including retail stores, mail order and Internet sales. The term "KC Marks" shall mean the names and logos and derivations thereof used by Seller in the operation of the Software Division, including, but not limited to, "Ken Crane's", "Ken Crane's Home Entertainment City", "Ken Crane's Laserdisc" and "Ken Crane's Laserdiscs/DVDs".

     2. Reasonableness of Restrictions and Enforceability. Given Crane and the Trust's positions, directly or indirectly, as sole shareholder of Seller and Crane's strong business and community ties significant to the business and growth of Seller and, in particular, the Software Division, Crane and the Trust acknowledge that the restrictions set forth in this Agreement are reasonable both individually and in the aggregate and that the duration, geographic scope, extent and application of each of such restrictions are no greater than is necessary for the protection of the legitimate business interests of Buyer, which include but are not limited to the Software Division's trade secrets and other valuable confidential business information, the Software Division's substantial relationships with prospective or existing customers and suppliers, and the goodwill associated with the Software Division's Business. It is the desire and intent of the parties hereto that the provisions of this Agreement shall be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. If any particular provision or portion of this Agreement shall be adjudicated to be invalid or unenforceable, such adjudication shall apply only with respect to the operation of such provision to that extent and in the particular jurisdiction in which such adjudication is made. Further, in the event that any restriction herein shall be found to be void or unenforceable for its term or scope but would be valid or enforceable if some part or parts thereof were deleted or the period or area of application reduced, each of the parties hereby agrees that the applicable restriction shall apply with such modifications as may be necessary to make it valid and enforceable.

     3.   Miscellaneous Provisions.

          (a) Third Party Beneficiaries. The parties agree and intend that Image and its subsidiaries and other affiliates are and will be express third party beneficiaries of the covenants set forth in this Agreement.

          (b) Construction. Each party has cooperated in the drafting and preparation of this Agreement. Accordingly, this Agreement shall not be construed against any party on the basis that the party was the drafter.

          (c) Counterparts. This Agreement may be executed in counterparts, and each counterpart, when executed, shall have the efficacy of a signed original. Photostatic copies of such signed counterparts may be used in lieu of the originals for any purpose.

          (d) Consent to Jurisdiction. This Agreement and the legal relations between the parties shall be governed by and construed in accordance with the laws of the State of California applicable to contracts made and performed in such State and without regard to conflicts of law doctrines except to the extent that certain matters are preempted by federal law.

          (e) Enforceability Representation. Each party to this Agreement represents that this Agreement constitutes the legally valid and binding obligation of such party, enforceable against such party in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors' rights generally (including, without limitation, fraudulent conveyance laws) and by general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or at law.

          (f) Consents. Neither Crane nor the Trust is required to submit any notice, report or other filing to or obtain any consent or approval from any governmental authority or third party under any agreement to which either Crane or the Trust is a party in order to execute, deliver and perform this Agreement as contemplated hereby.

          (g) Waivers. No waiver of any breach of any term or provision of this Agreement shall be construed to be, or shall be, a waiver of any other breach of this Agreement. No waiver shall be binding unless in writing and signed by the party waiving the breach.

          (h) Cooperation. All parties agree to cooperate fully and to execute any and all supplementary documents and to take all additional actions that may be necessary or appropriate to give full force to the basic terms and intent of this Agreement and which are not inconsistent with its terms.

          (i) Opportunity to Review. Crane and the Trust each represent and agree that each of them has discussed all aspects of this Agreement with an attorney of his/its choice, has carefully read and fully understands all of the provisions of this Agreement and is voluntarily entering into this Agreement.

          (j) Attorney's Fees. In the event of any action by any party arising under or out of, in connection with or in respect of this Agreement, the prevailing party shall be entitled to reasonable costs, expenses and attorneys' fees incurred in such action. Attorney's fees incurred in enforcing any judgment in respect of this Agreement are recoverable as a separate item. The parties intend that the preceding sentence be severable from the other provisions of this Agreement, survive any judgment and, to the maximum extent permitted by law, not be deemed merged into such judgment.

          (k) No Reliance. Each of Crane and the Trust represent and acknowledge that in executing this Agreement, he/it does not rely and has not relied on any representations or statements made by Buyer, or any of Buyer's agents, representatives or attorneys with regard to the subject matter, basis or effect of this Agreement, or otherwise.

          (l) Severable Covenants. The parties hereto intend that the covenants set forth in Sections 1 hereof shall be construed as a series of separate covenants, each consisting of the covenants set forth in Sections 1 for each of the Locations. Except for such Locations, all such separate covenants shall be deemed identical. It is the desire and intent of the parties hereto that the provisions of this Agreement shall be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Without limiting the generality of Section 2 hereof, if any particular provision or portion of this Agreement shall be adjudicated to be invalid or unenforceable, such adjudication shall apply only with respect to the operation of this Agreement in the particular jurisdiction in which such adjudication is made.

          (m) Entire Agreement; Changes. This Agreement constitutes the entire agreement and final understanding between the parties concerning the subject hereof and supersedes any prior negotiations and all agreements whether existing, proposed or otherwise, whether written or oral, concerning the subject hereof. No modification of this Agreement shall be valid unless made in writing and signed by the parties hereto.

          (n) Succession. This Agreement shall inure to the benefit of and shall be binding upon the parties and, as to Buyer and the Trust, their respective successors and permitted assigns, but without the prior written consent of Crane and the Trust this Agreement may not be assigned other than to a transferee of all or a substantial part of the Business and/or its associated goodwill, to a purchaser of more than 10% of the stock of Buyer or to Image or any of its affiliates or subsidiaries. The obligations and duties of each of Crane and the Trust hereunder shall be personal and not assignable.

          (o) Injunctive Relief. Each of Crane and the Trust hereby acknowledge and agree that any breach of or default under this Agreement will cause damage to Buyer and Image in an amount difficult to ascertain. Accordingly, in addition to any other relief to which Buyer may be entitled, Buyer and Image shall be entitled, without proof of actual damages, to such injunctive relief as may be ordered by any court of competent jurisdiction including, but not limited to, an injunction restraining any violation of Section 1 hereof.

          (p)  Independent Agreements and Remedies.  This
     Agreement is in addition to the Asset Purchase Agreement and the parties' rights and remedies under this Agreement and under the Asset Purchase Agreement shall be independent, separate and distinct, but also shall be cumulative.

          (q) Notice. For purposes of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when hand delivered, sent by overnight courier, or mailed by first-class, registered or certified mail, return receipt requested, postage prepaid, or transmitted by telegram, telecopy or telex, addressed as follows:

               a.   If to Crane:

                    Mr. Charles K. Crane
                    c/o Ken Crane's Magnavox City, Inc.
                    4900 W. 147th Street
                    Hawthorne, CA 90250
                    Facsimile:  (310) 219-0375

               b.   If to the Trust:

                    Crane Family Trust
                    10 Caballeros Road
                    Rolling Hills, CA  90274
                    Attn: Charles K. Crane, Trustee

               c.   If to Buyer:

                    Image Newco, Inc.
                    c/o Image Entertainment, Inc.
                    9333 Oso Avenue
                    Chatsworth, CA 91311
                    Attn: Chief Executive Officer
                    Facsimile: (818) 407-9331

                    with a copy (which shall not constitute
                    notice but shall be essential to a valid notice to Buyer):

                    Image Entertainment, Inc.
                    9333 Oso Avenue
                    Chatsworth, CA 91311
                    Attn: Chief Administrative Officer and
                          General Counsel
                    Facsimile: (818) 407-9331

     IN WITNESS WHEREOF, the parties hereto, having first read the same, have set their names hereto as of the date first written above.

                              "Crane"



                              _________________________________
                              Charles K. Crane


                              "The Trust"

                              CRANE FAMILY TRUST,
                              established December 22, 1984



                              _________________________________
                              Charles K. Crane
                              Trustee


                              "Buyer"

                              IMAGE NEWCO, INC.,
                              a California corporation



                              _________________________________
                              Name:____________________________
                              Title:___________________________

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